UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Pendrell Corporation

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On November 14, 2012

Dear Stockholder:

You are cordially invited to attend the 2012 Annual Meeting of Stockholders (the “Annual Meeting”) of Pendrell Corporation, a Delaware corporation (the “Company” or “Pendrell”). The meeting will be held on Wednesday, November 14, 2012, at 10:00 a.m. local time at The Woodmark Hotel, 1200 Carillon Point, Kirkland, WA 98033. At the meeting, stockholders will be asked to:

1.	elect eight (8) directors,

2.	participate in an advisory vote to approve named executive officer compensation,

3.	approve the reincorporation of the Company from Delaware to Washington,

4.	approve the Pendrell Corporation 2012 Equity Incentive Plan,

5.	ratify the selection of the Company’s independent registered public accounting firm, and

6.	conduct any other business properly brought before the meeting.

These items of business are more fully described in the proxy statement that accompanies this notice (this “Notice”).

The record date for the Annual Meeting is September 20, 2012. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

By Order of the Board of Directors

/s/ Robert S. Jaffe

Robert S. Jaffe

Corporate Secretary

Kirkland, Washington

                , 2012

Important Notice Regarding Availability of Proxy Materials for the Stockholder Meeting to Be Held on November 14, 2012. You may access an electronic, searchable copy of the proxy statement and the Annual Report to Stockholders for the year ended December 31, 2011 at: www.RRDEZProxy.com/2012/Pendrell.

PENDRELL CORPORATION

2300 Carillon Point

Kirkland, Washington 98033

PROXY STATEMENT

FOR THE 2012 ANNUAL MEETING OF STOCKHOLDERS

NOVEMBER 14, 2012

QUESTIONS & ANSWERS ABOUT THE ANNUAL MEETING & VOTING

This proxy statement contains information about the 2012 Annual Meeting of Stockholders of Pendrell Corporation (the “Annual Meeting”) to be held at The Woodmark Hotel, 1200 Carillon Point, Kirkland, Washington 98033 on Wednesday, November 14, 2012, commencing at 10:00 a.m. local time.

This proxy statement is furnished in connection with the solicitation of proxies by the board of directors of Pendrell Corporation (which is also referred to as Pendrell, the Company, we, us or our in this proxy statement), for use at the Annual Meeting and any adjournment of that meeting.

These proxy solicitation materials and Pendrell’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 are being mailed to all stockholders entitled to vote at the Annual Meeting on or about                 , 2012.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on September 20, 2012 (the “Record Date”) will be entitled to notice of and to vote at the Annual Meeting. On the Record Date, there were 206,882,958 shares of Class A common stock outstanding and entitled to vote (one vote per share) and 53,660,000 shares of Class B common stock outstanding and entitled to vote (ten votes per share).

Stockholders of Record: Shares Registered in Your Name

If on the Record Date your shares were registered directly in your name with Pendrell’s transfer agent, Computershare Shareowner Services LLC, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on the Record Date your shares were held not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization (your “Broker”), then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by your Broker. As a beneficial owner, you have the right to direct your Broker regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, because you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy from your Broker.

What am I voting on?

There are five proposals scheduled for a vote:

•	A proposal to elect eight directors;

•	A proposal to approve named executive officer compensation on an advisory basis;

•	A proposal to approve the reincorporation of the Company from Delaware to Washington;

•	A proposal to approve the Pendrell Corporation 2012 Equity Incentive Plan; and

•	A proposal to ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal 2012.

How do I vote?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote (i) in person at the Annual Meeting, (ii) by proxy using the enclosed proxy card, (iii) by proxy over the telephone, or (iv) by proxy on the Internet. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting to revoke your proxy and vote in person even if you previously voted by proxy.

•	To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

•

To vote using the proxy card, complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

•

To vote over the telephone, dial toll-free 1-866-540-5760 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from your enclosed proxy card. Your vote must be received by 11:59 PM Eastern Time on November 13, 2012, the day prior to the Annual Meeting, to be counted.

•

To vote on the Internet, go to http://www.proxyvoting.com/pendrell to complete an electronic proxy card. You will be asked to provide the company number and control number from your enclosed proxy card. Your vote must be received by 11:59 PM Eastern Time on November 13, 2012, the day prior to the Annual Meeting, to be counted.

Beneficial Owner: Shares Registered in the Name of Broker

If you are a beneficial owner of shares registered in the name of your Broker, you received these proxy materials from your Broker rather than from Pendrell. To vote by proxy, you must complete and return to your Broker the voting instruction form, as directed by your Broker, to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your Broker. To vote in person at the Annual Meeting, you must obtain a valid proxy from your Broker. You may contact your Broker to request a proxy form.

How many votes do I have?

On each proposal to be voted upon, you will have one vote for each share of Class A common stock you own as of the Record Date and ten votes for each share of Class B common stock you own as of the Record Date.

What are “Broker non-votes”?

A broker non-vote generally occurs when a broker, who holds shares for the account of a customer with beneficial ownership of the shares, has not received voting instructions from such customer. If your shares are held by your Broker as your nominee (that is, in “street name”) and you do not provide instructions to your Broker, your Broker can vote your shares with respect to the ratification of the Company’s independent registered public accounting firm, which is a “discretionary” item, but not with respect to any of the other four proposals presented at the Annual Meeting, all of which are “non-discretionary” items.

Who is paying for this proxy solicitation?

The Company will pay for the entire cost of soliciting proxies. Our directors, officers and employees may solicit proxies, either personally or by telephone, facsimile or written or electronic mail, but will not be paid any additional compensation for soliciting proxies. The Company also reimburses Brokers for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares are registered in more than one name or are registered in different accounts. Please sign and return all proxy cards or voting instruction forms you receive to ensure that all of the shares you hold are voted.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

•	You may submit another properly completed proxy card with a later date.

•	You may send a timely written notice that you are revoking your proxy to the Company’s Corporate Secretary at 2300 Carillon Point, Kirkland, Washington 98033.

•	You may attend the Annual Meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

If your shares are held by your Broker, you must follow the instructions provided by your Broker in order to revoke your proxy.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count votes as follows: (i) “For” and “Withhold” with respect to the election of directors; (ii) “For,” “Against,” and “Abstain” with respect to the advisory (non-binding) resolution on executive compensation; (iii) “For,” “Against,” and “Abstain” with respect to the proposal to approve the reincorporation of the Company from Delaware to Washington; (iv) “For,” “Against,” and “Abstain” with respect to the proposal to approve the Pendrell Corporation 2012 Equity Incentive Plan; and (iv) “For,” “Against,” and “Abstain” with respect to the ratification of the Company’s independent registered public accounting firm. Abstentions will be counted towards the vote total for each proposal and will have the same effect as “Against” votes. Broker non-votes will have the effect of a vote “Against” the proposal to approve the reincorporation of the Company from Delaware to Washington, but will have no effect and will not be counted towards the vote total for any other proposal. Withholds have no effect and will not be counted toward the vote total for any proposal.

What if I return a proxy card but do not make specific choices?

If you are a stockholder of record and you return a signed and dated proxy card without marking any voting selections, your shares will be voted “For” the election of all eight nominees for director, “For” the advisory (non-binding) resolution on executive compensation, “For” the approval of the reincorporation of the Company from Delaware to Washington, “For” the approval of the Pendrell Corporation 2012 Equity Incentive Plan, and “For” the ratification of the selection of our independent registered public accounting firm. If any other matter is properly presented at the meeting, your proxy holder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

How many votes are needed to approve each proposal?

Assuming that a quorum is present at the meeting, the following votes are required under our governing documents and Delaware state law to approve each proposal:

Proposal	Vote Required	Effect of Abstentions, Withheld Votes and Broker Non-Votes on Vote Required
Proposal 1 — Election of directors	Plurality, or the largest number, of the votes cast	Withheld votes and Broker non-votes will have no effect on the election of directors; only votes cast “for” a director will affect the outcome of the vote for the election of directors.

Proposal 2 — Advisory vote to approve named executive officer compensation*	Approval of the majority of votes cast	Abstentions will have the effect of a vote “against” the proposal. Any Broker non-votes will be counted as present for purposes of determining the presence of a quorum but will not have any effect on the outcome of the proposal.

Proposal 3 — Approval of the reincorporation of the Company from Delaware to Washington	Approval of the majority of shares entitled to vote	Abstentions and Broker non-votes will have the effect of a vote “against” the proposal.

Proposal 4 — Approval of the 2012 Equity Incentive Plan	Approval of the majority of votes cast	Abstentions will have the effect of a vote “against” the proposal. Any Broker non-votes will be counted as present for purposes of determining the presence of a quorum but will not have any effect on the outcome of the proposal.

Proposal 5 — Ratification of selection of our independent registered public accounting firm	Approval of the majority of votes cast	Abstentions will have the effect of a vote “against” the proposal. If your Broker holds shares in your name, the Broker, in the absence of voting instructions from you, is entitled to vote your shares on this proposal.

*	This vote is advisory and not binding on the Company, the Company’s Board of Directors (the “Board”) or the Compensation Committee of the Board (the “Compensation Committee”). However, the Board and the Compensation Committee will review the voting results and take them into consideration when making future decisions regarding the compensation of our named executive officers (who are identified in the “Summary Compensation” table below).

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding shares representing a majority of the combined voting power of the outstanding Class A common stock and Class B common stock are present at the meeting in person or represented by proxy. On the Record Date, there were 206,882,958 shares of Class A common stock (one vote per share) outstanding and 53,660,000 shares of Class B common stock (ten votes per share) outstanding, representing an aggregate of 743,482,958 potential votes, thereby requiring holders of shares representing 371,741,480 votes to be present in person or by proxy to have a quorum. Abstentions and broker non-votes are considered as shares present at the Annual Meeting for the purpose of determining a quorum.

If there is no quorum, the Chairman of the meeting may adjourn the meeting to another date or time.

Householding

The SEC has adopted rules that permit companies and intermediaries (e.g., Brokers) to satisfy the delivery requirements for the annual report to stockholders and proxy statement with respect to two or more stockholders sharing the same address by delivering a single annual report to stockholders and proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of Brokers with account holders who are Pendrell’s stockholders will be “householding” our proxy materials. A single annual report to stockholders and proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your Broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate annual report to stockholders and proxy statement, please notify your Broker. Upon written or oral request, we will promptly deliver a separate copy of the annual report to stockholders and proxy statement to a stockholder at a shared address to which a single copy of the documents was delivered. Direct your written request to Pendrell Corporation, 2300 Carillon Point, Kirkland, Washington 98033, Attn: Corporate Secretary. Stockholders who currently receive multiple copies of the proxy statement at their addresses and would like to request “householding” of their communications should contact their Brokers.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K to be filed with the U.S. Securities and Exchange Commission (“SEC”) within four business days after the conclusion of the meeting, or any postponement or adjournment of the meeting.

VOTING SECURITIES AND PRINCIPAL HOLDERS

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information, as of September 20, 2012, as to shares of common stock beneficially owned by: (i) each person who is known by us to own beneficially more than five percent of either our Class A common stock or Class B common stock, (ii) each of our directors, (iii) each of our 2011 named executive officers and (iv) all of our directors and executive officers as a group. The information provided in the table is based on our records, information filed with the SEC and information furnished by the respective individuals or entities, as the case may be.

Applicable percentage ownership is based on 206,882,958 shares of Class A common stock and 53,660,000 shares of Class B common stock outstanding at September 20, 2012.

In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of common stock that a person has the right to acquire within 60 days of September 20, 2012. See footnote 7 for a description of these rights. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

	Shares Beneficially Owned(1)
	Class A Common Stock		Class B Common Stock
Name and Address of Beneficial Owner(2)	Number of Shares Beneficially Owned(7)	Percent of Class	Number of Shares Beneficially Owned	Percent of Class	% Total Voting Power(3)
5% Stockholders
Eagle River Satellite Holdings, LLC and affiliates(4)	43,968,412	20.9%	44,360,000	82.7%	65.3%
James D. Dondero, Highland Capital Management, L.P., and affiliates(5)	52,679,362	25.5%	—	—	7.1%
Mente, L.L.C.(6)	1,912,080	*	9,300,000	17.3%	12.8%

Named Executive Officers
Benjamin G. Wolff	3,670,454	1.8%	—	—	*
Thomas J. Neary	187,500	*	—	—	*
Timothy P. Leybold	—	—	—	—	*
R. Gerard Salemme	2,099,875	1.0%	—	—	*
Joseph K. Siino	2,074,666	1.0%	—	—	*
Timothy M. Dozois	202,500	*	—	—	*

Directors (other than Mr. Wolff and Mr. Salemme indicated above)
Richard P. Emerson	178,675	*	—	—	*
Richard P. Fox	211,027	*	—	—	*
Nicolas Kauser	179,690	*	—	—	*
Craig O. McCaw(8)	44,336,821	21.1%	44,360,000	82.7%	65.3%
Stuart M. Sloan	170,530	*	—	—	*
H. Brian Thompson	386,867	*	—	—	*
All directors and executive officers as a group (11 persons)	53,496,105	25.0%	44,360,000	82.7%	66.2%

*	Less than one percent of the outstanding Class A or Class B common stock, respectively.
(1)

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named have sole voting and investment power with respect to all shares of common stock that they beneficially own. Holders of restricted shares have sole voting power, irrespective of whether the restricted shares have vested. See the “Outstanding Equity Awards at 2011 Fiscal Year-End” table for information on outstanding restricted stock awards that remain subject to vesting and forfeiture restrictions.

(2)	Unless otherwise indicated, the address of each beneficial owner indicated is c/o Pendrell Corporation, 2300 Carillon Point, Kirkland, Washington 98033.
(3)	Percentage total voting power represents voting power with respect to all shares of our Class A common stock and Class B common stock, as a single class. Each holder of Class B common stock is entitled to ten votes per share of Class B common stock and each holder of Class A common stock is entitled to one vote per share of Class A common stock on all matters submitted to our stockholders for a vote. The Class A common stock and Class B common stock vote together as a single class on all matters submitted to a vote of our stockholders, except as may otherwise be required by law. The Class B common stock is convertible at any time by the holder into shares of Class A common stock on a share-for-share basis.
(4)	Includes the 20,696,037 shares of Class A common stock beneficially owned by Eagle River Satellite Holdings, LLC; 2,339,724 shares of Class A common stock held by Eagle River, Inc.; 17,932,651 shares of Class A common stock held by Eagle River Partners, LLC; and 3,000,000 shares of Class A common stock that may be acquired upon exercise of a warrant, as described in footnote 7 below. Mr. McCaw is the sole manager and beneficial member of Eagle River Investments, LLC, which is the controlling member of Eagle River Satellite Holdings, LLC, the controlling shareholder of Eagle River, Inc. and the manager and voting member of Eagle River Partners, LLC. The address for Eagle River is 3000 Carillon Point, Kirkland, Washington 98033.
(5)	Information based on Schedule 13D/A filed with the SEC on September 1, 2010 by Highland Capital Management, L.P. (“Highland Capital”) and Forms 4 filed with the SEC by Highland Capital prior to September 20, 2012 and by James Dondero on March 22, 2010. Includes shares of Class A common stock beneficially owned and/or held by or for the account of James D. Dondero, (including through family trusts), Highland Capital, and Strand Advisors, Inc. Highland Capital serves as an investment adviser to, and manages investment and trading accounts of, other persons and may be deemed, through investment advisory contracts or otherwise, to beneficially own securities owned by other persons. Strand Advisors is the general partner of Highland Capital and may be deemed to beneficially own securities owned by Highland Capital. Mr. Dondero is the President and a director of Strand Advisors and may be deemed to beneficially own securities owned by Strand Advisors. Mr. Dondero, Highland Capital and Strand Advisors disclaim beneficial ownership of the securities covered on the Schedule 13D/A filed with the SEC on September 1, 2010, except to the extent of any pecuniary interest therein. The address of Mr. Dondero and Highland is Two Galleria Tower, 13455 Noel Road, Suite 800, Dallas, Texas 75240.
(6)	Based on its Schedule 13G/A filed with the SEC on February 14, 2011, wherein Mente, L.L.C. reported all common stock held may be deemed to be beneficially owned by William H. Gates, III as the sole member of Mente, L.L.C. The address of Mente, L.L.C. is 2365 Carillon Point, Kirkland, Washington 98033.

(7)	The number of shares of Class A common stock beneficially owned by our named executive officers and directors includes (i) shares issuable upon the exercise of outstanding options held by such individuals that are exercisable within 60 days of September 20, 2012, and (ii) shares issuable to certain directors as compensation for services in the third quarter of 2012, as set forth in the table below. Grants of restricted stock that are conditioned upon stockholder approval of the Pendrell Corporation 2012 Equity Incentive Plan are not included.

Name	Options Exercisable	Shares Issuable as Director Compensation
Mr. Wolff	1,335,500	—
Mr. Neary	37,500	—
Mr. Salemme	1,070,000	—
Mr. Siino	354,166	—
Mr. Dozois	52,500	—
Mr. McCaw	277,500	—
Mr. Kauser	172,500	7,190
Mr. Thompson	357,500	8,628
Mr. Emerson	135,000	12,831
Mr. Fox	172,500	17,256
Mr. Sloan	122,500	14,601
All directors and executive officers as a group	4,034,166	60,506

The number of shares beneficially owned by Eagle River Investments, LLC includes 3,000,000 shares of Class A common stock that it may acquire upon exercise of a warrant at an exercise price of $0.01 per share, which expires on December 12, 2012.

(8)	Includes (i) 90,909 shares of Class A common stock held directly by Mr. McCaw and (ii) 43,968,412 shares of Class A common stock and 44,360,000 shares of Class B common stock beneficially owned by Eagle River Satellite Holdings, LLC and its affiliates. See footnote 4 above. Mr. McCaw is the sole manager and beneficial member of Eagle River Investments, LLC, which is the controlling member of Eagle River Satellite Holdings, LLC, the controlling shareholder of Eagle River, Inc. and the manager and voting member of Eagle River Partners, LLC.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers, directors and ten percent stockholders to file reports of ownership and changes in ownership with the SEC. The same persons are required to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of such forms furnished to us during the most recent fiscal year, we believe that all of our executive officers, directors and ten percent stockholders complied with the applicable filing requirements.

PROPOSAL 1

ELECTION OF DIRECTORS

Nominees

Our Board proposes the election of eight directors of the Company, each to serve until the next annual meeting of stockholders or until his successor is duly elected and qualified. All nominees have been recommended by our Nominating and Governance Committee for nomination by our Board of Directors as candidates for election as directors at the Annual Meeting, and all are currently serving as directors of the Company. All nominees were elected by the stockholders at the 2011 annual meeting of stockholders.

Each person nominated for election as a director has agreed to serve if elected, and management has no reason to believe that any nominee will be unavailable to serve. However, if any nominee is unable or declines to serve as director at the time of the Annual Meeting, proxies will be voted for any nominee designated by the Board to fill the vacancy. Unless otherwise instructed, the proxy holders will vote the proxies received by them “FOR” the nominees named below.

Information Regarding the Nominees

The name and certain background information regarding each of our directors, as of the Record Date, are set forth below. There are no family relationships among directors or executive officers of Pendrell. In addition to the information presented below regarding each director’s specific experience, qualifications, attributes and skills that led the Board of Directors to conclude that he is qualified to serve as a director of the Company, each of our directors has demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment to Pendrell and our Board of Directors as demonstrated by his past service.

Name	Age	Position Held with the Company
Richard P. Emerson	50	Director
Richard P. Fox	65	Director
Nicolas Kauser	72	Director
Craig O. McCaw	63	Chairman of the Board of Directors
R. Gerard Salemme	58	Chief Strategy Officer and Executive Vice President; Director
Stuart M. Sloan	68	Director
H. Brian Thompson	73	Director
Benjamin G. Wolff	43	President, Chief Executive Officer and Director

Richard P. Emerson

Became Director: October 2010

Mr. Emerson has spent his entire career in investment banking and corporate finance. Most recently, from 2004 through 2008, he was Senior Managing Director of Evercore Partners Inc., a public investment banking advisory firm. From 2000 through 2003, Mr. Emerson served as Senior Vice President for Microsoft Corporation, a leading provider of software and technology solutions, reporting directly to the Chief Executive Officer and serving on the executive leadership team, with responsibility for all acquisitions, investments and corporate strategy. Mr. Emerson joined Microsoft from investment bank Lazard Ltd., where as a Senior Managing Director, he advised telecom and technology clients on significant mergers, acquisitions and related financial transactions from 1994 to 2000. Prior to Lazard, Mr. Emerson held senior roles with The Blackstone Group and Morgan Stanley Smith Barney, both of which are financial services companies. Mr. Emerson previously served on the board of directors of Clearwire Corporation, a leading provider of wireless broadband services (“Clearwire”), from 2003 through 2008, where he also served on the Audit Committee.

Qualifications and Skills: With a career dedicated to corporate finance and mergers and acquisitions, Mr. Emerson is well suited to assist the Company with future financing and investment opportunities. In addition, in his role as a former member of the Audit Committee for Clearwire and the Board of Trustees of California Academy of Science, he provides oversight and review of financial policy and reporting of the type required of the Company’s Audit Committee. As such, the Board of Directors has appointed Mr. Emerson to serve as a member of its Audit Committee.

Richard P. Fox

Became Director: October 2010

Since 2001, Mr. Fox has been an independent consultant with both public and private companies, and he specializes in financial reporting. For more than 28 years, Mr. Fox served in various roles with Ernst & Young, a major international accounting firm, including partner-in-charge of the audit department in Seattle from 1989 through 1995, and managing partner of Ernst & Young’s Seattle office from 1995 to 1997. Thereafter, he served as Senior Vice President of PACCAR, Incorporated, a manufacturer of premium commercial vehicles, with responsibility for the accounting, treasury, and information systems functions. In 1998, he joined Wall Data, Incorporated, a developer of enterprise software products and associated application tools, as its Chief Financial Officer and director, where he initiated a study of strategic alternatives that led to the sale of the company in early 2000. Following the sale of Wall Data, Mr. Fox became President and Chief Operating Officer of CyberSafe Corporation, a global security software provider, a role that he held until launching an independent consulting practice in late 2001. Mr. Fox also served on the boards of directors and audit committees for Shurgard Storage Centers, Inc., a self-storage company, from 2004 to 2006, aQuantive Inc., a digital marketing service and technology company, from 2003 to 2007 and Orbitz Worldwide, Inc., a leading online travel company, from March 2008 to April 2011. In August 2012, Mr. Fox joined the board of directors of Acxiom Corporation, a marketing services and technology company, and he continues to serve on the boards of directors and audit committees of Flow International Corporation, a manufacturer of ultrahigh-pressure waterjet technology, and various private companies.

Qualifications and Skills: With more than 40 years of experience reviewing, auditing and implementing financial systems and financing structures, Mr. Fox has the experience to assist the Company with its financial planning and future investment opportunities. Moreover, his experience with financial reporting systems and accounting functions qualifies him as an “audit committee financial expert,” as defined in the applicable rules of the SEC and applicable NASDAQ listing standards. As such, the Board of Directors has appointed Mr. Fox to serve as chair of the Audit Committee. The Board of Directors has also appointed Mr. Fox to serve as a member of the Compensation Committee.

Nicolas Kauser

Became Director: December 2008 (also served from May 2000 through May 2004)

Mr. Kauser has spent over 40 years in the communications industry, including as President of Clearwire International LLC, Chief Technology Officer of Clearwire, Executive Vice President and Chief Technology Officer for AT&T Wireless Services, Inc. (formerly McCaw Cellular Communications, Inc.) and Senior Vice President of Operations and Vice President of Engineering of Cantel, Inc. He also spent 20 years in Venezuela where he first worked for the National Telephone Co. and subsequently co-founded two companies in the communications industry. Mr. Kauser has served on the Board of Directors of TriQuint Semiconductor, Inc., a provider of radio frequency solutions and technology, since 1999, where he also chairs the Nominating and Governance Committee and serves on the Audit Committee. In 1998, Mr. Kauser received the prestigious Gold Prize awarded by The Carnegie Mellon Institute and American Management Systems for excellence in the application of information technology. In recognition of his contributions to the communications industry, Mr. Kauser was inducted to the Wireless Hall of Fame in October 2011.

Qualifications and Skills: Mr. Kauser was a director with Pendrell from 2000 to 2004 and is familiar with our operations and history. He has been involved in the technology industry for many years and has particular experience with communications companies. In addition, Mr. Kauser’s experience as a senior officer at Clearwire and AT&T provides him with the management experience to assist in the oversight of our operations and strategic objectives. He has served on the boards of directors of a number of companies, including TriQuint Semiconductor, Inc. and various private companies. As such, the Board of Directors has appointed Mr. Kauser to serve as Chair of the Nominating and Governance Committee.

Craig O. McCaw

Became Director: May 2000; Chairman of the Board since June 2011 (also served as Chairman from 2000 until 2009)

Since 1993, Mr. McCaw has been Chairman, Chief Executive Officer, and the beneficial member of the Eagle River group of investment companies which focus on strategic investments in the telecommunications industry. Mr. McCaw served as a director and Chairman of DBSD North America, Inc., a satellite communications company, from 2005 to 2008. Mr. McCaw founded Clearwire in 2003 and served as its Chairman of the board of directors from 2003 to December 2010. Mr. McCaw was a director of Nextel Communications, Inc., a wireless service provider that was acquired by Sprint Corporation in 2005, from 1995 until 2003, and a director of XO Communications, Inc., a communications network services provider formerly known as NEXTLINK Communications, Inc. (“XO”), from 1997 until 2002. From 1994 to 1997, he was also XO’s Chief Executive Officer. From 1974 to 1994, Mr. McCaw served as Chairman and Chief Executive Officer of McCaw Cellular Communications, Inc., which he built into the nation’s leading provider of cellular services in more than 100 U.S. cities, until the company was sold to AT&T in 1994.

Qualifications and Skills: Mr. McCaw brings to our Board of Directors demonstrated leadership skills and operating experience, including those acquired during more than 30 years of serving as a senior executive and director of Clearwire, XO, Nextel and McCaw Cellular Communications. As a former director of public and private companies in the telecommunications industry, Mr. McCaw also brings to the Company broad-based business experience and financial acumen.

R. Gerard Salemme

Became Director: June 2010 (also served from May 2002 through December 2008)

Mr. Salemme has served as our Chief Strategy Officer and Executive Vice President since March 2011. Mr. Salemme has 30 years of experience in business and government, having served as a senior leader for strategy and business development for public corporations and private investment firms. As an executive with Craig McCaw from 1997 until July 2011 in Eagle River, a private investment firm, Mr. Salemme was a founding shareholder of Clearwire and a senior executive at XO. At Clearwire, Mr. Salemme was an Executive Vice President responsible for transactions valued at over $10 billion that resulted in Clearwire becoming the largest holder of spectrum in the United States and a leader in the wireless broadband industry. Prior to his work with Clearwire, Mr. Salemme served as an executive at AT&T and McCaw Cellular Communications. He also held the position of Senior Telecommunications Policy Analyst for the U.S. House of Representatives Subcommittee on Telecommunications and Finance (1987-1991) and served as Chief of Staff to Congressman Ed Markey of Massachusetts (1976-1984). From 1982-1984, he taught Economics at the University of Massachusetts, Salem and held key management positions in national political campaigns.

Qualifications and Skills: Mr. Salemme brings to our Board of Directors significant experience in business and government, including experience gained as a senior executive officer with Clearwire, XO and AT&T, which provides him with the management experience to assist in the oversight of our operations and strategic objectives. He is familiar with our operations and history, having served on our Board of Directors from 2002 to 2008. He has also served on the boards of directors of a number of private companies.

Stuart M. Sloan

Became Director: October 2010

Since 1994, Mr. Sloan has been a principal of Sloan Capital Companies LLC, a private investment company that serves as general partner in the redevelopment of University Village, a nationally recognized regional center for upscale shopping in Seattle, Washington. From 1986 through 1999, Mr. Sloan was an owner and executive officer of Quality Food Centers, Inc., a grocery retailer (“QFC”), which was acquired by The Fred Meyer Co. in 1997. Prior to QFC, from 1967 until 1984, Mr. Sloan owned in part and operated Schuck’s Auto Supply, Inc., a retail provider of automotive maintenance and repair products that was sold to Pay ‘n Save Corp in 1984. Mr. Sloan currently serves as a director of Anixter International, Inc., a global distributor of communications and security products, electrical and electronic wire and cable, fasteners and other small parts. From 2003 until March 2011, Mr. Sloan served as a director of J. Crew Group, Inc., an apparel retailer. He also serves on the board of directors of The Ohio State University Medical Center and is active, both personally and through his private foundation, in numerous civic, cultural, educational and other philanthropic activities.

Qualifications and Skills: Mr. Sloan’s extensive management experience, along with his service on numerous boards of directors, provides him with the experience to assist in the oversight of our operations and strategic objectives. For this reason, the Board of Directors has appointed Mr. Sloan to serve as a member of the Nominating and Governance Committee. His direct involvement, over the span of decades, with management, personnel management and employee incentives makes him particularly well suited to assist with compensation issues and other human resource matters. As such, the Board of Directors has appointed Mr. Sloan to serve as a member of the Compensation Committee.

H. Brian Thompson

Became Director: May 2007

Since 2006, Mr. Thompson has been Executive Chairman of Global Telecom & Technology, a global telecommunications carrier and network integrator. Mr. Thompson continues to head his own private equity investment and advisory firm, Universal Telecommunications, Inc. From 2002 to 2007, Mr. Thompson was Chairman of Comsat International, one of the largest independent telecommunications operators serving all of Latin America. Mr. Thompson was Chairman and Chief Executive Officer of LCI International, Inc. a telecommunications company, from 1991 until its merger with Qwest Communications International Inc. in June 1998. Mr. Thompson became Vice Chairman of the board of directors for Qwest until his resignation in December 1998. Mr. Thompson previously served as Executive Vice President of MCI Communications Corporation, a telecommunications company, from 1981 to 1990, and prior to MCI was a management consultant with McKinsey & Company, a global management consulting firm, where he specialized in the management of telecommunications. He currently serves as a member of the board of directors of Axcelis Technologies, Inc., a provider of solutions for the semiconductor industry, Penske Automotive Group, an international automotive retailer, and Sonus Networks, Inc., a provider of IP network solutions. He serves as a member of the Irish Prime Minister’s Ireland-America Economic Advisory Board, and from January-March 1999, he served as Non-Executive Chairman of Telecom Eireann, Ireland’s incumbent telephone company. Mr. Thompson received his M.B.A. from Harvard’s Graduate School of Business and holds an undergraduate degree in chemical engineering from the University of Massachusetts.

Qualifications and Skills: Mr. Thompson brings to our Board of Directors significant experience in the telecommunications industry, including experience as an Executive Chairman at Global Telecom & Technology and Chairman at Comsat International. His executive officer experience at LCI International and MCI Communications Corporation provides him with the management experience to assist in the oversight of our operations and strategic objectives. He has served on the board of directors of a number of companies, including Axcelis Technologies, Inc. and Sonus Networks, Inc. As such, the Board of Directors has appointed Mr. Thompson to serve as chair of the Compensation Committee.

Benjamin G. Wolff

Became Director:	December 2009 (also served as Chairman from December 2009 to June 2011 and as a director from 2005 to 2008)

Mr. Wolff has served as our President and Chief Executive Officer since January 2010. Mr. Wolff was a co-founder of Clearwire, where he served in a variety of capacities, including as a member of the board of directors, Executive Vice President, President, Co- Chief Executive Officer, Chief Executive Officer and finally Co-Chairman, a position he held until March 2009. Mr. Wolff again served on the Clearwire board of directors as the designated representative of Eagle River from January 2011 until October 2011. Mr. Wolff also served as the President of Eagle River from 2004 until July 2011, a position from which he resigned in connection with his full-time engagement with the Company. He continues to serve on the Boards of Directors of some of Eagle River’s privately held portfolio companies. From 1994 to 2004, Mr. Wolff was a lawyer with Davis Wright Tremaine LLP, a national law firm, where he became a partner in 1998. Mr. Wolff’s practice focused on mergers and acquisitions, corporate finance, intellectual property licensing, and strategic alliance transactions. He also co-chaired the firm’s Business Transactions department and served on the firm’s Executive Committee.

Qualifications and Skills: Mr. Wolff brings to our Board of Directors extensive senior management, finance, legal and industry experience, in addition to having served on our Board of Directors from 2005 to 2008 and since December 2009. In particular, having served as our President, Chief Executive Officer and Chairman, and previously as Co-Chairman and Chief Executive Officer of Clearwire, Mr. Wolff possesses the operational, financial, strategic and governance experience needed to make significant contributions to our Board of Directors.

The Board of Directors recommends a vote “FOR” each director nominee.

DIRECTOR COMPENSATION

Overview of Director Compensation Program

Compensation Earned by Non-Employee Directors During the First Half of 2011

Pursuant to the Board of Directors Compensation Policy in effect during the first half of 2011, each director determined to be independent within the meaning of the applicable NASDAQ listing standards received an annual retainer of $30,000, payable in quarterly installments of $7,500. Our directors did not receive any additional fees for their committee service or number of meetings attended.

Compensation Earned by Non-Employee Directors During the Second Half of 2011

During the second half of 2011, a new Board of Directors Compensation Policy (the “2011 Policy”) was adopted which provides for (i) an annual retainer of $250,000, paid annually, to the Chairman of our Board of Directors, (ii) an annual retainer for Board service, paid quarterly, to each of our independent directors (other than the Chairman of the Board of Directors), and (iii) an additional retainer for committee service, paid quarterly, to each of our independent directors serving on a committee (other than the Chairman of the Board), as follows:

Board of Directors and Committee Service	Annual Retainer
Chairman of the Board of Directors	$250,000
Independent Director	$50,000
Audit Committee Chair	$20,000
Compensation Committee Chair	$20,000
Nominating and Governance Committee Chair	$15,000	*
Audit Committee Member (non-Chair)	$8,000
Compensation Committee Member (non-Chair)	$8,000
Nominating and Governance Committee Member (non-Chair)	$8,000	*

*	Fees for Nominating and Governance Committee Chair and Members approved in February 2012 for their service period commencing January 1, 2012.

The annual retainer earned by our independent directors is paid in four equal quarterly installments on or about the first day of July, October, January and April to those directors who served on our Board of Directors through the end of the applicable period. Non-employee directors are also reimbursed for reasonable travel and accommodation expenses incurred in connection with Company business.

The 2011 Policy also provides for the grant of stock options to our independent directors under the terms of the Company’s 2000 Stock Incentive Plan, as amended and restated (the “2000 Plan”). At the time of their election to the Board of Directors, all independent directors receive an initial option to purchase 75,000 shares of Class A common stock that vests over four equal annual installments. In addition, all independent directors receive an annual option to purchase 60,000 shares of Class A common stock on October 1 of each year that fully vests on the one-year anniversary of the grant date. All options granted have an exercise price equal to the fair market value of our Class A common stock on the grant date, have a term of ten years, and fully accelerate in connection with a change in control if they are not assumed or substituted by the successor company.

To further align the interests of our directors with the interests of our stockholders, commencing July 1, 2011, our non-employee directors may elect to receive all or part of their director fees in the form of Class A common stock. The number of shares issued is equal to the amount of the fee to be paid in stock divided by the fair market value of a share of Class A common stock (the closing price of our stock as reported on NASDAQ) on the final business day of the quarter for which payment is earned. Only whole numbers of shares of Class A common stock are issued; fractional shares are paid in cash.

Director Compensation for 2011

The table below sets forth certain information regarding the compensation earned by, or awarded to, each non-employee director who served on our Board of Directors in 2011. During 2011, Messrs. Wolff and Salemme were employees of Pendrell, and therefore they did not receive additional compensation for their services as directors of the Company in 2011. We also reimburse directors for reasonable travel and accommodation expenses incurred in connection with Company business, the values of which are not included in the table below.

Name	Fees Earned or Paid in Cash(1)	Option Awards (3)(4)	Total
Richard P. Emerson	$44,000	$66,000	$110,000
Richard P. Fox	$54,000	$66,000	$120,000
Nicolas Kauser(5)(6)	$12,500	$66,000	$78,500
Craig O. McCaw(6)	$250,000	$—	$250,000
Stuart M. Sloan	$44,000	$66,000	$110,000
H. Brian Thompson	$54,000	$66,000	$120,000
Barry L. Rowan(7)	$15,000	$—	$15,000

(1)	Director fees were paid at the end of the quarter for which services were provided. As noted above, beginning with third quarter of 2011, directors may elect to receive all, or a portion of, their cash compensation in the form of stock. The amounts in the “Fees Earned or Paid in Cash” column represent the amounts paid to directors in cash, unless otherwise indicated, as follows:

	Fees Earned or Paid in Cash
Name	Fees Paid in Cash	Stock in Lieu of Cash (#)	Value of Stock (2)	Total
Richard P. Emerson	$15,000	12,108	$29,000	$44,000
Richard P. Fox	$34,000	8,350	$20,000	$54,000
Craig O. McCaw	$—	90,909	$250,000	$250,000
Stuart M. Sloan	$15,000	12,108	$29,000	$44,000
H. Brian Thompson	$34,502	8,141	$19,498	$54,000

(2)	The “Value of Stock” column reflects the value of the stock issued in lieu of cash based on the closing market value of our common stock on the last trading day of the quarter in which the fees were earned.
(3)	Amounts reported reflect the grant date fair value of each stock option granted during 2011 computed in accordance with ASC 718, excluding estimated forfeitures. See Note 8 to our consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, for the assumptions underlying the grant date fair value. The amounts reported do not reflect the compensation actually received by the directors. There can be no assurance that stock options will be exercised (in which case no value will be realized by the individual) or that the value on vesting of exercise will approximate the compensation expense recognized by the Company.
(4)	The aggregate number of stock option awards outstanding held by each director (representing unexercised stock options, both vested and unvested) at December 31, 2011, is as follows:

Name	Number of Shares Subject to Outstanding Option Awards
Richard P. Emerson	210,000
Richard P. Fox	285,000
Nicolas Kauser	220,000
Craig O. McCaw	300,000
Stuart M. Sloan	185,000
H. Brian Thompson	380,000
Barry L. Rowan(6)	375,000

(5)	Mr. Kauser did not receive director fees until the fourth quarter of 2011, when the Board of Directors determined that he was independent under applicable NASDAQ listing standards.
(6)	Although Mr. McCaw and Mr. Kauser did not begin receiving director fees until the third and fourth quarter, respectively, of 2011, the Company’s advisory services agreement with Eagle River was in effect until July 2011. This agreement required (i) payment of an annual fee of $500,000 in quarterly installments in stock or cash, and (ii) reimbursement of out-of-pocket expenses. The Company elected to make all quarterly payments in Class A common stock, and total payments for the year ended December 31, 2011 consisted of 105,595 shares of Class A common stock and $100,000 in reimbursable expenses.
(7)	Mr. Rowan did not stand for re-election to the Board of Directors at our 2011 annual meeting of stockholders. The amount reported in the “Fees Earned or Paid in Cash” column reflects compensation earned for a partial year of service. Mr. Rowan did not receive any option awards during 2011. Upon Mr. Rowan’s departure from the Board, the Compensation Committee approved the continued vesting of his outstanding option awards for a period of two years following the date he ceased providing services as a director.

CORPORATE GOVERNANCE

Controlled Company

Eagle River controls approximately 65.2% of the voting power of our outstanding common stock as of September 20, 2012. As a result, we are a “controlled company” within the meaning of the NASDAQ Stock Market (“NASDAQ”) corporate governance rules and, as such, need not comply with certain NASDAQ corporate governance requirements, including (1) the requirement that a majority of the board of directors consist of independent directors, (2) the requirement that the compensation of officers be determined, or recommended to the board of directors for determination, by a majority of the independent directors or a compensation committee comprised solely of independent directors, and (3) the requirement that director nominees be selected, or recommended for the board of directors’ selection, by a majority of the independent directors or a nominating committee comprised solely of independent directors with a written charter or board resolution addressing the nomination process. We do not currently rely on any of these exemptions, but reserve the right to do so in the future. If we choose to do so, our stockholders may not have the same protections afforded to stockholders of companies that are subject to all of the NASDAQ corporate governance requirements.

Nomination Process

In December 2011, the Board of Directors established a Nominating and Governance Committee comprised solely of independent directors and adopted a corresponding charter. For the Annual Meeting, the Nominating and Governance Committee recommended that the Board of Directors nominate the Company’s existing directors for re-election. In addition to nominations by the Board of Directors, stockholders may nominate directors or recommend nominees to the Board of Directors in a manner provided by Delaware law and by the Company’s Bylaws. During the year ended December 31, 2011, there were no changes to the procedures by which stockholders may nominate directors or recommend nominees to our Board of Directors.

Independence of the Board of Directors

Messrs. Emerson, Fox, Kauser, Sloan and Thompson are independent directors within the meaning of the NASDAQ listing standards. As such, a majority of the Company’s directors are currently independent, as are all members of the company’s Audit Committee, Compensation Committee and Nominating and Governance Committee. Members of the Audit Committee also satisfy a separate independence requirement pursuant to the Securities Exchange Act of 1934 which requires that they may not accept directly or indirectly any consulting, advisory or other compensatory fee from us or any of our subsidiaries other than their compensation for service as a director, or be an affiliated person of ours or any of our subsidiaries.

Each year, our directors are obligated to complete a questionnaire which requires them to disclose any transactions with us in which the director or any member of his or her immediate family might have a direct or potential conflict of interest. Based on its analysis of the responses, the Board determined that all directors, except for Mr. Wolff and Mr. Salemme due to their employment relationship with the Company, and Mr. McCaw due to his ownership of Eagle River, are independent under its guidelines and free from any relationship that would interfere with the exercise of their independent judgment.

Board Leadership

Mr. Wolff, our President and CEO, served as our Chairman until June 2011, at which time the Board appointed Mr. McCaw as Chairman of the Board of Directors, thereby providing non-executive oversight of Board activities. The Board believes that this leadership structure adheres to the Company’s commitment to monitor and oversee the Company’s compliance with sound principles of corporate governance, consistent with applicable laws and best practices.

The non-executive Chairman serves as the principal representative of the Board and presides at all meetings of the Board.

Code of Conduct and Ethics

The Company has adopted a Code of Conduct and Ethics that applies to all officers, directors and employees. The Code of Conduct and Ethics is available on the Company’s website located at www.pendrell.com, by clicking on “Investor Relations” and then “Corporate Governance.” If the Company makes any substantive amendments to the Code of Conduct and Ethics or grants any waiver from a provision of the Code of Conduct and Ethics to any executive officer or director, the Company will promptly disclose the nature of the amendment or waiver on its website.

Role in Risk Oversight

The Board of Directors has an active role, as a whole and also at the committee level, in formulating risk management policies and risk oversight policies and in overseeing management of the Company’s risks. The Board of Directors regularly reviews information regarding the Company’s liquidity and operations, as well as the risks associated with each. The Compensation Committee oversees the management of risks related to the Company’s executive compensation plans and arrangements. The Audit Committee oversees the management of financial risks and enterprise risks. The chairmen of these committees regularly inform the entire Board of Directors of the conclusions and results of such risk management functions. Our management team is charged with implementing risk management policies that are established by our Board of Directors and with managing our risk profile on a daily basis.

Policy Regarding Director Attendance at Annual Meetings of Stockholders

We have a policy that at least one member of our Board of Directors will attend each annual meeting of stockholders, and all directors are encouraged to attend such meetings. We will reimburse directors for reasonable expenses incurred in attending annual meetings of stockholders. Seven directors attended the annual meeting of stockholders held on June 14, 2011.

Board Committees and Meetings

During fiscal year 2011, the Board of Directors had two principal committees — the Audit Committee and the Compensation Committee. In December 2011, the Board of Directors established a Nominating and Governance Committee. These committees carry out certain responsibilities as identified in their respective charters, which have been adopted by the respective committees and by the Board. All of the members of the Audit Committee, the Compensation Committee and the Nominating and Governance Committee are “independent” under NASDAQ listing requirements. The charters of the current committees can be reviewed on our website at www.pendrell.com, by clicking on “Investor Relations” and then “Corporate Governance” and are also available free of charge in print to any stockholder who requests them.

During fiscal year 2011, the Board of Directors met seven times and took action by unanimous written consent on three other occasions. During fiscal year 2011, each director attended, in the aggregate, more than 75% of the Board meetings and meetings of the Board committees on which the director served.

The following table provides membership information for the Board and each of the committees.

Name(1)	Board of Directors	Audit	Compensation	Nominating(2)
Richard P. Emerson	X	X
Richard P. Fox	X	Chair	X
Nicolas Kauser	X			Chair
Craig O. McCaw(3)	Chair
R. Gerard Salemme	X
Stuart M. Sloan	X		X	X
H. Brian Thompson	X	X	Chair
Benjamin G. Wolff(4)	X
Number of Meetings in Fiscal Year 2011	7	5	10	—

(1)	Barry L. Rowan also served on our Board and as a member of the Audit Committee until our 2011 annual meeting of stockholders, when he did not stand for re-election as a director.
(2)	No meetings of the Nominating and Governance Committee were held in fiscal year 2011, as this committee was formed in December 2011.
(3)	Mr. McCaw was elected Chairman of the Board in June 2011.
(4)	Mr. Wolff served as Chairman of the Board until June 2011.

Information about the principal responsibilities of these committees appears below.

Audit Committee

The Audit Committee: (i) evaluates the performance of and assesses the qualifications and independence of the independent auditor; (ii) determines and approves the engagement of the independent auditor; (iii) determines whether to retain or terminate the existing independent auditor or to appoint and engage a new independent auditor; (iv) reviews and approves the retention of the independent auditor to perform any proposed permissible non-audit services; (v) reviews and evaluates the qualifications, performance and independence of the lead audit partner of the independent auditor and assures the regular rotation of the lead audit partner, reviewing partner and other audit engagement team partners of the independent auditor as required by law; (vi) reviews and approves or rejects transactions between the company and any related persons; (vii) confers with management and the independent auditor regarding the effectiveness of internal controls over financial reporting; (viii) establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submissions by employees of concerns regarding questionable accounting or auditing matters; (ix) meets to review the Company’s annual audited financial statements and quarterly financial statements with management and the independent auditor, including reviewing the company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and discusses, as appropriate, any major issues as to the adequacy of the company’s internal controls and the adequacy of disclosures about changes in internal control over financial reporting; (x) annually reviews the terms of the directors and executive officers insurance coverage and approves the terms prior to the renewal of the policy; (xi) reviews and assesses the adequacy of the Company’s investment policy and recommends any proposed changes to the Board of Directors; (xii) ensures the company maintains an internal audit capability, at least annually evaluates the performance of the company’s internal audit capability, and discusses with the independent auditor and management the internal audit capabilities responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit; and (xiii) has such other authority, duties and responsibilities as the Board of Directors delegates to the Audit Committee.

During fiscal year 2011, the Audit Committee met five times and took action by unanimous written consent on two other occasions.

The Board of Directors has determined that each member of the Audit Committee is independent under the independence requirements of NASDAQ and the SEC. In addition, the Board of Directors has determined that Richard P. Fox qualifies as an Audit Committee “financial expert” as defined by the SEC rules. The background and experience of Mr. Fox is set forth above in “Proposal 1 — Election of Directors.”

Compensation Committee

The Compensation Committee: (i) acts on behalf of the Board of Directors in fulfilling the Board’s responsibilities to oversee the Company’s compensation policies, plans and programs; (ii) reviews and determines the compensation to be paid to the Company’s executive officers and directors; (iii) reviews the Compensation Discussion and Analysis (“CD&A”) with management and makes a recommendation as to whether the CD&A should be included in the Company’s annual report and/or proxy statement; (iv) prepares and reviews the Compensation Committee report included in the Company’s annual proxy statement in accordance with applicable rules and regulations of the SEC in effect from time to time; and (v) performs such other functions as may be deemed necessary or convenient in the efficient and lawful discharge of the foregoing. The Compensation Committee charter grants the Compensation Committee members full access to all books, records, facilities and personnel of the Company, as well as the authority to obtain, at the expense of the Company, advice and assistance from internal and external legal, accounting or other advisors and consultants and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. In particular, the Compensation Committee has the authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultants’ reasonable fees and other retention terms.

During fiscal year 2011, the Compensation Committee met ten times and took action by unanimous written consent on three other occasions.

No member of the Compensation Committee is, or was during 2011, an officer or employee of Pendrell, and none of the Company’s executive officers serves, or during 2011 served, as a member of a compensation committee (or other board committee performing equivalent functions) of any entity that has one or more executive officers serving as a member of the Company’s Compensation Committee. No member of the Compensation Committee is a former officer of the Company, nor does any executive officer of the Company serve as a director of any entity that is in any manner affiliated with a member of the Compensation Committee.

Nominating and Governance Committee

The Nominating and Governance Committee: (i) develops qualification criteria for selecting director candidates; (ii) identifies and screens potential director candidates; (iii) consults with the Board regarding potential director candidates; (iv) after consultation with the Board Chair, recommends to the Board nominees for election or re-election at each annual stockholder meeting, or to fill Board vacancies; (v) periodically reviews and makes recommendations to the Board regarding the Company’s charter or bylaws, or the governing documents of Company subsidiaries; (vi) establishes procedures for, and periodically conducts performance evaluations of Board members and members of Board committees; (vii) identifies, monitors and evaluates emerging corporate governance issues and trends and makes related recommendations to the Board as appropriate; (viii) monitors compliance with the Company’s Code of Conduct and Ethics; (ix) periodically reviews and assesses the adequacy of the committee’s charter; and (vii) performs such other duties and fulfills such other responsibilities as the Board delegates to the Nominating and Governance Committee from time to time.

All members of the Nominating and Governance Committee are independent under the independence requirements of NASDAQ and the SEC.

Stockholder Communications with the Board of Directors

Stockholders may communicate directly with the Board of Directors through the Investor Relations page on the Company’s website. Stockholders may also contact the Vice President Investor and Public Relations directly. The Company believes these communication channels provide for the views of its stockholders to be heard by the Board of Directors or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. Stockholders may submit questions to the Board of Directors by going to the Investor Relations section of the Company’s website at www.pendrell.com, by clicking on “Investor Relations” and then “Corporate Governance” or by writing to Board of Directors, Pendrell Corporation, c/o General Counsel and Corporate Secretary, 2300 Carillon Point, Kirkland, Washington 98033.

PROPOSAL 2

APPROVAL OF AN ADVISORY (NON-BINDING) RESOLUTION ON EXECUTIVE COMPENSATION

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Company is required to periodically conduct a non-binding advisory vote on the compensation of its named executive officers. This proposal, commonly known as a “say-on-pay” proposal, gives stockholders the opportunity to endorse or not endorse the compensation of the Company’s named executive officers. At the Company’s 2011 annual meeting of stockholders, the Company’s stockholders voted on the frequency of future advisory “say on pay” votes and agreed with the Company’s recommendation that such “say on pay” votes be conducted annually. At the Annual Meeting, an advisory (non-binding) stockholder resolution to approve the compensation of our named executive officers as disclosed in this proxy statement will be presented to the Company’s stockholders for consideration as follows:

RESOLVED, that the stockholders of the Company approve, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers, as disclosed in the Compensation Discussion and Analysis, the compensation tables and related material in the proxy statement for the Company’s 2012 Annual Meeting of Stockholders.

This vote will not be binding on our Board of Directors or Compensation Committee and may not be construed as overruling a decision by the Board of Directors or Compensation Committee or create or imply any additional fiduciary duty. It will also not affect any compensation paid or awarded to any executive officer. The Board of Directors and the Compensation Committee may, however, take into account the outcome of the vote when considering future executive compensation arrangements.

The purpose of our compensation policies and procedures is to attract and retain experienced, highly qualified executives critical to our long-term success and enhancement of stockholder value. We believe that our compensation policies and procedures are strongly aligned with the long-term interests of our stockholders. As discussed in the Compensation Discussion and Analysis, the Board of Directors and Compensation Committee believe that the executive compensation for 2011 is reasonable and appropriate, is justified by the Company’s performance and is the result of a carefully considered approach.

The Board of Directors recommends that you vote “FOR” the approval of the advisory (non-binding) resolution on executive compensation.

EXECUTIVE OFFICERS

The following is a list of the names and ages of our current executive officers, indicating all positions and offices held by each such person and each such person’s business experience during at least the past five years. All such persons have been elected to serve until their successors are elected and qualified or until their earlier resignation or removal.

Name	Age	Position Held with the Company
Benjamin G. Wolff	43	Director; President and Chief Executive Officer
Thomas J. Neary	53	Vice President and Chief Financial Officer
Robert S. Jaffe	66	Vice President, General Counsel and Corporate Secretary
R. Gerard Salemme	58	Director; Executive Vice President and Chief Strategy Officer
Joseph K. Siino	49	Chief IP Officer

Set forth below is certain additional information concerning the persons listed above (other than information concerning Mr. Wolff and Mr. Salemme, which has been provided above in Proposal 1, “Election of Directors.”

Thomas J. Neary

Mr. Neary has served as our Vice President and Chief Financial Officer since July 2011. From January 2009 to December 2010, Mr. Neary served as Chief Financial Officer and Chief Operating Officer for Coast Crane Corporation, a company specializing in the sales, rental and services of construction cranes. From 2007 to January 2009, Mr. Neary served as a Chief Financial Officer consultant at CFO Selections, a provider of financial management consulting services. From 2005 to 2007, Mr. Neary served as Chief Financial Officer for Marketrange Corporation, the parent corporation of PerfectMatch.com, a subscription-based online lifestyle community. From 1992 to 2005, Mr. Neary served in various finance, operations, marketing, business development, and international roles for Microsoft Corporation.

Robert S. Jaffe

Mr. Jaffe has served as our Vice President, General Counsel and Corporate Secretary since June 20, 2012. Mr. Jaffe’s career spans nearly 40 years as an attorney. In August 2011, Mr. Jaffe retired from K&L Gates, an international law firm, following 25 years with the firm and its predecessor firm, Preston Gates & Ellis, where his practice focused on corporate governance and on mergers, acquisitions, reorganizations and financing transactions. His technology practice included the formation and financing of start-up companies and the acquisition and protection of intellectual property rights. Mr. Jaffe currently serves on the boards of directors of Flow International Corporation, a manufacturer of ultrahigh-pressure waterjet technology, and Cascadia Capital LLC, an independent investment bank. Mr. Jaffe was named a Washington Law & Politics Super Lawyer in 2003 and in 2005-2011, and was recognized by Best Lawyers 2007-2011. He holds a J.D. from the University of Washington School of Law, Order of the Coif and a B.A. from the University of Washington.

Joseph K. Siino

Mr. Siino was appointed our Chief IP Officer in June 2011, following Pendrell’s acquisition of Ovidian Group, LLC, an IP services company which Mr. Siino founded in March 2009 and thereafter served as its Chief Executive Officer. Prior to founding Ovidian, Mr. Siino served as Senior Vice President of Intellectual Property of Yahoo!, a digital media company, from 2005 to February 2009. Before joining Yahoo!, Mr. Siino was a partner at Brobeck, Phleger & Harrison, where he led the IP strategy and technology transactions practice.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This compensation discussion and analysis provides information regarding the compensation program for our “named executive officers.” Our named executive officers for 2011 were Mr. Wolff, our Chief Executive Officer; Mr. Neary, our Chief Financial Officer; Mr. Leybold, our former interim Chief Financial Officer; and Mr. Salemme, Mr. Siino and Mr. Dozois, our three other most highly compensated executive officers. This section includes information regarding the overall objectives of our compensation program and each element of compensation that we provide. This compensation discussion and analysis is limited to a discussion of compensation and other benefits earned by the named executive officers for their performance in fiscal year 2011.

Overview of Executive Compensation Program

Compensation Philosophy and Objectives

Pendrell believes that the skill, talent, judgment and dedication of its executive officers are critical factors affecting the long-term value of our Company. Therefore, the primary goals for our executive compensation program are to attract and retain qualified executives who are well suited to lead the Company as it evolves and that are able to contribute to our long-term success, induce performance consistent with clearly defined corporate and individual performance goals, and align our executives’ long-term interests with those of our stockholders. We believe our executive compensation program provides a solid framework for implementing and maintaining a balanced approach to compensation, has been instrumental in helping us accomplish our business objectives, and is strongly aligned with the long-term interests of our stockholders. In more detail, our compensation program is designed to:

•	provide effective Board of Directors and Compensation Committee oversight;

•	avoid rigid or formulaic incentives that could create unintended consequences;

•	offer compensation to attract, retain and develop individuals with the leadership abilities and skills to successfully execute our business strategy and build long-term stockholder value;

•	encourage and reward outstanding initiative, achievement and teamwork;

•	motivate individuals to perform at their highest level;

•	provide compensation and incentive packages to our executives that are competitive with our current and anticipated peer companies;

•	emphasize performance-based pay that aligns incentives with the strategic objectives of the Company; and

•	provide a meaningful ownership stake in the Company to appropriately align executive interests with stockholder interests.

Elements of Compensation

Our executive compensation program consists of the following primary elements: base salary, annual cash bonuses and equity-based compensation awards. Each element is designed to achieve one or more of our Company’s performance, retention and alignment goals as described below.

Compensation Element	Designed to Reward	Relationship to Compensation Philosophy
Base Salary	Executive officer’s experience, responsibilities, and contributions to the Company	Attract and retain talented executives through competitive pay programs

Annual Cash Bonuses	Achievement of discretionary corporate and individual performance goals	Motivate executives to achieve and exceed annual business and personal objectives

Long-term Equity Incentives (options and stock awards)	Increased stockholder value through achievement of long-term strategic goals such as revenue growth, return on invested capital and stock price appreciation	Align executive and stockholder interests to optimize stockholder return; motivate executives to achieve and exceed business objectives

Addressing Risk-Taking

We recognize that incentive-based compensation arrangements may encourage risk-taking by senior management. For this reason, the Compensation Committee regularly assesses our executive compensation program to ensure that our executives’ incentive compensation and performance-based compensation does not encourage excessive risk-taking. The Compensation Committee manages this concern by monitoring compliance with our code of ethics, structuring executives’ pay to include both fixed and variable compensation, and retaining broad discretion over the award of annual cash bonuses. Through application of these checks and balances, the Compensation Committee has determined that our compensation arrangements do not lend themselves to unnecessary or excessive risk-taking.

Executive Compensation Decision-Making Process

Say on Pay Feedback from Stockholders

Stockholders holding over 92% of the votes cast at the Company’s 2011 annual meeting of stockholders approved, on an advisory basis, the compensation of our named executive officers. The Compensation Committee reviewed the vote of the stockholders and, given the significant level of stockholder support, made no changes to our executive compensation policies or decisions as a result of the vote. At the 2011 annual meeting, our stockholders also approved, on an advisory basis, our recommendation for an advisory vote on executive compensation of our named executive officers on an annual basis. Consistent with our recommendation and the approval by our stockholders, on an advisory basis, we have determined to hold an advisory vote on executive compensation of our named executive officers on an annual basis.

Determining Compensation for Chief Executive Officer and Other Named Executive Officers

At the beginning of 2011 and again at mid-year when the majority of our executives were hired, Mr. Wolff and our Compensation Committee jointly developed a set of objectives for Pendrell and its executive officers. These objectives were derived largely from financial and strategic planning sessions, during which in-depth reviews of the Company’s opportunities were analyzed and goals then established for the upcoming year. The resulting objectives include both quantitative financial measurements and qualitative strategic and operational considerations that are evaluated subjectively, without any formal weightings, and are focused on factors that our Compensation Committee and our Board of Directors believe create long-term stockholder value.

360 Degree Performance Evaluation Process

At year-end, our Compensation Committee members interviewed each executive team member and reviewed a self-assessment of their performance, their assessment of the Chief Executive Officer’s performance, and an assessment of the performance of the other members of our executive team. The Compensation Committee evaluated these assessments along with peer company data. The Compensation Committee then met with the Chief Executive Officer and received his assessment of executive performance (other than his own performance). After reviewing the performance evaluations, the data and the Chief Executive Officer’s recommendations, members of the Compensation Committee then met with our Chief Executive Officer and with our Chief People Officer to assess the performance of, and determine the compensation of, our executives. The Chief Executive Officer worked closely with the Compensation Committee in this process, but did not participate in determining his own compensation. We believe this “360 Degree” review process was effective for 2011, and expect that it will therefore be utilized for future performance evaluations.

Role of Compensation Consultant

From time to time, the Compensation Committee has sought the views of Barney & Barney regarding compensation trends and our compensation programs. In 2011, the Compensation Committee did not request an opinion from Barney & Barney on the amount of compensation paid to our executives, but did obtain its views on the appropriateness of our peer groups, general market practices relating to compensation and benefits for executive officers of public companies. Barney & Barney’s services are provided to our Compensation Committee under hourly fee arrangements and not pursuant to a standing engagement.

Peer Companies and Benchmarking

In determining compensation for our named executive officers in 2011, the Compensation Committee compared each compensation component (salary, bonus, and equity), to the components paid to executives in similar positions within certain peer companies that are identified below.

Named Executive Officer Compensation, Other than Chief Executive Officer. The peer companies used for comparison of the compensation of our named executive officers, other than our Chief Executive Officer, include companies from the Radford Global Technology Survey, referred to as the Radford Survey. For establishing and changing 2011 compensation of our named executive officers (other than the Chief Executive Officer), including Mr. Salemme’s full-time compensation adjustment in July, the Compensation Committee considered Radford Survey data for technology companies with revenues between $200 million and $500 million. The Compensation Committee chose this revenue range because of its belief that we typically compete with companies at or above this revenue range in the recruitment and retention of employees.

Chief Executive Officer Compensation. When establishing our Chief Executive Officer’s full-time compensation commencing July 2011, the Compensation Committee compared data from several sources, relying principally on data from a group of companies within the technology, intellectual property and publicly held private equity industries. Our Chief People Officer and Compensation Committee selected these companies based on a number of factors, including revenues, stage of development, and market capitalization. The group consisted of:

Acacia Research Corporation	Arbitron Inc.
Boston Private Financial Holdings, Inc.	Constant Contact, Inc.
DG FastChannel	Dice Holdings, Inc.
Evercore Partners Inc.	Fortress Investment Group LLC
Hercules Technology Growth Capital	InterDigital, Inc.
iStar Financial Inc.	LogMeIn, Inc.
NewStar Financial, Inc.	PacWest Bancorp
Rambus Inc.	Silicon Image, Inc.
Sonus Networks, Inc.	Tekelec
Tessera Technologies, Inc.	TiVO Inc

At year-end, with Pendrell’s primary operating subsidiary established as a fully-integrated IP investment and advisory firm, our Compensation Committee refined the list of peer companies to include those of comparable size and similar focus. Therefore, when reviewing our Chief Executive Officer’s 2011 performance in February 2012, our Compensation Committee reviewed data from the following companies:

Acacia Research Corporation	Dolby Laboratories, Inc.
Dynamic Technology Systems, Incorporated	Immersion Corporation
InterDigital, Inc.	Rambus Inc.
Rovi Corporation	RPX Corporation
Tessera Technologies, Inc.	TiVO Inc.
VirnetX Holding Corporation

In order to retain the best talent, and to reward superior performance, our Compensation Committee does not rigidly apply competitive compensation data. Instead, the Compensation Committee generally targets median cash compensation for executives at the 50th percentile of the cash compensation paid to executives at peer companies. Actual cash compensation paid may be above or below the targeted range due to a number of factors, including but not limited to: Company and individual performance, differences in responsibilities between executives at peer companies, executives’ experience and tenure with the Company, executives’ performance, and contributions relative to other executives at the Company. The Compensation Committee also targets median equity compensation for executives at the 50th percentile of the equity compensation paid to executives at peer companies. As with cash compensation, the value of equity compensation grants to particular executives may be above or below the targeted range due to the factors listed above, as well as the following additional factors: perceived limitations in the compensation survey data as it relates to equity compensation, executives’ potential future contributions to the Company, executives’ expected tenure, and the retention value, or holding power, of existing equity compensation grants.

Executive Compensation Decisions for 2011

General Considerations

In reviewing named executive officers’ performance and determining cash and equity compensation bonus awards, the Compensation Committee noted the terms of employment for each named executive officer as set forth in their respective employment letters or agreements, if any, and then focused on the named executive officer’s individual responsibilities and performance, as well as the Company’s overall performance. The Compensation Committee did not adopt formal guidelines for assessing performance; nor did the Compensation Committee apply formulae to determine the relative mix of compensation elements. As such, the mix of compensation elements may vary from individual to individual.

During its annual performance review in February 2012, the Compensation Committee evaluated executive performance based upon fulfillment of responsibilities, demonstrated leadership, management experience and effectiveness, and Company performance. Specific factors affecting compensation decisions for the Company’s named executive officers included:

•	achievement of strategic objectives such as the development and expansion of our IP investment and advisory business;

•	achievement of specific operational goals for the Company, including sustained progress in furtherance of our IP investment and advisory business;

•	growth in the value of the Company, as demonstrated by increased stock price;

•	demonstrated leadership through the establishment and maintenance of productive and effective working relationships with other employees of the Company; and

•	resolution of issues related to our legacy satellite operations and assets, including successful disposition of satellite assets and progress in the ongoing litigation with Boeing.

The following describes the primary components of our executive compensation program for each of our named executive officers during 2011.

Base Salaries

We provide base salary as a fixed source of compensation for our executives to mitigate the risks associated with variable cash bonuses and stock-based incentive compensation. Our Compensation Committee recognizes the importance of base salary as a tool to attract, retain and reward our named executive officers. This was particularly evident in 2011; a year in which Mr. Wolff and Mr. Salemme agreed to relinquish significant roles with and compensation from Eagle River in order to devote full time efforts to Pendrell, and in which all of our other named executive officers (other than Mr. Leybold, our former interim Chief Financial Officer) were hired as employees. As such, all of our executives’ base salary determinations were established through arm’s-length negotiation at the time of hire or full-time transition.

The annualized base salaries of our current named executive officers at the end of 2011 are set forth below. Actual base salaries earned for our named executive officers in 2011 are reflected under the section “Executive Compensation — Summary Compensation.”

Named Executive Officer and Principal Position	2011 Annualized Base Salary* (as of year-end) ($)		2010 Annualized Base Salary (as of year-end) ($)
Benjamin G. Wolff, President and Chief Executive Officer	750,000	*	500,000
Thomas J. Neary, Chief Financial Officer	250,000		—
R. Gerard Salemme, Chief Strategy Officer	400,000	*	—
Joseph K. Siino, Chief IP Officer	400,000		—
Timothy M. Dozois, Acting General Counsel and Corporate Counsel	250,000		—

*	Mr. Wolff’s base salary at the commencement of 2011 was $500,000 and Mr. Salemme’s base salary upon commencement of his employment was $300,000. Their salaries were adjusted upward in July 2011 in connection with their commitment to devote full time efforts to Pendrell.

Annual Cash Bonuses

The Compensation Committee has not adopted formal guidelines for determining annual cash bonuses, but is instead guided by each named executive officers’ employment letter and an assessment of the individual’s performance against stated objectives. All cash bonuses are discretionary, determined by the Compensation Committee based on subjective assessment of individual and Company performance as determined through the 360 Degree evaluation process referenced above. Given the early stage of development of our new business initiatives, it was not practical for the Compensation Committee to establish quantitative or formulaic Company-wide performance objectives for 2011. Instead, the Compensation Committee evaluated Pendrell’s overall performance against the following qualitative objectives that were established in early 2011:

•	secure sufficient capital to fund operations;

•	improve the Company’s year over year net cash position;

•	pursue a successful resolution of the Boeing litigation and establish plans for use of proceeds, if any;

•	ensure the protection of the Company’s tax assets; and

•	divest legacy satellite business while preserving related assets.

Upon the completion of the $325 million sale of our subsidiary, DBSD North America, Inc. (“DBSD”) to DISH Network Corporation (“DISH Network”) in March 2011, the Compensation Committee established these additional Company objectives:

•	develop a strategic plan that preserves, enhances and increases value by leveraging the Company’s remaining assets;

•	assemble a highly skilled management team;

•	re-position the Company to distance it from its legacy business; and

•	complete a transaction consistent with the strategic plan.

To determine cash bonuses, the Compensation Committee then assessed executive performance as a function of: (i) the performance objectives indicated above, (ii) the executive’s individual objectives for the year, (iii) our Company’s major accomplishments, and (iv) successful implementation of our strategic plan.

The resulting cash bonuses for 2011 ranged from 80% of target to 114% of target (with targets established in our named executives’ employment letters). The variances in the bonus payments resulted from the Compensation Committee’s subjective determinations regarding the extent to which each executive officer contributed to the accomplishment of the Company’s stated objectives. In particular, with respect to Mr. Siino, the Compensation Committee considered his important role in assisting to establish the Company’s IP business operations.

In addition to the bonuses contemplated by our executives’ employment letters, the Compensation Committee approved special one-time bonuses to Messrs. Wolff and Salemme for their efforts in connection with the Company’s sale of DBSD, which yielded proceeds to the Company of approximately $325 million. In granting this unique, one-time award, the Compensation Committee noted the extraordinary impact of the DISH transaction on the Company and its future prospects.

The discretionary cash bonuses awarded to our named executive officers for 2011 were as follows:

Named Executive Officer	2011 Annualized Target Bonus ($)(1)	2011 Prorated Target Bonus ($)(2)	2011 Actual Bonus ($)
Mr. Wolff	750,000	750,000	1,250,000	(3)
Mr. Neary	125,000	55,822	55,822
Mr. Leybold	—	—	—
Mr. Salemme	400,000	353,973	707,946	(3)
Mr. Siino	300,000	161,918	185,000
Mr. Dozois	82,500	40,459	32,367

(1)	Reflects target bonuses in effect at the end of 2011 pursuant to each of the executive’s employment letters. Mr. Wolff’s target bonus at the commencement of 2011 was $500,000 and Mr. Salemme’s target bonus upon commencement of his employment was $150,000. Their target bonuses were adjusted upward in July 2011 in connection with their commitment to devote full time efforts to Pendrell.
(2)	Reflects prorated target bonuses for each executive officer’s partial year of service, based on their annualized base salary in effect at the end of 2011.
(3)	Reflects bonus paid at 100% of target plus the one-time special bonus.

Long-Term Equity Incentive Compensation

Our long-term incentive program is designed to attract a talented executive team, encourage long-term retention of executive officers and enable us to recognize efforts put forth by executives who contribute to stock price appreciation and development. The periodic vesting of long-term incentive compensation, which is contingent upon continued employment, directly aligns executive officer interests with our stockholders’ interests by rewarding creation and preservation of long-term stockholder value.

Stock Options. A stock option is the right for a recipient to purchase a specified number of shares of our Class A common stock at a price designated on the date of grant. Stock options have value only to the extent the price of our stock on the date of exercise exceeds the stock price on the grant date. We believe stock options motivate our executive officers to improve and maintain Company performance, which in turn may drive stock price and increase the value of any unexercised stock options.

Time-Based Restricted Stock Awards. An award of restricted stock, or RSA, entitles the recipient to receive a specified number of shares of our Class A common stock, at no cost to the recipient, if the recipient remains employed with us when the restricted stock vests. We believe restricted stock awards directly link executive officer interests with those of our stockholders because restricted stock value is tied to the market value of our common stock.

Performance-Based Restricted Stock Awards. The Compensation Committee believes that achievement of key corporate goals should directly and materially impact the total compensation opportunity for our named executive officers. As a result, while a small percentage of the RSAs that we issued in 2011 vest over time, more than 92% of the RSAs issued to executives in 2011 vest only upon achievement of ambitious net income and stock price goals.

Stock Appreciation Rights. As a general rule, the Compensation Committee prefers non-cash equity incentives to equity incentives that are settled in cash, and therefore typically does not grant stock appreciation rights, or SARs, to executives. However, in connection with our acquisition of Ovidian Group and the corresponding engagement of Joe Siino as our chief IP officer, Mr. Siino was granted stock appreciation rights that entitle him to additional cash compensation only if both of the following occur: (i) our intellectual property, innovation and technology businesses achieve ambitious net income goals, and (ii) our Class A common stock price exceeds $6.00 per-share and $10.00 per-share price goals. The Compensation Committee views Mr. Siino’s stock appreciation rights as a unique benefit that was ancillary to the purchase of Ovidian Group, that will be payable only if our team of IP professionals drive significant business growth.

The Compensation Committee awarded the following long-term equity incentive awards to our current named executive officers in 2011 pursuant to the executive officer’s employment letter and, in February 2012, in connection with the 2011 annual performance review cycle as described above:

	Employment Letter Awards				July 2011		Annual Review
Named Executive Officer	Option Time-Based	RSA Time-Based	RSA Performance	SAR Performance	Option Time-Based	RSA Performance	Option Time-Based	RSA Time-Based
Mr. Wolff	—	—	—	—	950,000	950,000	75,000	150,000
Mr. Neary	150,000	—	150,000	—	—	—	30,000	50,000
Mr. Leybold	—	—	—	—	—	—	—	—
Mr. Salemme	400,000	250,000	—	—	700,000	700,000	50,000	100,000
Mr. Siino	1,000,000	—	—	850,000	—	—	50,000	100,000
Mr. Dozois	150,000	—	150,000	—	—	—	10,000	20,000

Compensation Mix

For 2011, the mix of the total compensation elements for each of our named executive officers is as follows:

Percent of Total Compensation*

Named Executive Officer	Base Salary and Other Compensation	Annual Bonus and Non-Equity Incentive Compensation	Equity and Long-Term Incentive Awards
Mr. Wolff	20.3%	38.7%	41.0%
Mr. Neary	32.1%	15.6%	52.3%
Mr. Leybold	100%	0%	0%
Mr. Salemme	10.4%	22.5%	67.1%
Mr. Siino	7.8%	6.6%	85.6%
Mr. Dozois	31.0%	9.3%	59.7%

*	The percentage of compensation is determined based on the amounts reported in the “Summary Compensation” table below.

The allocation of a majority of compensation in the form of equity incentive awards reflects the principle that a substantial portion of total compensation should be delivered in the form of contingent compensation to align the interests of our named executive officers with those of our stockholders.

Other Compensation

Employment, Severance and Change in Control Arrangements

Each named executive officer is employed at will. We issued employment letters to each of our named executive officers when they were hired that provide for general employment terms and, in the case of Mr. Wolff, Mr. Salemme and Mr. Dozois, certain benefits payable in connection with a termination of employment under certain circumstances, such as termination without “cause,” as specified in their employment letters. The terms of these arrangements are described in further detail in the section below titled “Potential Payments upon Termination or Change in Control.” These severance benefits are intended to ensure that key executives are focused on the Company’s goals and objectives, as well as the interests of our stockholders, by removing uncertainties related to unexpected termination of employment.

In addition, all equity grants made to our named executive officers and non-executive employees under the 2000 Plan provide for 100% acceleration in the event that we are subject to a change in control and the equity obligation is not assumed, continued or substituted by the acquiring company.

Health and Welfare Benefits

Our executive officers receive the same health and welfare benefits offered to other employees including medical, dental, vision, life, accidental death and dismemberment, and disability insurance; and holiday pay. The same contribution amounts, percentages and plan design provisions are applicable to all employees.

Retirement Programs

The executive officers may participate in the same tax-qualified, employee-funded 401(k) plan offered to all other employees, through which we offered up to $4,083 in an annual matching contribution for the 2011 plan year that commenced August 1, 2011. We have no defined benefit pension plans or supplemental retirement plans for executives.

Perquisites and Personal Benefits

We do not provide special benefits or other perquisites to any of our named executive officers.

Taxation of “Parachute” Payments and Deferred Compensation

Sections 280G and 4999 of the Internal Revenue Code (the “Code”) provide that executive officers and directors who hold significant equity interests and certain other service providers may be subject to an excise tax if they receive payments or benefits in connection with a change in control that exceeds certain prescribed limits, and that we, or a successor, may forfeit a deduction on the amounts subject to this additional tax. Section 409A of the Code (“Section 409A”) also imposes additional significant taxes on the individual in the event that an executive officer, director or other service provider receives “deferred compensation” that does not meet the requirements of Section 409A. We do not provide any executive officer, including any named executive officer, with a “gross-up” or other reimbursement payment for any liability that he or she might owe as a result of the application of Sections 280G or 4999 of the Code. The employment letters with Mr. Wolff and Mr. Salemme allow the Company to accelerate severance payments to the extent necessary to comply with Section 409A and Mr. Wolff’s employment letter provides for a gross up for all taxes or other payments that may be due pursuant to Section 409A.

Other Policies and Considerations

Assessment of Risk in our Compensation Program

The Compensation Committee believes that the annual and long-term equity incentive compensation programs for our executive officers appropriately focus these individuals on our current and future business needs, without encouraging undue risk-taking. The Compensation Committee periodically assesses the Company’s compensation program to monitor and mitigate risk. This ongoing assessment includes consideration of the primary design features of the compensation plans and the process to determine incentive compensation eligibility and grant awards for employees. We believe that our compensation policies and practices for all employees, including named executive officers, do not create risks that are reasonably likely to have a material adverse effect on the Company.

Stock Ownership Guidelines

Given the early stage of Pendrell’s new business initiatives and the high percentage of executive equity holdings that are not yet vested, we currently do not require our executive officers to own a particular amount of our stock. The Compensation Committee is satisfied that stock and other equity holdings among our executive officers are sufficient at this time to provide appropriate motivation and to align this group’s long-term interests with those of our stockholders. However, we may in the future require our executive officers to own a particular amount of our stock, particularly as existing unvested performance based awards begin to vest.

Policies Regarding Granting of Equity Awards

During 2011, equity awards were granted to the Chief Executive Officer and individuals reporting directly to the Chief Executive Officer, during meetings of the Compensation Committee. The grant date for the awards was either (a) the individual’s employment start date or (b) the 15th day of the month following the individual’s employment start date, as determined by the Compensation Committee.

Our Board of Directors has authorized our Chief Executive Officer, who is also a member of our Board of Directors, to grant stock options and restricted stock awards to certain newly hired employees and consultants, subject to certain limitations, as follows:

•	the awards will be granted on the 15th day of each month following an individual’s employment start date;

•	the individual cannot report directly to the Chief Executive Officer or be subject to Section 16 reporting requirements;

•	the total number of shares granted under all awards to an individual during a single period may not exceed certain levels, as approved in advance by the Compensation Committee; and

•	the total number of shares granted under all awards by the Chief Executive Officer during a calendar year may not exceed 1,000,000 shares.

Each stock option must have an exercise price equal to the closing share price on the date of grant. We do not have either a policy or practice in place to grant equity awards that are timed to precede or follow the release or withholding of material nonpublic information.

Tax Deductibility of Executive Compensation

Section 162(m) of the Code (“Section 162(m)”) generally disallows an income tax deduction to publicly traded companies for compensation over $1.0 million paid to the Chief Executive Officer or any of the Company’s other four most highly compensated executive officers. Under Section 162(m), the Company may deduct compensation in excess of $1 million if it qualifies as “performance-based compensation,” as defined in Section 162(m). Stock options granted under the 2000 Plan will qualify as performance-based compensation and be exempt from the Section 162(m) deductibility limit provided these stock options are approved by the Compensation Committee and granted in compliance with the requirements of Section 162(m). The Compensation Committee believes that in certain circumstances factors other than tax deductibility take precedence when determining the forms and levels of executive compensation most appropriate and in the best interests of the Company and its stockholders. Given the Company’s changing focus and its tax assets, as well as the competitive market for outstanding executives, the Compensation Committee believes that it is important for it to retain the flexibility to design compensation programs consistent with the Company’s overall executive compensation program, even if some executive compensation is not fully deductible by the Company. Accordingly, the Compensation Committee may from time to time approve elements of compensation for certain officers that are not fully deductible by the Company, and reserves the right to do so in the future when appropriate.

Policies on Hedging Economic Risk

No director or officer designated by our Board of Directors as a “reporting person or insider,” and no employee working in any of our corporate offices, may engage in any transaction involving the Company’s securities or securities of certain companies with whom we transact business (including a stock plan transaction such as an option exercise, a gift, a loan or pledge or hedge, a contribution to a trust, or any other transfer), without first obtaining pre-clearance of the transaction from our legal department.

Recovery of Incentive-Based Compensation

We recognize that our compensation program will be subject to the forthcoming rules and regulations to be promulgated by SEC as a result of Section 954 of the Dodd-Frank Act, which directs the SEC to issue rules prohibiting the listing on any national securities exchange of companies that do not adopt a policy providing for the recovery from any current or former executive officer of any incentive-based compensation (including stock options) awarded during the three-year period prior to an accounting restatement resulting from material noncompliance of the issuer with financial reporting requirements. We intend to adopt such a “clawback” policy which complies with all applicable standards when such rules become available.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in Pendrell’s annual report on Form 10-K/A and proxy statement relating to the 2012 annual meeting of stockholders. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in Pendrell’s annual report on Form 10-K/A and this proxy statement. The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by referenced into any filing of the Company under the Securities Act of 1933, as amended or the Securities Exchange Act of 1934, as amended.

COMPENSATION COMMITTEE

Mr. H. Brian Thompson, (Chair)

Mr. Richard P. Fox

Mr. Stuart M. Sloan

EXECUTIVE COMPENSATION

Summary Compensation

The following table sets forth information regarding compensation earned by our named executive officers for service to us during 2011 and, if applicable, 2010, whether or not such amounts were paid in such year. None of the individuals served as a named executive officer during 2009.

Name and Principal Position	Year(1)	Salary ($)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(3)	All Other Compensation ($)(4)	Total ($)
Benjamin G. Wolff	2011	621,609	1,250,000	—	1,320,500	34,345	3,226,454
President and Chief Executive Officer	2010	500,000	500,000	2,320,000	2,040,000	30,000	5,390,000

Thomas J. Neary(5)	2011	110,953	55,822	—	187,500	4,212	358,487
Vice President, Chief Financial Officer

Timothy P. Leybold(6)	2011	283,371	—	—	—	—	283,371
Former Interim Chief Financial Officer	2010	378,022	—	—	—	—	378,022

R. Gerard Salemme(7)	2011	294,680	707,946	482,500	1,637,000	34,341	3,156,467
Chief Strategy Officer, Executive Vice President

Joseph K. Siino(8)	2011	213,846	185,000	—	2,390,000	4,224	2,793,070
Chief IP Officer

Timothy M. Dozois(9)	2011	104,167	32,367	—	208,500	4,212	349,246
Corporate Counsel

(1)	Compensation is provided only for years for which each individual was a named executive officer.
(2)	Reflects discretionary cash bonuses paid in February 2012 to our named executive officers for 2011 performance. These bonuses are described under “Compensation Discussion and Analysis” above.
(3)	Reflects the grant date fair value computed in accordance with applicable accounting guidance for stock and option awards granted during each year. These equity grants are described under “Compensation Discussion and Analysis” above or in the “Grants of Plan-Based Awards in 2011” or “Outstanding Equity Awards at 2011 Year-End” tables below.

Values not included in the table: In 2011, the Compensation Committee approved awards to the executives listed below with vesting tied to Company performance. On the grant date, achievement of the conditions was not deemed probable, and accordingly, pursuant to the SEC’s disclosure rules, no value is included in the table for these awards. Below are the fair values of such awards at grant date assuming achievement of the highest level of performance condition.

Name	2011 Performance Based Restricted Stock Awards ($)	2011 Performance Based Stock Appreciation Awards ($)
Benjamin G. Wolff	2,641,000	—
Thomas J. Neary	384,000	—
Timothy P. Leybold	—	—
R. Gerard Salemme	1,946,000	—
Joseph K. Siino	—	1,826,000
Timothy M. Dozois	417,000	—

We have disclosed the assumptions made in the valuation of the restricted stock and option awards under Note 8 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011. The amounts reported do not reflect the compensation actually received by our named executive officers. There can be no assurance that stock options will be exercised (in which case no value will be realized by the individual) or that the value on vesting of exercise will approximate the compensation expense recognized by the Company.

(4)	The amounts reported in this column represent (a) a Company contribution to Pendrell’s 401(k) plan in the amount of $4,083 for each of Messrs. Wolff, Neary, Salemme, Siino and Dozois; (b) Company-paid term life insurance premiums in the amount of $262, $129, $258, $141 and $129 for each of Messrs. Wolff, Neary, Salemme, Siino and Dozois, respectively; and (c) compensation in the amount of $30,000 paid to Mr. Wolff in each of 2010 and 2011, and to Mr. Salemme in 2011, for service on the board of directors of DBSD North America, Inc., our former subsidiary.
(5)	Mr. Neary joined us as our Chief Financial Officer in July 2011. His annualized base salary for 2011 was $250,000.
(6)	Mr. Leybold served as our former interim Chief Financial Officer under the terms of a consulting agreement with Tatum, LLC until Mr. Neary joined us in July 2011.
(7)	Mr. Salemme joined us as our Chief Strategy Officer in March 2011. His annualized base salary at the end of 2011 was $400,000.
(8)	Mr. Siino joined us as our Chief IP Officer in June 2011. His annualized base salary for 2011 was $400,000.
(9)	Mr. Dozois joined us as Corporate Counsel under the terms of a part-time consulting agreement in May 2010, pursuant to which he also served as Acting General Counsel and Corporate Secretary. In July 2011, he accepted a full-time position serving in the same roles. He resigned his positions as Acting General Counsel and Corporate Secretary in June 2012, but continues in his position as Corporate Counsel.

Grants of Plan-Based Awards in 2011

The following table provides information concerning the long-term incentive awards made in 2011 to each of the named executive officers under the 2000 Plan.

Name	Grant Date	Committee Action Date(1)	Estimated Future Payouts Under Equity Incentive Plan Awards(2)				All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($ /Sh)(5)		Grant Date Fair Value of Stock and Option Awards ($)(6)
			Threshold ($)	Target ($)		Maximum ($)
Benjamin G. Wolff	07/05/11			950,000		950,000					0
	07/15/11	07/05/11						950,000	$2.78		1,320,500

Thomas J. Neary	07/21/11			150,000		150,000					0
	08/15/11	07/18/11						150,000	$2.56		187,500

Timothy P. Leybold				—		—	—	—			—
R. Gerard Salemme	03/04/11	02/11/11					250,000				482,500
	03/04/11	02/11/11						400,000	$1.93		664,000
	07/05/11			700,000		700,000					0
	07/15/11	07/05/11						700,000	$2.78		973,000

Joseph K. Siino	06/17/11	06/14/11						1,000,000	$2.81		2,390,000
	06/17/11	06/14/11		500,000	(7)				$6.00	(7)	0
	06/17/11	06/14/11		350,000	(7)				$10.00	(7)	0

Timothy M. Dozois	07/05/11			150,000		150,000					0
	07/15/11	07/05/11						150,000	$2.78		208,500

(1)	The equity awards were approved by the Compensation Committee prior to the executive officer’s start date; the grant dates for these awards were the later of (a) the approval date; (b) the employment start date; or (c) such later date as determined by the Compensation Committee.
(2)	These performance-based restricted stock awards will vest as to (a) 50% of the shares on the earlier of (i) when the Company’s trailing 12-month net income reaches $50 million, or (ii) when the average closing share price of the Company’s Class A common stock for any 60 consecutive calendar days, as reported on Nasdaq, is $2.00 or higher; and (b) 50% of the shares on the earlier of (i) when the Company’s trailing 12-month net income reaches $100 million, or (ii) when the average closing share price of the Company’s Class A common stock for any 60 consecutive calendar days, as reported on Nasdaq, is $3.00 or higher. If any one of, or all of, the performance targets are not met within seven years, the unvested awards will be forfeited.
(3)	Mr. Salemme’s restricted stock award vests in four equal annual installments beginning March 4, 2012.
(4)	The stock options awarded to Mr. Wolff, Mr. Salemme, Mr. Siino and Mr. Dozois vest in four equal annual installments beginning June 17, 2012; Mr. Neary’s stock option vests in four equal annual installments beginning July 21, 2012.
(5)	The exercise price is the closing sales price of our common stock on NASDAQ on the grant date.
(6)	Reflects the grant date fair value computed in accordance with applicable accounting guidance for the stock and option awards. See footnote (1) to the “Summary Compensation” table above for further information on the performance based restricted stock awards and stock appreciation rights granted in 2011.
(7)	The stock appreciation rights granted to Mr. Siino were awarded at a substantially higher base price than our current stock price, and will only vest in the event the Company achieves certain net income goals for a period of two consecutive calendar years and can be settled only in cash. In order for Mr. Siino to realize any value from the awards upon achievement of the net income goals, the Company’s stock price will need to be in excess of the $6.00 and $10.00 base price of each award. If the performance conditions are not met within seven (7) years or if the Company’s stock price is not in excess of the respective base price at the time such net income goals are achieved, the awards will be forfeited.

Outstanding Equity Awards

The following table shows certain information regarding outstanding equity awards at December 31, 2011, for the named executive officers (with the exception of Mr. Leybold, our former interim Chief Financial Officer, who did not have outstanding equity awards).

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)		Market Value of Shares of Stock That Have Not Vested ($)(12)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested (#)		Equity Incentive Plan Awards: Market Value of Unearned Shares That Have Not Vested ($)(12)
Mr. Wolff	30,000	(1)	0			4.25	11/14/15
	30,000	(1)	0			5.85	10/01/16
	30,000	(1)	0			3.50	10/01/17
	22,500	(1)	7,500			1.01	10/01/18
	500,000	(2)	1,500,000			1.16	02/15/20
	0	(3)	950,000			2.78	07/15/21
								750,000	(13)	1,920,000	500,000	(13)	1,280,000
											950,000	(14)	2,432,000
Mr. Neary	0	(4)	150,000			2.56	08/15/21
											150,000	(14)	384,000
Mr. Salemme	120,000	(1)	0			4.25	11/14/15
	500,000	(5)	0			4.25	11/14/15
	30,000	(1)	0			5.85	10/01/16
	20,000	(1)	0			5.90	10/03/16
	30,000	(1)	0			3.50	10/01/17
	22,500	(1)	7,500			1.01	10/01/18
	25,000	(6)	75,000			1.61	06/30/20
	7,500	(7)	22,500			1.63	10/01/20
	0	(8)	400,000			1.93	03/04/21
	0	(3)	700,000			2.78	07/15/21
								250,000	(8)	640,000
											700,000	(14)	1,792,000
Mr. Siino	0	(9)	1,000,000			2.81	06/17/21
				500,000	(11)	6.00	06/17/21
				350,000	(11)	10.00	06/17/21
Mr. Dozois	7,500	(10)	22,500			1.50	06/15/20
	0	(3)	150,000			2.78	07/15/21
											150,000	(14)	384,000

(1)	Reflects option grants made in connection with services provided as a director, prior to joining the Company as an executive officer. The stock options vest at the rate of 25% each year. The 7,500 unvested options vest in one remaining installment on October 1, 2012.
(2)	The stock options vest at the rate of 25% each year, beginning January 1, 2010.
(3)	The stock options vest at the rate of 25% each year, beginning June 17, 2012.
(4)	The stock options vest at the rate of 25% each year, beginning July 21, 2012.
(5)	Reflects an option grant made in connection with services provided as a consultant, prior to joining the Company as an executive officer.
(6)	Reflects option grants made in connection with services provided as a director, prior to joining the Company as an executive officer. The stock options vest at the rate of 25% each year, beginning July 30, 2011.
(7)	Reflects option grants made in connection with services provided as a director, prior to joining the Company as an executive officer. The stock options vest at the rate of 25% each year, beginning October 1, 2011.
(8)	Mr. Salemme’s stock option and restricted stock award vest at the rate of 25% each year, beginning March 4, 2012.
(9)	The stock options vest at the rate of 25% on June 17, 2012 and 1/48th on each monthly anniversary thereafter.
(10)	Reflects an option grant made in connection with services provided as a consultant, prior to joining the Company as an executive officer. The stock option vests at the rate of 25% each year, beginning June 15, 2011.
(11)	See footnote (7) to the “Grants of Plan-Based Awards in 2011” table above for the performance based vesting terms of these stock appreciation rights. The number of stock appreciation rights indicated is the maximum number of shares that could vest under the award.
(12)	The market value of stock was computed by multiplying the number of shares by our closing stock price on December 30, 2011 (the last business day of the year), of $2.56 per share.

(13)	The vesting conditions under this restricted stock award are as follows: 750,000 are time-based and vest in three remaining equal annual installments on January 1, 2012, January 1, 2013 and January 1, 2014, and 500,000 were subject to vesting upon the satisfaction of specific performance criteria. On August 24, 2012, the Company’s Board of Directors determined, with the concurrence of Mr. Wolff, that the vesting conditions associated with the 500,000 shares of performance-based restricted stock issued to Mr. Wolff in February 2010 will not be satisfied. The vesting of the Performance Shares was conditioned upon Board approval following resolution of the Company’s litigation with The Boeing Company. The Board’s determination resulted in the cancellation of all of the Performance Shares.
(14)	See footnote (2) to the “Grants of Plan-Based Awards in 2011” table above for the performance based vesting terms of this restricted stock award. The number of restricted shares shown is the maximum number of shares that could vest under the award.

Option Exercises and Stock Vested in 2011

The following table provides information on the value of stock awards that vested for Mr. Wolff, the only named executive officer who acquired shares on vesting of stock awards during 2011. None of our named executive officers exercised any of their outstanding stock options during 2011.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Shares Withheld to Cover Withholding (#)	Net Number of Shares Received (#)	Value Realized on Vesting ($)(1)
Mr. Wolff	750,000	69,115	680,885	1,630,000

(1)	Calculated based upon the gross number of shares acquired upon vesting (without taking into account shares withheld to cover taxes) and the closing price of our common stock on the respective vesting date(s).

Pension Benefits

During 2011, the Company did not provide pension benefits for any named executive officer.

Non-Qualified Deferred Compensation

During 2011, the Company did not provide non-qualified deferred compensation benefits for any named executive officer.

Potential Payments Upon Termination or Change in Control

The following summaries and tables set forth certain compensation that would have become payable under existing plans and arrangements if the named executive’s employment had terminated on December 31, 2011.

Change in Control

All employees, including the named executive officers, are entitled to acceleration of the shares underlying their stock option grants upon the occurrence of certain events. Specifically, under the terms of the 2000 Plan, in the event of a Corporate Transaction (as defined in the 2000 Plan), outstanding awards will either automatically vest, or, depending on the type of Corporate Transaction, may be replaced with essentially equivalent awards from the surviving entity in the Corporate Transaction.

Termination

Mr. Wolff, Mr. Salemme and Mr. Dozois are the only named executive officers who have severance provisions in their employment letters that may be triggered upon termination of employment. The following descriptions are based upon the terms of each such employment letter:

Benjamin G. Wolff. Mr. Wolff’s employment is at-will, and he is subject to termination with or without cause. However, if we terminate Mr. Wolff without Cause, or if he terminates his employment due to Disability or resigns from the Company for Good Reason (as those terms are defined in his employment letter), upon execution of a release of claims, he is entitled to: (i) payment of an amount equal to two times the sum of his base salary then in effect (which is currently $750,000) plus 100% of his target bonus (which is currently $750,000); provided that the payments will be accelerated to the extent necessary to comply with Section 409A, plus a full gross up for all taxes and other payments that may be due pursuant to Section 409A; (ii) continuation of health benefits for up to two (2) years; and (iii) vesting of all options and shares of restricted stock in which he would have vested had he remained actively employed through the second anniversary of the date of termination (with the exception of the July 5, 2011 grant of performance based restricted stock).

R. Gerard Salemme. Mr. Salemme’s employment is at-will, and he is subject to termination with or without cause. However, if we terminate Mr. Salemme without Cause, or if he terminates employment due to Disability or resigns from the Company for Good Reason (as those terms are defined in his employment letter), upon execution of a release of claims, he is entitled to: (i) payment of an amount equal to his base salary then in effect (which is currently $400,000) plus 100% of his target bonus (which is currently $400,000); provided that the payments will be accelerated to the extent necessary to comply with Section 409A and (ii) vesting of all options and shares of restricted stock in which he would have vested had he remained actively employed through the second anniversary of the date of termination (with the exception of the July 5, 2011 grant of performance based restricted stock).

Timothy M. Dozois. Mr. Dozois’ employment is at-will, and he is subject to termination with or without cause. However, if we terminate Mr. Dozois without Cause, or if he resigns from the Company for Good Reason (as those terms are defined in his employment letter), upon execution of a release of claims, he is entitled to payment of an amount equal to his base salary then in effect (which is currently $250,000).

Estimated Payments

The tables below set forth potential benefits that each named executive officer would be entitled to receive upon termination of employment or change in control in the situations outlined above. These disclosed amounts are estimates only and do not necessarily reflect the actual amounts that would be paid to the named executive officers at the time they become eligible for payment. The amounts shown in the table are the amounts that could be payable under existing plans and arrangements if the named executive officer’s employment had terminated at December 31, 2011. Values for equity awards are based on our closing price on December 30, 2011, the last business day of the calendar year. The table below does not include amounts to which the named executive officers would be entitled that are already described in the preceding compensation tables, including the value of equity awards that have already vested.

	Change in Control	Employment Termination Events (2)			Total
Name	Accelerated Vesting of Equity Awards	Severance Payment(3)	Accelerated Vesting of Equity Awards	Health Insurance Coverage	Change in Control	Termination
Mr. Wolff	$7,743,625	$3,000,000	$3,971,625	$48,103	$7,743,625	$6,269,728	(4)
Mr. Neary	$384,000	—	—	—	$384,000	—
Mr. Leybold(1)	—	—	—	—	—	—
Mr. Salemme	$2,787,800	$800,000	$265,360	—	$2,787,800	$1,065,360
Mr. Siino	—	—	—	—	—	—
Mr. Dozois	$407,850	$250,000	—	—	$407,850	$250,000

(1)	Mr. Leybold, our former interim Chief Financial Officer, was not entitled to any of the above benefits upon change in control or termination as he was engaged indirectly by the Company under a consulting fee arrangement with Tatum, LLC.
(2)	As described above, Mr. Wolff, Mr. Salemme and Mr. Dozois are entitled to certain severance payments in the event they are terminated without Cause, or if they resign from the Company for Good Reason (as those terms are defined in their employment letter); Mr. Wolff and Mr. Salemme are also entitled to these payments in the event their employment is terminated due to Disability (as defined in their employment letter).
(3)	Mr. Wolff’s severance payment is equal to two times the sum of his annual base salary and annual target performance bonus; Mr. Salemme’s severance payment is equal to the amount of his annual base salary plus 100% of his annual performance bonus; Mr. Dozois’ severance payment is equal to the amount of his annual base salary.
(4)	The total amount Mr. Wolff would be entitled to receive in the event of certain termination events (as set forth in this table and described above), does not include a gross up amount for taxes that may become due under 409A, to which Mr. Wolff is also entitled if he receives a severance payment.

PROPOSAL 3

APPROVAL OF THE REINCORPORATION OF THE COMPANY

FROM DELAWARE TO WASHINGTON

The Board of Directors has unanimously adopted a resolution recommending stockholder approval to change our state of incorporation from Delaware to Washington State, which we refer to as the “Reincorporation.”

The primary rationale for reincorporating in Washington State is that the franchise tax that we annually pay to the State of Delaware for the privilege of being organized under the corporations laws of Delaware was $180,000 for the year ended December 31, 2011 and is projected to remain at that level or higher in future years. By contrast, the annual license fees in Washington are currently less than $100 (inclusive of the annual license fee and state business license).

The Reincorporation will be effected through the merger of the Company into a recently formed Washington corporation that is a wholly-owned subsidiary of the Company, pursuant to an Agreement and Plan of Merger, or “Merger Agreement,” in substantially the form attached as Appendix A to this Proxy Statement. Upon completion of the merger, the surviving corporation will continue to operate our business under the name “Pendrell Corporation.” When appropriate in this section, we refer to the Company before the Reincorporation as “Pendrell Delaware,” and we refer to the surviving corporation as “Pendrell Washington.” In connection with the Reincorporation, if it is approved and implemented:

•

There will be no change in our business, management, employees, headquarters, benefit plans, assets, liabilities or net worth (other than as a result of the costs incident to the Reincorporation, which we expect to be immaterial);

•

Our directors and officers prior to the Reincorporation will hold the same respective positions following the Reincorporation, and there will be no substantive change in employment agreements for our executive officers or in other direct or indirect interests of our current directors or executive officers; and

•

Your shares of Class A Common Stock and Class B Common Stock and your related rights and preferences (together, the “Common Stock”) of Pendrell Delaware will automatically be converted into an equivalent number of shares of Class A Common Stock or Class B Common Stock, as applicable, of Pendrell Washington, having substantially identical rights and privileges to your current shares of Common Stock, and Pendrell Washington will apply to have shares of its Class A Common Stock listed on the Nasdaq Global Market under Pendrell Delaware’s current symbol “PCO.” YOU WILL NOT NEED TO EXCHANGE YOUR EXISTING PENDRELL DELAWARE STOCK CERTIFICATES FOR STOCK CERTIFICATES OF PENDRELL WASHINGTON.

Upon completion of the Reincorporation, the number of authorized shares of capital stock of the Company will be identical to the number of authorized shares of capital stock of the Company existing at the time of the Reincorporation.

Reasons for the Reincorporation in Washington

Our Board of Directors believes that the Reincorporation is in the best interests of the Company and our stockholders because it will eliminate our obligation to pay the annual Delaware franchise tax and this will result in significant savings over the long term. Assuming that we opted to remain in Delaware, we could be required to pay maximum franchise fees in Delaware (currently $180,000 per year). If we reincorporate in the State of Washington, our annual filing fee and annual license in the State of Washington will be insignificant by comparison.

No Impact on Operations or Business Locations

The process of Reincorporation will not impact daily operations, will not affect our commitment to our clients and vendors, and will not result in the Company physically relocating any of our offices. Our directors and officers immediately prior to the Reincorporation will serve as the directors and officers of the Company following the Reincorporation. This is a legal transaction designed to achieve the benefits highlighted above and described in further detail below.

Potential Disadvantages of Reincorporation in Washington

Delaware has historically been the state in which a majority of public companies incorporate. In an effort to encourage incorporation in Delaware, and for other policy reasons, Delaware has adopted comprehensive, modern and flexible corporate laws, which it periodically updates and revises to meet changing business needs. Because of Delaware’s prominence as a state of incorporation for many large corporations, the Delaware courts have developed considerable expertise in dealing with corporate issues as well as a substantial body of case law construing Delaware law and articulating public policies with respect to Delaware corporations. Although Washington statutes emulate Delaware corporation law in many respects, and although Washington courts are inclined to follow Delaware precedents in certain situations, Washington case law concerning the effects of its statutes and regulations is still more limited than that of Delaware, and Washington courts may have less experience with respect to certain aspects of corporate law. As a result, a potential disadvantage of the Reincorporation is that the Company and our stockholders may not experience the same degree of predictability with respect to legal uncertainties and disputes related to corporate affairs and transactions.

Principal Features of the Reincorporation — The Merger Agreement

The Reincorporation will be effected through the merger of the Company with and into Pendrell Washington, a recently-formed Washington corporation that is a wholly-owned subsidiary of the Company, pursuant to the Merger Agreement. Prior to the Reincorporation, Pendrell Washington will have no material assets or liabilities and will not have carried on any business. Upon completion of the Reincorporation, Pendrell Washington will succeed to the assets and liabilities of the Company and will continue to operate our business under the name “Pendrell Corporation” unless we subsequently change that name. The Merger Agreement is attached to this Proxy Statement as Appendix A.

Prior to the Reincorporation, Pendrell Washington will have ten shares of Class A Common Stock issued and outstanding, and ten shares of Class B Common Stock issued and outstanding, each held by the Company, with only minimal capital. Upon completion of the Reincorporation, each outstanding share of Class A Common Stock of the Company will be automatically converted into one share of Class A Common Stock of Pendrell Washington, and each outstanding share of Class B Common Stock of the Company will be automatically converted into one share of Class B Common Stock of Pendrell Washington. In addition, all outstanding options, rights or warrants exercisable for shares of the Company’s Common Stock will be automatically converted into comparable options, rights and warrants of Pendrell Washington. The terms of the Merger Agreement will provide that the ten outstanding shares of outstanding Series A Common Stock and the ten outstanding shares of Series B Common Stock of Pendrell Washington currently held by the Company will be cancelled upon the effectiveness of the Reincorporation, with the result that the Company’s current stockholders will be the only stockholders of Pendrell Washington.

Subject to obtaining requisite stockholder approval for the Reincorporation, the Reincorporation will become effective upon the filing of articles of merger with the Washington Secretary of State and a certificate of merger with the Delaware Secretary of State. We expect that the Delaware Secretary of State will insist that the Company satisfy its accrued franchise tax for 2012 before accepting the filing of the certificate of merger. Upon the effectiveness of the Reincorporation, the articles of incorporation and the bylaws of Pendrell Washington, in substantially the forms attached to this Proxy Statement as Appendices B and C, respectively, will govern corporate operations and activities of the Company.

Comparison of Stockholder Rights Before and After the Reincorporation

Because of differences between the Delaware General Corporation Law (the “DGCL”) and the Washington Business Corporation Act (the “RCW”), as well as differences between the Company’s charter documents before and after the Reincorporation, the Reincorporation will effect some changes in the rights of the Company’s stockholders. Summarized below are the most significant differences between the rights of the stockholders of the Company before and after the Reincorporation, as a result of the differences among the DGCL and the RCW, and the Delaware charter documents and the Washington charter documents.

We have endeavored to conform the Washington charter documents as closely as possible to the existing Delaware charter documents. However, some minor differences appear in the documents where such differences were necessary to adapt the existing provisions under Delaware law to differing requirements under Washington law. For instance, under Delaware law the ability of a stockholder to call a special meeting of stockholders is automatically limited to a particular set of circumstances, but under Washington law those circumstances must be described in the articles of incorporation. Similarly, Washington law requires that the reduction of certain voting thresholds, such as in connection with a change in control transaction, be described in the articles of incorporation, whereas those reductions apply automatically under Delaware law. The ability of stockholders to take non-unanimous action without a meeting under Washington law is also more limited with respect to a public company such as the Company. As a result, the shareholders of Pendrell Washington, unlike the stockholders of Pendrell Delaware, will not be permitted to take action by non-unanimous written consent.

The summary below is not intended to be relied upon as an exhaustive list of all differences or a complete description of the differences between the DGCL and the Delaware charter documents, on the one hand, and the RCW and the Washington charter documents, on the other hand. The summary below is qualified in its entirety by reference to the DGCL, the Delaware charter documents, the RCW and the Washington charter documents.

Authorized Capital Stock

Delaware Provisions	Washington Provisions

Pendrell Delaware’s authorized capital stock consists of 1,125,000,000 shares, $0.01 par value per share, of which (i) 900,000,000 shares are Class A Common Stock, (ii) 150,000,000 shares are Class B Common Stock, and (iii) 75,000,000 shares are Preferred Stock, with 2,800,000 shares of Preferred Stock designated Series A Junior Participating Preferred Stock, and 600,000 shares of Preferred Stock designated Series B Junior Participating Preferred Stock (each of which were designated in connection with the Company’s adoption of a Tax Benefits Preservation Plan in January, 2010, as described more fully below). The remaining shares of Preferred Stock may be designated by the Board of Directors without stockholder action.

The holders of Pendrell Delaware’s capital stock have the following voting rights for all matters voted on by the stockholders, including the election of directors:

•    Each share of Class A Common Stock is entitled to one vote;

•    Each share of Class B Common Stock is entitled to ten votes;

•    Each Unit of Series A Junior Participating Preferred Stock is entitled to one vote (subject to certain adjustments as described in the charter); and

Pendrell Washington’s authorized capital stock will mirror exactly the authorized capital stock of Pendrell Delaware. Such authorized capital stock will consist of 1,125,000,000 shares, $0.01 par value per share, of which (i) 900,000,000 shares will be Class A Common Stock, (ii) 150,000,000 shares will be Class B Common Stock, and (iii) 75,000,000 shares will be Preferred Stock. 2,800,000 shares of the Preferred Stock will be designated Series A Junior Participating Preferred Stock, and 600,000 shares of the Preferred Stock will be designated Series B Junior Participating Preferred Stock, which mirrors the designations made in connection with Pendrell Delaware’s adoption of a Tax Benefits Preservation Plan in January 2010, as described more fully below. The remaining authorized but undesignated shares of Preferred Stock may be designated by the Board of Directors without stockholder action.

The holders of Pendrell Washington’s capital stock will have the following voting rights for all matters voted on by the stockholders, including the election of directors:

•    Each share of Class A Common Stock will be entitled to one vote;

Delaware Provisions	Washington Provisions

•    Each Unit of Series B Junior Participating Preferred Stock is entitled to ten votes (subject to certain adjustments as described in the charter).

The holders of Pendrell Delaware’s Common Stock have no cumulative voting, redemption or preemptive rights. The holders of Class B Common Stock have the right to convert each such share into one share of Class A Common Stock. Additionally, any share of Class B Common Stock that is transferred to a person who is not a permitted transferee (which term includes Craig O. McCaw, one of our major stockholders, and his affiliated entities) under the terms of Pendrell Delaware’s certificate of incorporation will automatically be converted into one share of Class A Common Stock. The holders of the Pendrell Delaware’s Common Stock are entitled to such dividends as may be declared from time to time by the Board of Directors from funds available therefor, and upon liquidation will be entitled to receive pro rata all assets of Pendrell Delaware available for distribution to such holders.

Pendrell Delaware’s Series A Junior Participating Preferred Stock and Series B Junior Participating Preferred Stock are not redeemable. Each Unit of Series A Junior Participating Preferred Stock and Series B Junior Participating Preferred Stock is entitled, when, as and if declared by the Board of Directors, to a minimum preferential quarterly dividend payment of the greater of (a) $0.001 and (b) an amount equal to the dividend declared per share of Class A Common Stock or Class B Common Stock, respectively. In the event of liquidation, dissolution or winding up of Pendrell Delaware, the holders of the Series A Junior Participating Preferred Stock and Series B Junior Participating Preferred Stock will be entitled to a minimum preferential payment of the greater of (a) $0.01 per Unit and (b) an amount equal to the payment made per share of Class A Common Stock or Class B Common Stock, respectively. Holders of Series B Junior Participating Preferred Stock have the right to convert their Units of Series B Junior Participating Preferred Stock into an equal number of Units of Series A Junior Participating Preferred Stock at any time. Units of Series B Junior Participating Preferred Stock will automatically be converted into an equal number of Units of Series A Junior Participating Preferred Stock upon any transfer, other than certain permitted transfers. These rights are protected by customary anti-dilution provisions.

•    Each share of Class B Common Stock will be entitled to ten votes;

•    Each “Unit” (which is equal to 1/1000 of a share) of Series A Junior Participating Preferred Stock will be entitled to one vote (subject to certain adjustments as described in the articles of incorporation); and

•    Each Unit of Series B Junior Participating Preferred Stock will be entitled to ten votes (subject to certain adjustments as described in the articles of incorporation).

The holders of Pendrell Washington’s Common Stock will not have any cumulative voting, redemption or preemptive rights. The holders of Class B Common Stock will have the right to convert each such share into one share of Class A Common Stock. Additionally, any share of Class B Common Stock that is transferred to a person who is not a permitted transferee (which term includes Craig O. McCaw, one of our major stockholders, and his affiliated entities) under the terms of Pendrell Washington’s articles of incorporation will automatically be converted into one share of Class A Common Stock. The holders of Pendrell Washington’s Common Stock will be entitled to such dividends as may be declared from time to time by the Board of Directors from funds available therefor, and upon liquidation will be entitled to receive pro rata all assets of Pendrell Washington available for distribution to such holders.

The Pendrell Washington Series A Junior Participating Preferred Stock and Series B Junior Participating Preferred Stock will not be redeemable. Each Unit of Series A Junior Participating Preferred Stock and Series B Junior Participating Preferred Stock will be entitled, when, as and if declared by the Board of Directors, to a minimum preferential quarterly dividend payment of the greater of (a) $0.001 and (b) an amount equal to the dividend declared per share of Class A Common Stock or Class B Common Stock, respectively. In the event of liquidation, dissolution or winding up of Pendrell Washington, the holders of the Series A Junior Participating Preferred Stock and Series B Junior Participating Preferred Stock will be entitled to a minimum preferential payment of the greater of (a) $0.01 per Unit and (b) an amount equal to the payment made per share of Class A Common Stock or Class B Common Stock, respectively. Holders of

Washington Provisions

Series B Junior Participating Preferred Stock will have the right to convert their Units of Series B Junior Participating Preferred Stock into an equal number of Units of Series A Junior Participating Preferred Stock at any time. Units of Series B Junior Participating Preferred Stock will automatically be converted into an equal number of Units of Series A Junior Participating Preferred Stock upon any transfer, other than certain permitted transfers. These rights are protected by customary anti-dilution provisions.

All of the shares of Pendrell Washington’s capital stock issued in connection with the Reincorporation will be validly issued, fully paid and non-assessable.

Number of Directors; Election; Removal; Filling Vacancies; Independent Directors

Delaware Provisions	Washington Provisions

The Pendrell Delaware charter documents provide that there shall be at least one director and no more than 17 directors and that the number of directors may be increased or decreased at any time by a vote of a majority of the entire Board of Directors. The number of directors is currently set at eight. Delaware law permits a corporation to classify its board of directors so that less than all of the directors are elected each year to overlapping terms. The Pendrell Delaware charter documents do not provide for a classified board of directors and each director will serve for a term ending on the date of the subsequent annual meeting following the annual meeting at which such director was elected.

Under the DGCL, stockholders may remove one or more directors with or without cause. The Pendrell Delaware bylaws provide that the stockholders may remove one or more directors with or without cause at a special meeting called for the purpose of removing the director, or at an annual meeting, upon the affirmative vote of the holders of a majority of the votes entitled to vote for the election of directors. A vacancy on the Board of Directors, whether created as a result of the death, resignation, disqualification or removal of a director or resulting from an enlargement of the Board of Directors, may only be filled by a majority of the directors then in office.

The Pendrell Washington charter documents will provide that the number of directors shall not be less than one nor more than 17, with the specific number of directors to be set by a resolution of a majority of the Board of Directors. The number of directors will be initially set at eight. The directors will be elected by the holders of Class A Common Stock and Class B Common Stock, voting together as a single class, at the annual meeting and all directors will hold office until their successors are elected and qualified, or until their earlier death, resignation or removal. The RCW permits a corporation to classify its board of directors so that less than all of the directors are elected each year to overlapping terms. The Pendrell Washington charter documents will not provide for a classified board of directors and each director will serve for a term ending on the date of the next subsequent annual meeting following the annual meeting at which such director was elected.

Under the RCW, stockholders may remove one or more directors with or without cause unless the articles of incorporation provide that directors may be removed only for cause. The Pendrell Washington articles of incorporation will not adopt this limitation. A director may be removed by the stockholders only at a special meeting called for that purpose. The Pendrell Washington charter documents will provide that the stockholders may remove one or more directors with or without cause at a special meeting called for the purpose of removing the director, or at an annual meeting, upon the affirmative vote of the

Washington Provisions

holders of a majority of the votes entitled to vote for the election of directors. A vacancy on the Board of Directors, whether created as a result of the death, resignation, disqualification or removal of a director or resulting from an enlargement of the Board of Directors, may only be filled by a majority of the directors then in office.

Cumulative Voting for Directors

Delaware Provisions	Washington Provisions

Delaware law permits cumulative voting if provided in the certificate of incorporation. The Pendrell Delaware charter documents expressly prohibit cumulative voting.

Under Washington law, unless the articles of incorporation provide otherwise, stockholders are entitled to use cumulative voting in the election of directors. The Pendrell Washington charter documents will expressly prohibit cumulative voting.

Corporate Action Without a Stockholder Meeting

Delaware Provisions	Washington Provisions

The DGCL permits corporate action to be taken non-unanimously without a meeting of stockholders upon the written consent of the holders of that number of shares necessary to authorize the proposed corporate action being taken, unless the certificate of incorporation expressly provide otherwise (which Pendrell Delaware’s charter does not). In the event a proposed corporate action is taken without a meeting by less than unanimous written consent of stockholders, the DGCL requires that prompt notice of the taking of such action be sent to those stockholders who have not consented in writing.

If the corporation is a public company, which Pendrell Washington will be, the RCW only permits action to be taken by stockholders without holding an actual meeting if the action is taken unanimously by all stockholders entitled to vote on the action.

Business Combinations; Interested Transactions

Delaware Provisions	Washington Provisions

Section 203 of the DGCL provides that, subject to certain exceptions specified therein, a corporation shall not engage in any business combination with any “interested stockholder” for a three-year period following the date that such stockholder becomes an interested stockholder unless (i) prior to such date, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder, (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding shares

Section 23B.19.040 of the RCW provides that a Washington public company may not, for a period of five years following the date on which a stockholder becomes the beneficial owner of ten percent or more of the corporation’s outstanding shares, without the prior approval of the corporation’s board of directors of the transaction or of the acquisition by the stockholder resulting in the stockholder’s ownership of ten percent or more of the corporation’s outstanding shares, engage in (i) a merger, share exchange, or consolidation with such stockholder or an affiliate of such stockholder, (ii) a sale or other disposition to such stockholder of assets with a value equal to five percent or more of the aggregate market

Delaware Provisions	Washington Provisions

held by directors who are also officers and employee stock purchase plans in which employee participants do not have the right to determine confidentially whether plan shares will be tendered in a tender or exchange offer), or (iii) on or subsequent to such date, the business combination is approved by the board of directors of the corporation and by the affirmative vote at an annual or special meeting, and not by written consent, of at least 662/3% of the outstanding voting stock which is not owned by the interested stockholder. Except as specified in Section 203 of the DGCL, an interested stockholder is defined to include (a) any person that is the owner of 15% or more of the outstanding voting stock of the corporation or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation, at any time within three years immediately prior to the relevant date, and (b) the affiliates and associates of any such person.

Under certain circumstances, Section 203 of the DGCL may make it more difficult for a person who would be an “interested stockholder” to effect various business combinations with a corporation for a three-year period, although the corporation’s certificate of incorporation or stockholders may elect to exclude a corporation from the restrictions imposed thereunder. Pendrell Delaware’s certificate of incorporation excludes the Company from the restrictions imposed under Section 203 of the DGCL.

value of all the corporation’s assets, or having an aggregate value equal to five percent or more of the aggregate market value of all the outstanding shares of the corporation, or representing five percent or more of the earning power of the corporation, (iii) a termination, as a result of such stockholder’s acquisition of ten percent or more of the shares of the corporation, of five percent or more of the employees of the corporation employed in Washington whether at one time or over the five-year period following the date that the stockholder acquires ten percent of the corporation’s voting securities, (iv) an issuance, transfer or redemption by the corporation of shares, options or warrants to such stockholder, (v) a liquidation or dissolution proposed by or pursuant to an agreement with such stockholder, (vi) a reclassification of securities, including any share splits, share dividend or other distribution of shares in respect of stock, proposed by or pursuant to any agreement with such stockholder that has the effect of increasing the proportionate share of the outstanding shares of a class of shares owned by such stockholder, or (vii) a transaction with such stockholder in which the corporation makes any loans or advances to such stockholder or provides other financial assistance or tax credits or other tax advantages to such stockholder through the target corporation.

Under certain circumstances, Section 23B.19.040 of the RCW may make it more difficult for a person who is a 10% stockholder to effect various business combinations with a corporation for a five-year period and, in some cases, at any time.

In contrast to the comparable provisions under Delaware law, a Washington corporation is not permitted to exclude itself from these restrictions through a statement to that effect in its charter documents.

Limitation of Liability of Directors

Delaware Provisions	Washington Provisions

The DGCL permits a corporation to include a provision in its certificate of incorporation eliminating or limiting the personal liability of a director to the corporation or its stockholders for damages for certain breaches of the director’s fiduciary duty. However, no such provision may eliminate or limit the liability of a director: (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders; (ii) for acts

The RCW permits a corporation to include in its articles of incorporation provisions that eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for conduct as a director, provided that such provisions may not eliminate or limit the liability of a director for acts or omissions that involve (i) intentional misconduct by the director or a knowing

Delaware Provisions	Washington Provisions

or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for declaration of unlawful dividends or illegal redemptions or stock repurchases; or (iv) for any transaction from which the director derived an improper personal benefit.

Pendrell Delaware’s certificate of incorporation provides that a director will not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except as expressly provided in the DGCL. While these provisions provide directors with protection from awards for monetary damages for breaches of their duty of care, they do not eliminate such duty. Accordingly, these provisions will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director’s breach of the duty of care.

violation of law by a director, (ii) liability for unlawful distributions, or (iii) any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled. The exclusions from a director’s limitation of liability are narrower and more specific under Washington law than under the comparable provisions of Delaware law, with the result that the scope of the release of liability may be broader under Washington law.

Pendrell Washington’s articles of incorporation will provide that a director shall have no personal liability to the Company or its stockholders for monetary damages for breach of conduct as a director; provided that a director will remain liable for acts or omissions that involve intentional misconduct by a director or a knowing violation of law by a director, for voting or assenting to an unlawful distribution, or for any transaction from which the director will personally receive a benefit in money, property, or services to which the director is not legally entitled. While these provisions provide directors with protection from awards for monetary damages for breaches of their duty of care, they do not eliminate such duty. This provision does not affect the availability of equitable remedies such as an injunction based upon a director’s breach of the duty of care.

Indemnification of Officers and Directors

Both the RCW and the DGCL permit a corporation to indemnify officers, directors, employees and agents for actions taken in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal action, which they had no reasonable cause to believe was unlawful. Both states’ laws provide that a corporation may advance expenses of defense (upon receipt of a written undertaking to reimburse the corporation if indemnification is not appropriate), and both states permit a corporation to purchase and maintain liability insurance for its directors and officers.

Delaware Provisions	Washington Provisions

The DGCL provides that indemnification may not be made for any matter as to which a person has been adjudged by a court of competent jurisdiction to be liable to the corporation, unless and only to the extent a court determines that the person is entitled to indemnity for such expenses as the court deems proper.

Pendrell Delaware’s charter documents provide that it shall indemnify each person whom it may indemnify to the extent permitted by the DGCL and that the Company may purchase and maintain insurance on

The RCW provides that a corporation may not indemnify a director in connection with a proceeding in which the director was adjudged liable to the corporation or in connection with any other proceeding in which the director was adjudged liable on the basis that personal benefit was improperly received by the director.

Pendrell Washington’s charter documents will provide that it shall indemnify each person whom it may indemnify to the maximum extent permitted by

Delaware Provisions	Washington Provisions

behalf of any person who is or was serving as a director, officer, employee or agent of the Company, or of another entity at the request of the Company.

the RCW and that the Company may purchase and maintain insurance on behalf of any person who is or was serving as a director, officer, employee or agent of the Company, or of another entity at the request of the Company.

Special Meetings of Stockholders

Delaware Provisions	Washington Provisions

Under the DGCL, a special meeting of stockholders may be called by the corporation’s board of directors or by such persons as may be authorized by the corporation’s certificate of incorporation or bylaws.

Pendrell Delaware’s charter documents provide that a special meeting may be called at any time by (i) the Company’s Chairman of the Board, (ii) the Company’s Chief Executive Officer, (iii) the Company’s President, or (iv) by stockholders holding at least a majority of all votes attributable to the issued and outstanding shares of the Company taken together as a single class.

Under the RCW, a corporation must hold a special meeting of stockholders upon request by the board of directors or by such persons authorized to do so by the articles of incorporation or bylaws. A corporation must also hold a special meeting of stockholders if the holders of at least ten percent of all votes entitled to be cast at a special meeting deliver to the corporation a demand for a special meeting. However, a corporation that is a public company may in its articles of incorporation limit or deny the right of stockholders to call a special meeting.

Pendrell Washington’s charter documents will provide that special meetings of stockholders may be called at any time by (i) the Company’s Chairman of the Board, (ii) the Company’s Chief Executive Officer, (iii) the Company’s President, or (iv) by stockholders holding at least a majority of all votes attributable to the issued and outstanding shares of the Company taken together as a single class.

Amendment or Repeal of the Certificate of Incorporation

Delaware Provisions	Washington Provisions

Under the DGCL, unless the certificate of incorporation otherwise provides, amendments to the certificate of incorporation generally require the approval of the holders of a majority of the outstanding stock entitled to vote thereon, and if the amendment would increase or decrease the number of authorized shares of any class or series or the par value of such shares, or would adversely affect the rights, powers or preferences of such class or series, a majority of the outstanding stock of such class or series also would have to approve the amendment.

Pendrell Delaware’s charter documents provide that it reserves the right to amend, alter, change or repeal any provision contained in the Company’s certificate of incorporation, in the manner prescribed by statute and in the charter documents, and that all rights

Under the RCW, a board of directors may amend a corporation’s articles of incorporation without stockholder approval (i) to change any provisions with respect to the par value of any class of shares, (ii) to delete the names and addresses of the initial directors, (iii) to delete the name and address of the initial registered agent or registered officer, (iv) if the corporation has only one class of shares outstanding, solely to effect a forward or reverse stock split, or change the number of authorized shares of that class in proportion to such forward or reverse split, or (v) to change the corporate name. Other amendments to the articles of incorporation must be approved, in the case of a public company, by a majority of the votes entitled to be cast on the proposed amendment.

Delaware Provisions	Washington Provisions

conferred upon stockholders in the Company’s charter documents are granted subject to this reservation.

Pendrell Washington’s charter documents will provide that it reserves the right to amend, alter, change or repeal any provision contained in the Company’s articles of incorporation in any manner permitted by the RCW. There may also be class or series voting rights in some circumstances as described below.

Amendment to Bylaws

Delaware Provisions	Washington Provisions

Under the DGCL, directors may amend the bylaws of a corporation only if such right is expressly conferred upon the directors in its certificate of incorporation.

Pendrell Delaware’s charter documents provide that the Board of Directors and the stockholders have the power to adopt, amend, alter or repeal the bylaws of the Company.

The RCW provides that the board of directors may amend or repeal the corporation’s bylaws unless the articles of incorporation reserve this power exclusively to the stockholders; or unless the stockholders, in amending or repealing a particular bylaw, provide expressly that the board of directors may not amend or repeal that bylaw. The stockholders may also amend or repeal the corporation’s bylaws, or adopt new bylaws, even though the bylaws may also be amended or repealed by the board of directors. The bylaws may contain any provision, not in conflict with Washington law or the articles of incorporation, for managing the business and regulating the affairs of the corporation.

Pendrell Washington’s charter documents will provide that the Board of Directors has the power to adopt, amend or repeal the bylaws of the Company, subject to the power of the stockholders to amend or repeal the bylaws, and that the stockholders also have the power to amend or repeal the bylaws and to adopt new bylaws.

Committees of the Board of Directors

Delaware Provisions	Washington Provisions

The DGCL provides that the board of directors may delegate certain of its duties to one or more committees elected by a majority of the board of directors. A Delaware corporation can delegate to a committee of the board of directors, among other things, the authority to nominate candidates for election to the office of director, to fill vacancies on the board of directors, to reduce earned or capital surplus, and to authorize the acquisition of the corporation’s own stock. Moreover, if the corporation’s certificate of incorporation or bylaws, or the resolution of the board of directors creating the committee so permits, a committee of the board of directors may declare dividends and authorize the

The RCW provides that the board of directors may delegate certain of its duties to one or more committees elected by a majority of the board of directors. Under the RCW, each committee may exercise such powers of the board of directors as are specified by the board of directors; however, a committee may not (i) authorize or approve a distribution except in accordance with a general formula or method prescribed by the board of directors, (ii) approve or propose to stockholders any action that the RCW requires be approved by stockholders, (iii) fill vacancies on the board of directors or on any of its committees, (iv) amend the

Delaware Provisions	Washington Provisions

issuance of stock. However, a committee may not (i) approve or adopt, or recommend to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the DGCL to be submitted to stockholders for approval, or (ii) adopt, amend or repeal any bylaw of the corporation.	articles of incorporation, (v) adopt, amend or repeal bylaws, (vi) approve a plan of merger not requiring stockholder approval, or (vii) approve the issuance or sale of shares or determine the designation and relative rights, preferences and limitations of a class or series of shares.

Mergers and Acquisitions

Delaware Provisions	Washington Provisions

Under the DGCL, a merger, consolidation, sale of all or substantially all of a corporation’s assets other than in the regular course of business or dissolution of a corporation must be approved by a majority of the outstanding shares entitled to vote. No vote of stockholders of a constituent corporation surviving a merger, however, is required (unless the corporation provides otherwise in its certificate of incorporation) if (i) the merger agreement does not amend the certificate of incorporation of the surviving corporation, (ii) each share of stock of the surviving corporation outstanding before the merger is an identical outstanding or treasury share after the merger, and (iii) the number of shares to be issued by the surviving corporation in the merger does not exceed 20% of the shares outstanding immediately prior to the merger.

Under the RCW, a merger, share exchange, consolidation, sale of substantially all of a corporation’s assets other than in the regular course of business, or dissolution of a public corporation must be approved by the affirmative vote of a majority of directors when a quorum is present, and by two-thirds of all votes entitled to be cast by each voting group entitled to vote as a separate group, unless a higher or lower proportion is specified in the articles of incorporation.

Pendrell Washington’s charter documents will reduce this threshold to a majority of the votes entitled to be cast by the stockholders of the Company, voting together as a single class.

The RCW also provides that certain mergers need not be approved by the stockholders of the surviving corporation if: (i) the articles of incorporation will not change in the merger, except for specified permitted amendments; (ii) no change occurs in the number, designations, preferences, limitations and relative rights of shares held by those stockholders who were stockholders prior to the merger; (iii) the number of voting shares outstanding immediately after the merger, plus the voting shares issuable as a result of the merger, will not exceed the authorized voting shares specified in the surviving corporation’s articles of incorporation immediately prior to the merger; and (iv) the number of participating shares outstanding immediately after the merger, plus the number of participating shares issuable as a result of the merger, will not exceed the authorized participating shares specified in the corporation’s articles of incorporation immediately prior to the merger.

Class Voting

Delaware Provisions	Washington Provisions

The DGCL requires voting by separate classes only with respect to amendments to the certificate of incorporation that adversely affect the holders of those classes or that increase or decrease the aggregate number of authorized shares or the par value of the shares of any of those classes.

Under the RCW, a corporation’s articles of incorporation may authorize one or more classes or series of shares that have special, conditional or limited voting rights, including the right to vote on certain matters as a group. Additionally, under the RCW, classes or series of shares have, by default application, special voting rights with respect to certain corporate matters, such as certain amendments to the articles of incorporation and mergers and share exchanges. Under the RCW, a corporation’s articles of incorporation may expressly limit the rights of holders of a class or series to vote as a group with respect to certain amendments to the articles of incorporation and as to mergers and share exchanges, even though they may adversely affect the rights of holders of that class or series.

Pendrell Washington’s articles of incorporation will not authorize special, conditional or limited class or series voting rights and will expressly limit class or series voting rights with respect to mergers and share exchanges as well as amendments to the Company’s articles of incorporation that would increase the authorized shares of a class or series or establish or increase distribution rights that are prior or on a parity with a particular class or series.

Preemptive Rights

Delaware Provisions	Washington Provisions

Under Delaware law, a stockholder does not have preemptive rights to purchase a proportional percentage of newly issued shares unless such rights are specifically granted in the certificate of incorporation.

Pendrell Delaware’s certificate of incorporation provide that stockholders do not have any preemptive rights.

Under the RCW, a stockholder has preemptive rights to purchase a proportional percentage of newly issued shares (subject to certain statutory exceptions such as shares issued as compensation to directors, officers, agents or employees of the corporation, shares issued pursuant to the conversion of certain convertible securities, shares issued pursuant to the corporation’s initial plan of financing or shares sold for consideration other than money) unless such rights are specifically denied in the articles of incorporation.

Pendrell Washington’s articles of incorporation will provide that stockholders do not have any such statutory preemptive rights.

Transactions with Officers and Directors

Delaware Provisions	Washington Provisions

The DGCL provides that contracts or transactions between a corporation and one or more of its officers or directors or an entity in which they have an interest is not void or voidable solely because of such interest or the participation of the director or officer in a meeting of the board of directors or a committee which authorizes the contract or transaction if (i) the material facts as to the relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board of directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of disinterested directors, even though the disinterested directors are less than a quorum, or (ii) the material facts as to the relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; otherwise, there must be a showing that the contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified by the board of directors, a committee thereof or the stockholders.

As permitted under Delaware law, Pendrell Delaware’s certificate of incorporation contains specific procedures intended to regulate and guide transactions that may involve Craig O. McCaw and/or his affiliated entities (who are directly or indirectly significant stockholders of the Company) on the one hand, and the Company, on the other hand.

The RCW sets forth a safe harbor that insulates certain kinds of transactions between a corporation and one or more of its directors from being challenged as to its legality or fairness. A conflicting interest transaction may not be enjoined, set aside or give rise to damages if, after disclosure of the material facts of such conflicting interest transaction (i) it is approved by a majority of the qualified directors on the board of directors or an authorized committee, but in either case no fewer than two qualified directors, or (ii) it is approved by a majority of all qualified shares; otherwise, there must be a showing that, at the time of commitment, the transaction was fair to the corporation. For purposes of this provision, “qualified director” is one who does not have (a) a conflicting interest respecting the transaction, or (b) a familial, financial, professional or employment relationship with a non-qualified director which relationship would reasonably be expected to exert an influence on the qualified director’s judgment when voting on the transaction. “Qualified shares” are defined generally as shares other than those beneficially owned, or the voting of which is controlled, by a director who has a conflicting interest respecting the transaction.

Pendrell Washington’s articles of incorporation will not include specific procedures to regulate transactions that may involve Craig O. McCaw and/or his affiliated entities (who will be direct or indirect significant shareholders of Pendrell Washington) on the one hand, and Pendrell Washington, on the other hand, as any such transactions will be regulated and guided in accordance with the procedures set forth in the RCW. The inclusion of language regarding potential conflicting interest transactions in a company’s articles of incorporation would not change the manner by which such transactions are treated under Washington law.

Stock Redemptions and Repurchases

Delaware Provisions	Washington Provisions

Under the DGCL, a corporation may purchase or redeem its own shares of capital stock, except when the capital of the corporation is impaired or when such purchase or redemption would cause any impairment of the capital of the corporation.

Under the RCW, a corporation may repurchase or redeem its own shares provided that no repurchase or redemption may be made if, after giving effect to the repurchase or redemption (i) the corporation would not be able to pay its liabilities as they

Washington Provisions

become due or (ii) the corporation’s total assets would be less than the sum of its total liabilities plus the amount that would be needed, if the corporation were to be dissolved at the time of the repurchase or redemption, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights are superior to those whose shares are being repurchased or redeemed.

Proxies

Delaware Provisions	Washington Provisions

Under the DGCL, a proxy executed by a stockholder will remain valid for a period of three years unless the proxy provides for a longer period, or unless it is revoked by such stockholder. A proxy will be irrevocable by the stockholder granting it if it includes a statement as to its irrevocable nature, and is coupled with an interest.

Under the RCW, a proxy executed by a stockholder will remain valid for eleven months unless a longer period is expressly provided in the appointment, or unless it is revoked by such stockholder. A proxy will be irrevocable by the stockholder granting it if it includes a statement as to its irrevocable nature, and is coupled with an interest.

Consideration for Stock

Delaware Provisions	Washington Provisions

Under the DGCL, a corporation may accept as consideration for its stock a combination of cash, property or past services in an amount not less than the par value of the shares being issued, and a secured promissory note or other binding obligation executed by the subscriber for any balance, the total of which must equal at least the par value of the issued stock, as determined by the board of directors.

Under the RCW, a corporation may issue its capital stock in return for consideration consisting of any tangible or intangible property or benefit to the corporation, including cash, promissory notes, services performed, contracts for services to be performed, or other securities of the corporation.

Stockholders Rights to Examine Books and Records

Delaware Provisions	Washington Provisions

The DGCL provides that any stockholder of record may demand to examine the corporation’s books and records (including stock ledger, list of stockholders, and its other books and records), during reasonable business hours, for any proper purpose. If management of the corporation refuses, the stockholder can compel release of the books by court order.

The RCW provides that upon five business days’ notice to the corporation a stockholder is entitled to inspect and copy, during regular business hours at the corporation’s principal office, the corporation’s articles of incorporation, bylaws, minutes of all stockholders’ meetings for the past three years, certain financial statements for the past three years, communications to stockholders within the past three years, list of the names and business addresses of the current directors and officers and the corporation’s most recent annual report delivered to the secretary of state. Upon five business days’ notice, so long as the stockholder’s demand is made in good faith and for a proper purpose, the stockholder describes with

Washington Provisions

reasonable particularity the stockholder’s purpose and the records the stockholder desires to inspect, and the records are directly connected with the stockholder’s purpose, a stockholder may inspect and copy excerpts from minutes of any meeting of the board of directors or other records of actions of the board of directors, accounting records of the corporation and the record of stockholders.

Appraisal and Dissenters’ Rights

Under the RCW and the DGCL, stockholders have appraisal or dissenter’s rights, respectively, in the event of certain corporate actions such as a merger (though the availability of dissenter’s rights under the RCW occurs in more circumstances than under the DGCL). These rights include the right to dissent from voting to approve such corporate action, and demand fair value for the shares of the dissenting stockholder. If a proposed corporate action creating dissenters’ rights is submitted to a vote at a stockholders meeting, a stockholder who wishes to assert dissenters’ rights must (i) deliver to the corporation, before the vote is taken, written notice of his intent to demand payment for his shares if the proposed action is effected, and (ii) not vote his shares in favor of the proposed action. If fair value is unsettled, the DGCL and the RCW provide various procedures for the dissenter and the corporation to arrive at a fair value, which may ultimately be resolved by petition to the Court of Chancery or to a superior court of the county in Washington where a corporation’s principal office or registered office is located, respectively. Although appraisal or dissenter’s rights are substantially similar in Delaware and Washington, this discussion is qualified in its entirety by reference to the DGCL and the RCW, which provide more specific provisions and requirements for dissenting stockholders.

Dividends

Delaware Provisions	Washington Provisions

The DGCL provides that the corporation may pay dividends out of surplus, out of the corporation’s net profits for the preceding fiscal year, or both, provided that there remains in the stated capital account an amount equal to the par value represented by all shares of the corporation’s stock having a distribution preference.

The RCW provides that shares may be issued pro rata and without consideration to the corporation’s stockholders as a share dividend. The board of directors may authorize other distributions to its stockholders provided that no distribution may be made if, after giving it effect (i) the corporation would not be able to pay its liabilities as they become due in the usual course of business or (ii) the corporation’s total assets would be less than the sum of its total liabilities plus the amount that would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights are superior to those receiving the distribution.

Merger with Subsidiary

Delaware Provisions	Washington Provisions

The DGCL provides that a parent corporation may merge into a subsidiary and a subsidiary may merge into its parent, without stockholder approval, where such parent corporation owns at least 90% of the outstanding shares of each class of capital stock of its subsidiary.

The RCW provides that a parent corporation may merge a subsidiary into itself without stockholder approval if the parent corporation owns at least 90% of the outstanding shares of each class of capital stock of its subsidiary.

Effective Time

If the Reincorporation is approved, it will become effective upon the later of the filing of the articles of merger to be filed with the Secretary of State of Washington in accordance with the RCW and the certificate of merger to be filed with the Secretary of State of Delaware in accordance with the DGCL. If the Reincorporation is approved, it is anticipated that the Board of Directors will cause the Reincorporation to be effected as promptly as reasonably possible following such approval. However, the Reincorporation may be delayed or terminated and abandoned by action of the Board of Directors of the Company or Pendrell Washington at any time prior to the effective time before or after the approval by the Company’s stockholders.

Effect on Common Stock

After the effective date of the Reincorporation, the Company will continue to be subject to periodic reporting and other requirements of the Securities Exchange Act of 1934, as amended. Pendrell Washington will apply to have shares of its Class A Common Stock listed on the NASDAQ Global Market under Pendrell Delaware’s current symbol “PCO.” After the effective date of the Reincorporation, outstanding shares of Common Stock will remain fully paid and non-assessable. The Company will make all necessary filings with NASDAQ as required by SEC Rule 10b-17. You will not need to exchange your existing stock certificates of Pendrell Delaware for stock certificates of Pendrell Washington.

Effect of Not Obtaining the Required Vote for Approval

If the Reincorporation proposal fails to obtain the requisite vote for approval, the Reincorporation will not be consummated and the Company will continue to be incorporated in Delaware.

Accounting Treatment of the Reincorporation

The Reincorporation will be accounted for as a reverse merger under which, for accounting purposes, we will be considered the acquirer and the surviving corporation will be treated as the successor to our historical operations. Accordingly, our historical financial statements will be treated as the financial statements of the surviving corporation.

No Appraisal Rights

Under the DGCL, dissenting stockholders do not have “appraisal rights” when a parent corporation merges into its own wholly-owned subsidiary. Consequently, a stockholder of the Company who votes against this proposal does not have a statutory right to demand payment of the “fair value” of his or her stock of the Company.

Interested Parties

Except as described above with regard to potential benefits to be received by the officers and directors of the Company arising from the liability limitation and indemnification provisions under the RCW as compared to the DGCL, no director or executive officer of the Company has any interest, direct or indirect, in the Reincorporation other than any interest arising from the ownership of Common Stock.

Tax Benefits Plan and Effect of Reincorporation on Net Operating Loss Carryforwards

Effective January 29, 2010, our Board of Directors adopted a Tax Benefits Preservation Plan (“Tax Benefits Plan”) designed to preserve stockholder value and the value of certain tax assets primarily associated with net operating loss carryforwards (“NOLs”) under Section 382 of the Internal Revenue Code (“Section 382”). The Tax Benefits Plan was adopted in an effort to help the Company preserve its ability to utilize fully its NOLs to reduce potential future federal income tax obligations. A description of the Tax Benefits Plan is included in the Company’s Current Report on Form 8-K filed with the SEC on February 1, 2010.

Upon the Reincorporation, Pendrell Washington will become a successor to Pendrell Delaware with respect to the Tax Benefits Plan, with the provisions of the Tax Benefits Plan binding and inuring to the benefit of Pendrell Washington.

We believe that the Reincorporation will have no impact on the future value or use of our NOLs because we expect the Reincorporation to qualify as a reorganization under Section 368(a)(1)(F) of the Internal Revenue Code by reason of being a mere change in identity, form, or place of organization of one corporation. Further, the Reincorporation will not cause an ownership change, or make a future ownership change more likely.

Material U.S. Federal Income Tax Consequences of Reincorporation to our Shareholders

The following discussion addresses the material U.S. federal income tax consequences of the Reincorporation to holders of shares of the Company’s Common Stock. We base this discussion on the U.S. Internal Revenue Code, regulations, administrative rulings, administrative pronouncements and court decisions in effect as of the date of this Proxy Statement, all of which are subject to differing interpretations and change, possibly with retroactive effect. There can be no assurance that future legislation, regulations, administrative rulings or court decisions would not alter the consequences discussed below.This summary is only for the general information of holders of the Company’s Common Stock and does not purport to consider all potential tax consequences of the Reincorporation. In addition, this summary does not address the U.S. federal income tax consequences of the Reincorporation to stockholders subject to special tax rules, such as stockholders who are non-United States persons, financial institutions, dealers in securities, insurance companies, tax-exempt entities, regulated investment companies, pass-through entities, persons who have a functional currency other than the dollar, stockholders who acquired their shares as compensation, whether through employee stock options or otherwise or stockholders who hold the Company’s Common Stock other than as a capital asset.

We believe that the Reincorporation will qualify as a “reorganization” under section 368 of the Internal Revenue Code, as “a mere change in identity, form, or place of organization of one corporation, however effected.” Assuming the Reincorporation qualifies as such a reorganization, the following U.S. federal income tax consequences will generally result: (a) no gain or loss will be recognized by holders of the Company’s Common Stock upon the conversion of their shares of Pendrell Delaware’s Common Stock into Pendrell Washington’s Common Stock; (b) a stockholder’s tax basis in a share of Pendrell Washington’s Common Stock will be the same as the stockholder’s tax basis in the corresponding share of Pendrell Delaware’s Common Stock held immediately before the Reincorporation; (c) a stockholder’s holding period in a share of Pendrell Washington’s Common Stock will include the period during which the stockholder held the corresponding share of Pendrell Delaware’s Common Stock prior to the Reincorporation, provided the stockholder held the corresponding share of Pendrell Delaware’s Common Stock as a capital asset at the time of the Reincorporation; and (d) neither Pendrell Delaware nor Pendrell Washington will recognize gain or loss as a result of the Reincorporation.

You should consult your own tax advisor to determine the particular tax consequences to you of the Reincorporation, including the applicability and effect of federal, state, local, foreign and other tax laws.

The Board of Directors recommends that you vote “FOR” the approval of a change in the Company’s state of incorporation from Delaware to Washington.

PROPOSAL 4

APPROVAL OF THE PENDRELL CORPORATION 2012

EQUITY INCENTIVE PLAN

Description of Proposal

Stockholders are being asked to approve the Pendrell Corporation 2012 Equity Incentive Plan (the “2012 Plan”) so that Pendrell can continue to secure and retain employees, directors, consultants and/or advisors and encourage their long-term service to the Company. The Board of Directors has approved, and recommends that stockholders approve, the 2012 Plan.

Summary of the 2012 Plan

The purpose of the 2012 Plan is to assist the Company in securing and retaining the services of employees, directors, consultants and/or advisors of the Company and to provide incentives for such individuals to exert maximum efforts toward the Company’s success. The 2012 Plan allows for the grant of stock options, stock appreciation rights, performance stock awards, performance cash awards, restricted stock awards, restricted stock unit awards and other stock awards (collectively, “Awards”).

Administration

The Board of Directors has delegated the administration of the 2012 Plan to the Compensation Committee of the Board of Directors (the “Plan Administrator”). The Plan Administrator has the authority, among other things, to determine the participants to whom Awards may be granted, when and how each Award will be granted, the terms and conditions of each Award (consistent with the terms of the 2012 Plan), the number of shares subject to, or the cash value of, each such Award, and the fair market value applicable to each Award. The Plan Administrator also has the authority to construe and interpret the 2012 Plan and any Awards granted thereunder, and to delegate to one or more executive officers the authority to designate employees who are not officers of the Company to receive options, stock appreciation rights and, to the extent permitted by applicable law, other stock awards, and to determine the terms applicable to and the number of shares of Common Stock subject to such awards. Under the 2012 Plan, the Plan Administrator also has the authority to reprice any outstanding stock option or stock appreciation right by reducing the exercise, purchase or strike price of the stock option or stock appreciation right or to cancel any outstanding stock option or stock appreciation right that has an exercise price greater than the current fair market value of our common stock in exchange for cash or other stock awards without obtaining the approval of our stockholders.

Eligible Individuals

Employees, directors, consultants and/or advisors of the Company or its subsidiaries are eligible to participate in the 2012 Plan. Awards are made to individuals at the discretion of the Plan Administrator. As of the Record Date, there were 52 employees, five non-employee directors, and 1 consultant of the Company and its related entities who are eligible to participate in the Plan.

Shares Subject to the Plan

If the 2012 Plan is approved by our stockholders at the Annual Meeting, the aggregate number of shares of Class A Common Stock (the “Common Stock”) that may be issued pursuant to Awards from and after the effective date of the 2012 Plan will not exceed, in the aggregate, the sum of 37,952,546 shares, plus any shares subject to outstanding stock awards granted under the 2000 Plan that (i) expire or terminate for any reason prior to exercise or settlement; (ii) are forfeited, cancelled or otherwise returned due to the failure to meet a condition required to vest such shares; or (iii) are reacquired, withheld or not issued to satisfy a tax withholding obligation in connection with an award.

Limitations on Incentive Stock Options

The aggregate fair market value, determined at the time of grant, of shares of our common stock with respect to ISOs that are exercisable for the first time by an optionholder during any calendar year under all of our stock plans may not exceed $100,000. The stock options or portions of stock options that exceed this limit are treated as NSOs. No ISO may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any affiliate unless the following conditions are satisfied:

•	the exercise price of the ISO must be at least 110% of the fair market value of the stock subject to the ISO on the date of grant; and

•	the term of the ISO must not exceed five years from the date of grant.

The aggregate maximum number of shares of common stock that may be issued pursuant to the exercise of ISOs granted under the 2012 Plan is 52,200,000 shares.

Award Limits

The 2012 Plan includes individual award limits to satisfy certain tax deduction requirements under Section 162(m) of the Internal Revenue Code of 1986, as amended. Subject to adjustment for changes in capitalization, the aggregate number of shares that may be granted to any one recipient in any calendar year cannot exceed (i) 15 million shares subject to options, stock appreciation rights and other stock awards whose value is determined by reference to an increase in the stock price over 100% of the stock’s fair market value at the time of grant, and (ii) 15 million shares subject to performance-based stock awards. The maximum dollar amount of any payment made under the 2012 Plan to settle all or a portion of a performance-based cash award to any one eligible participant in any calendar year cannot exceed $5 million.

Adjustments

In the event of a merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, reverse stock split, liquidating dividend, combination or exchange of shares, change in corporate structure or similar equity restructuring transaction, then proportional adjustments will be made to the class(es) and maximum number of securities (i) subject to the 2012 Plan, (ii) issuable to any one recipient, (iii) issuable pursuant to the exercise of incentive stock options, and (iv) subject to outstanding stock awards, and the per share price of such securities.

Types of Awards

Stock Options. The Plan Administrator may grant both nonqualified stock options and incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). The terms and conditions of the options will be set forth in option agreements. The exercise price of any option granted under the 2012 Plan is determined by the Plan Administrator, but cannot be less than the fair market value of a share of our common stock on the date of grant, which will generally be the closing sale price as reported by NASDAQ on that date. The Plan Administrator also determines when the options vest and become exercisable, and retains authority to waive or modify the vesting and exercise terms at any time. Options generally expire on the earliest of (i) ten years after the date of grant, (ii) 90 days after termination of employment, (iii) immediately upon termination for “cause” (as defined in the 2012 Plan), or (iv) 12 months after termination if the termination is due to death or disability.

Stock Appreciation Rights. The Plan Administrator may grant stock appreciation rights. A stock appreciation right is a contractual right to benefit from an appreciation in the value of a specified number of shares of common stock over a specified period of time. The Plan Administrator establishes the term of each stock appreciation right, which cannot exceed ten years from the grant date. The Plan Administrator also determines when the stock appreciation right vests and the terms and conditions under which the stock appreciation right becomes exercisable, all of which is set forth in an Award agreement. The exercise price of any stock appreciation right granted under the 2012 Plan is determined by the Plan Administrator, but cannot be less than the fair market value of a share of our common stock on the date of grant, which will generally be the closing sale price as reported by NASDAQ on that date. Upon exercise, a stock appreciation right may be settled in cash, shares of common stock, or in any other manner approved by the Plan Administrator and set forth in the Award agreement.

Stock Awards. The Plan Administrator may grant awards of common stock or awards denominated in units of common stock. These awards may include, but are not limited to, awards of stock bonuses, restricted stock, restricted stock units, performance stock awards or performance units and other stock awards. The Plan Administrator establishes the terms, conditions and restrictions, if any, of such stock awards, which are set forth in Award agreements. The Plan Administrator may waive any forfeiture period or other terms and conditions of a stock Award in its discretion.

Performance Cash Awards. The Plan Administrator may grant performance cash awards, which are cash awards that are payable contingent upon the attainment certain performance goals. Generally, the Plan Administrator establishes the terms, conditions and the measure of whether and to what degree such performance goals have been attained. The Plan Administrator may specify the form of payment of performance cash awards, which may be cash or other property.

Performance Criteria

Summary of Section 162(m). Section 162(m) of the Code provides that, to be deductible by the Company for federal income tax purposes, compensation in excess of $1,000,000 for a taxable year paid to a person serving on the last day of such taxable year as our chief executive officer, chief financial officer, or other named executive officer must be “performance- based.” In order to be performance-based, awards must be subject to qualifying performance criteria under Section 162(m) of the Code.

Qualifying Performance Criteria. Under Section 162(m), our stockholders must approve our list of qualifying performance criteria no less often than every five years. For purposes of establishing the vesting and exercisability of Awards, the following performance criteria may be applied to an individual, the Company as a whole, a related corporation, a business unit, or any combination thereof as determined by the Plan Administrator:

• Gross revenue	• earnings or adjusted earnings before interest, taxes, depreciation and amortization (EBITDA)	• Operating expenses or operating expenses as a percentage of revenue

• Net revenue	• earnings per share	• Operating margin

• Net income	• Operating income or net operating income	• Achievement of strategic plan

• Stock price	• Stockholder return	• Cash flow (including operating cash flow or free cash flow)

• Revenue per share	• Completion of strategic acquisitions, partnerships or ventures	• Use or preservation of tax losses

• Financing	• Results of litigation	• Earnings or adjusted earnings

• Cash position	• Regulatory achievements	• Gross margin

For Awards intended to satisfy the requirements of Section 162(m) for qualifying performance-based compensation, the Compensation Committee, as Plan Administrator, shall establish the qualifying performance criteria in writing at a time when the achievement of the performance goals remains substantially uncertain

(typically no later than the earlier of the 90th day of a performance period and the date on which 25% of the performance period has elapsed). The Compensation Committee must certify in writing prior to payment of the compensation subject to the Award the extent to which the performance goals have been satisfied. In determining the amounts earned under the Award, the Plan Administrator may reduce or eliminate (but not increase) the amount payable at a given level of performance to take into account additional factors that the Plan Administrator deems relevant to the assessment of individual or corporate performance for the performance period.

Transferability of Awards

Awards granted under the 2012 Plan are generally not transferable except by will or under the laws of descent and distribution, and all rights with respect to such Awards are generally exercisable only by the recipients of the Awards during their lifetimes. The Plan Administrator retains discretion to permit an assignment, but any transferred Award must remain subject to all of the terms and conditions set forth in the instrument evidencing the Award.

Corporate Transactions

In the event of certain Corporate Transactions (as defined in the 2012 Plan and described below), including transactions that result in a change of control of the Company, the Plan Administrator may (i) arrange for the assumption, substitution or continuation of an Award by the surviving corporation, (ii) arrange for the assignment of any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to an Award to the surviving corporation, (iii) accelerate the vesting, in whole or in part, of an Award, (iv) arrange for the lapse of any reacquisition or repurchase rights held by the Company with respect to an Award, (v) arrange for the cancellation of an Award, to the extent not vested or exercised prior to the effective time of the Corporation Transaction, in exchange for appropriate consideration, and (vi) make a payment equal to the excess, if any, of the value of the property the holder of an Award would have received upon the exercise of the Award immediately prior to a Corporate Transaction over any exercise price payable by such holder in connection with such exercise. The Plan Administrator is not obligated to treat all stock awards or portions of stock awards in the same manner. The Plan Administrator may take different actions with respect to the vested and unvested portions of a stock award. For purposes of the 2012 Plan, a Corporate Transaction will be deemed to occur in the event of the consummation of (i) a sale or other disposition of all or substantially all of our consolidated assets, (ii) a sale or other disposition of at least 90% of our outstanding securities, (iii) a merger, consolidation or similar transaction following which we are not the surviving corporation, or (iv) a merger, consolidation or similar transaction following which we are the surviving corporation but the shares of our common stock outstanding immediately prior to such transaction are converted or exchanged into other property by virtue of the transaction.

An Award may be subject to additional acceleration of vesting and exercisability upon or after a change in control (as defined in the 2012 Plan) as may be provided in the agreement evidencing an Award but in the absence of such provision, no such acceleration will occur.

Amendment or Termination

The Board of Directors may suspend or terminate the 2012 Plan at any time. No incentive stock option will be granted after the tenth anniversary of the earlier of (i) the date the 2012 Plan is adopted by the Board, or (ii) the date the 2012 Plan is approved by our stockholders. No Awards may be granted while the 2012 Plan is suspended or after it is terminated. Suspension or termination of the 2012 Plan will not impair rights and obligations under any Award granted while the 2012 Plan is in effect except with the written consent of the affected participant or as otherwise permitted in the 2012 Plan.

No Stockholder Rights

A recipient of an Award shall not have any rights as a stockholder of the Company with respect to the shares covered by the Award unless and until the date the Award shares are issued to the recipient.

Federal Income Tax Consequences

The following paragraphs are a summary of the general federal income tax consequences to U.S. taxpayers resulting from Awards granted under the 2012 Plan. Tax consequences for any particular individual may be different.

Nonqualified Stock Options. No taxable income generally is reportable when a nonqualified stock option is granted to a recipient. Upon exercise, the recipient generally will recognize ordinary income in an amount equal to the excess, if any, of the fair market value of the purchased shares on the exercise date over the exercise price of the option. Any additional gain or loss recognized upon any later disposition of the shares would be a capital gain or loss.

Incentive Stock Options. No taxable income is reportable when an incentive stock option is granted or exercised, unless the alternative minimum tax, or AMT, rules apply, in which case AMT taxation will occur in the year of exercise. If the recipient exercises the option and then later sells or otherwise disposes of the shares more than two years after the grant date and more than one year after the exercise date, the difference between the sale price and the exercise price will be taxed as a capital gain or loss. If the recipient exercises the option and then later sells or otherwise disposes of the shares before the end of the two or one year holding periods described above, the recipient generally will have ordinary income at the time of the sale equal to the excess, if any, of the fair market value of the shares on the exercise date, or the sale price, if less, and the exercise price of the option. Any additional gain or loss generally will be taxable at long-term or short-term capital gain rates, depending on whether the recipient has held the shares for more than one year.

For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired on exercise of an ISO exceeds the exercise price of that stock option generally will be an adjustment included in the optionholder’s alternative minimum taxable income for the year in which the stock option is exercised. If, however, there is a disqualifying disposition of the share in the year in which the stock option is exercised, there will be no adjustment for alternative minimum tax purposes with respect to that share. In computing alternative minimum taxable income, the tax basis of a share acquired on exercise of an ISO is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the stock option is exercised.

Restricted Stock. A recipient will not recognize taxable income upon the grant of restricted stock unless the recipient elects to be taxed at that time. Instead, a recipient generally will recognize ordinary income at the time of vesting equal to the excess of the fair market value of the shares on the vesting date over the amount, if any, paid for the shares. However, the recipient of a restricted stock award may elect, through a filing with the Internal Revenue Service, to recognize income at the time he or she receives the award in an amount equal to the fair market value of the shares underlying the award (less any cash paid for the shares) on the date the award is granted. The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from stock awards will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested.

Restricted Stock Units. A recipient generally will not recognize taxable income upon grant of restricted stock units. Instead, the recipient of a stock unit structured to conform to the requirements of Section 409A of the Code or an exception to Section 409A of the Code generally will recognize ordinary income at the time the stock is delivered equal to the excess, if any, of the fair market value of the shares on the vesting date over the amount, if any, paid for the shares. To conform to the requirements of Section 409A of the Code, the shares of our common stock subject to a stock unit award may generally only be delivered upon one of the following events: a fixed calendar date (or dates), separation from service, death, disability or a change in control. If delivery occurs on another date, unless the stock units otherwise comply with or qualify for an exception to the requirements of Section 409A of the Code, in addition to the tax treatment described above, the recipient will owe an additional 20% federal tax and interest on any taxes owed. The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from stock units, will be the amount paid for such shares plus any ordinary income recognized when the stock is delivered.

Stock Appreciation Rights. A recipient generally will not recognize taxable income upon the grant of a stock appreciation right. Upon exercise, the recipient generally will recognize ordinary income in an amount equal to the fair market value of any shares received. Any additional gain or loss recognized upon any later disposition of the shares would be a capital gain or loss.

Federal Income Tax Consequences for the Company. We generally will be entitled to a tax deduction in connection with an Award under the Amended Plan in an amount equal to the ordinary income realized by a recipient at the time the recipient recognizes such income, such as when a recipient exercises a nonqualified stock option. Special rules limit the deductibility of compensation paid to our Chief Executive Officer and to each of our next three most highly compensated executive officers. Under Section 162(m), the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, we can preserve the deductibility of certain compensation in excess of $1,000,000 if the conditions of Section 162(m) are met. These conditions include: (i) stockholder approval of the material terms of the plan; (ii) setting limits on the number or value of Awards that any individual may receive; and (iii) for Awards other than certain stock options and stock appreciation rights, establishing performance criteria that must be met before the Award actually will vest or be paid. The Amended Plan has been designed to permit the Compensation Committee to grant Awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m), thereby permitting us to continue to receive a federal income tax deduction in connection with such Awards.

New Plan Benefits

The following table provides information with respect to stock options, restricted stock awards and restricted stock unit awards granted to certain persons and groups of persons (i) pursuant to the 2012 Plan following its approval by the Company’s Board of Directors on August 24, 2012, and (ii) prior to the adoption of the 2012 Plan by the Board that were granted subject to stockholder approval of an increase to the share reserve of the 2000 Plan, which awards will be subject to the terms of the 2012 Plan:

Name and Principal Position	Number of Shares of Class A Common Stock Underlying Options Granted(1)	Number of Shares of Class A Common Stock Underlying Restricted Stock Awards Granted(2)		Number of Shares of Class A Common Stock Underlying Performance- Based Restricted Stock Awards Granted(3)	Number of Shares of Class A Common Stock Underlying Restricted Stock Unit Awards Granted(4)	Number of Shares of Class A Common Stock Underlying Performance- Based Restricted Stock Unit Awards Granted(5)
Named Executive Officers:
Benjamin G.Wolff, President and Chief Executive Officer	5,512,500	150,000		—	906,250	906,250
Thomas J. Neary, Vice President and Chief Financial Officer	273,750	50,000		—	40,625	40,625
Timothy P. Leybold, Former Chief Financial Officer	—	—		—	—	—
R. Gerard Salemme, Chief Strategy Officer; Executive Vice President	425,000	100,000		—	62,500	62,500
Joseph K. Siino, Chief IP Officer	2,000,000	100,000		—	325,000	325,000
Timothy M. Dozois, Corporate Counsel	160,000	20,000		—	25,000	25,000
All current executive officers as a group	8,755,000	500,000	(6)	150,000	1,375,000	1,375,000
All non-employee directors as a group	—	—		—	—	—
All employees who are not executive officers or directors, as a group	6,644,625	259,000		450,000	950,938	950,937

(1)	The options were granted with exercise prices equal to the closing price of the Company’s common stock on the respective grant dates, which prices range from $1.21 to $2.64. The options are exercisable as to 25% of the total grant on each of the first, second, third and fourth anniversaries of the respective grant dates. If unexercised, such options will expire on the tenth anniversary of the respective grant dates.
(2)	Except as otherwise indicated, the restricted stock awards will vest as to 25% of the shares on each of the first, second, third and fourth anniversaries of the respective grant dates.
(3)	The restricted stock awards will vest as to (a) 50% of the shares on the earlier of (i) when the Company’s trailing 12-month net income reaches $50 million, or (ii) when the average closing share price of the Company’s Class A common stock for any 60 consecutive calendar days, as reported on Nasdaq, is $2.00 or higher; and (b) 50% of the shares on the earlier of (i) when the Company’s trailing 12-month net income reaches $100 million, or (ii) when the average closing share price of the Company’s Class A common stock for any 60 consecutive calendar days, as reported on Nasdaq, is $3.00 or higher. If any one of, or all of, the performance targets are not met within seven years, the unvested awards will be forfeited.
(4)	The restricted stock units will vest as to 25% of the underlying shares on each of the first, second, third and fourth anniversaries of the grant date.
(5)	The restricted stock units will vest as to (a) 50% of the underlying shares upon the Company’s common stock achieving an average closing price of $2.00, as reported on Nasdaq, for 60 calendar days, and (b) 50% upon the Company’s common stock achieving an average closing price of $3.00, as reported on Nasdaq, for 60 calendar days. If any one of, or all of, the performance targets are not met within four years, any unvested restricted stock units will expire.
(6)	An award representing 100,000 shares of restricted stock will vest as to (a) 33% of the shares on each of the first and second anniversaries of the grant date, and (b) 34% of the shares on the third anniversary of the grant date.

Other than as described above, and except for the automatic stock option grants to non-employee directors as described above under the caption “Director Compensation,” we cannot currently determine the benefits or number of shares subject to awards that may be granted in the future to eligible participants under the 2012 Plan because the grant and terms of such awards are to be determined in the sole discretion of the Plan Administrator.

On the Record Date, the closing price of the Company’s Class A common stock, as reported on Nasdaq, was $1.10 per share.

Board Recommendation

The Board believes that the 2012 Plan is necessary to continue its effectiveness in attracting, motivating and retaining officers, employees, directors and consultants with appropriate experience, to increase the grantees’ alignment of interest with the stockholders, to make awards eligible for certain tax deductibility under the Code, and to facilitate the 2012 Plan’s operation.

Vote Required

The affirmative vote of shares holding a majority of the votes cast with respect to this proposal at the annual meeting is necessary for the approval of the 2012 Plan. Abstentions will be considered a vote against this proposal and broker non-votes will have no effect. If approved, the 2012 Plan will become effective upon stockholder approval at the annual meeting.

The Board of Directors recommends that you vote “FOR” the approval of the Pendrell Corporation 2012 Equity Incentive Plan.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table summarizes information, as of December 31, 2011, relating to Pendrell’s equity compensation plans pursuant to which grants of stock options, restricted stock, or other rights to acquire shares may be granted from time to time:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1) (a)	Weighted-average exercise price of outstanding options, warrants and rights(2) (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(3) (c)
Equity compensation plans approved by security holders	14,233,495	$2.53	898,096
Equity compensation plans not approved by security holders	—	$—	—

Total	14,233,495	$2.53	898,096

(1)	Excludes 4,610,909 shares subject to restricted stock awards that remain subject to forfeiture; excludes the grant of 1,950,000 stock appreciation rights, as the awards are settled in cash and do not count toward the number of shares outstanding under the plan; and excludes warrants to purchase 3,200,000 shares of the Company’s Class A common stock with an exercise price of $0.01 per share that expire on December 12, 2012.
(2)	Excludes the impact of 4,610,909 shares subject to restricted stock awards that have no exercise price.

PROPOSAL 5

RATIFICATION OF THE SELECTION OF OUR

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected the independent registered public accounting firm of Deloitte & Touche LLP as the Company’s independent auditor for the fiscal year ending December 31, 2012, and has further directed that management submit the selection of the independent auditor for ratification by the stockholders at the Annual Meeting. Deloitte & Touche LLP has audited the Company’s financial statements for the years ending December 31, 2003 through December 31, 2011. Representatives of Deloitte & Touche LLP will be available telephonically at the Annual Meeting to make a statement if they so desire and will be available to respond to appropriate questions.

Neither the Company’s bylaws nor other governing documents or law require stockholder ratification of the selection of Deloitte & Touche LLP as the Company’s independent auditor. However, the Audit Committee is submitting the selection of Deloitte & Touche LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent auditor at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

Principal Accountant Fees and Services

The following table represents aggregate fees billed to the company for the fiscal years ended December 31, 2011 and 2010 by Deloitte & Touche LLP.

	Fiscal Year Ended December 31,
	2011	2010
Audit Fees(1)	$470,285	$457,500
Audit-related Fees(2)	8,015	—
Tax Fees	—	—
All Other Fees	—	—

Total Fees	$478,300	$457,500

(1)	Audit Fees consist of fees and expenses for professional services rendered by Deloitte & Touche LLP in connection with: (i) the audit of the Company’s annual financial statements included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2011, and review of the interim financial statements included in the quarterly reports on Form 10-Q; (ii) the audit of the Company’s internal control over financial reporting; and (iii) services that are normally provided in connection with statutory and regulatory filings or engagements.
(2)	Audit-related Fees consist of fees for assurance and related services rendered by Deloitte & Touche LLP that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under Audit Fees. This category includes fees related to audit and attest services not required by statute or regulations, including accounting and tax due diligence related to mergers, acquisitions and investments, and consultations concerning financial accounting and reporting standards.

Pre-Approval Policies and Procedures

The Audit Committee charter permits the Audit Committee to delegate pre-approval authority to subcommittees consisting of one or more individuals, as well as to pre-approve defined categories of services. However, the Audit Committee has not done so, but has instead pre-approved all audit and non-audit services rendered by Deloitte & Touche LLP as part of the scope of the independent auditor engagement or on a case-by-case basis prior to engagement for service. All of the services provided by Deloitte & Touche LLP in 2011, as described under Audit Fees above, were pre-approved by the Audit Committee.

Report of the Audit Committee

The Audit Committee has reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2011 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the Public Company Accounting Oversight Board (United States) (“PCAOB”) Audit Standard AU Section 380 Communication with Audit Committees and Rule 2-07 of SEC Regulation S-X. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm their independence. Based on the foregoing, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Form 10-K for the fiscal year ended December 31, 2011.

AUDIT COMMITTEE

Mr. Richard P. Fox, (Chair)

Mr. Richard P. Emerson

Mr. H. Brian Thompson

The Board of Directors recommends that you vote “FOR” the ratification of the selection of our independent registered public accounting firm.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related-Person Transactions Policy and Procedures

All proposed related-party transactions are subject to review and approval by the Audit Committee. In determining whether to approve or ratify a related-party transaction, the Audit Committee will take into account, among other factors deemed appropriate, whether the related-party transaction is on terms no more favorable to the counterparty than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction. To assist with the identification of potential related-party transactions, we solicit information through questionnaires in connection with the appointment of new directors and executive officers and on an annual basis with respect to existing directors and executive officers.

Related Party Transactions

Eagle River Satellite Holdings, LLC (“ERSH”), Eagle River Investments, LLD, Eagle River, Inc. and Eagle River Partners, LLC (“ERP”)

ERSH is the company’s controlling stockholder. ERSH, together with its affiliates Eagle River Investments, Eagle River, Inc. and ERP (collectively, “Eagle River”) holds an economic interest of approximately 32.8% and a voting interest of approximately 65.2% in the Company as of the Record Date. In addition, Eagle River Investments holds warrants exercisable through December 12, 2012 to purchase an aggregate of three million shares of the company’s Class A common stock at an exercise price of $0.01 per share.

Until its termination on July 11, 2011, the Company had an agreement with Eagle River, Inc. to provide advisory services to the Company (“Advisory Services Agreement”). This Advisory Services Agreement required (i) payment of an annual fee of $500,000 in quarterly installments in stock or cash, at the Company’s option, and (ii) reimbursement of out-of- pocket expenses. The Company elected to make all quarterly payments in Class A common stock. During the year ended December 31, 2011, the company issued 105,595 shares to Eagle River, Inc. as compensation for advisory services. The company and Eagle River, Inc. mutually agreed to terminate the Advisory Services Agreement effective as of July 11, 2011. The Company was not required to make any payments to Eagle River, Inc. as a result of the termination of the Advisory Services Agreement.

Effective December 15, 2010 through July 31, 2012, the Company subleased from Eagle River, Inc. the office space for the Company’s headquarters in Kirkland, Washington. The sublease was a pass-through agreement, pursuant to which the Company paid rent to Eagle River, Inc. and reimbursed costs and expenses to Eagle River, Inc. that Eagle River, Inc. paid to its third-party landlord. The sublease expired contemporaneously with the expiration of the underlying prime lease in July 2012. Total payments made to Eagle River, Inc. under this agreement during the year ended December 31, 2011 totaled $300,000. Effective August 1, 2012, the Company entered into a new prime lease with the owner of its headquarters facility in Kirkland, Washington. During the year ended December 31, 2011, the Company also paid $100,000 to Eagle River, Inc. for the purchase of certain office furniture and equipment in the sub-leased space.

Benjamin G. Wolff, the Company’s Chief Executive Officer and President, was previously the President of Eagle River, Inc., and was compensated by both the Company and Eagle River. Effective July 11, 2011, Mr. Wolff resigned as President of Eagle River, Inc. and no longer receives compensation from Eagle River other than compensation for serving as a representative on certain boards of directors at Eagle River’s request.

R. Gerard Salemme, the Company’s Chief Strategy Officer, was previously a vice president of Eagle River, Inc., and was compensated by both the Company and Eagle River. Effective July 11, 2011, Mr. Salemme resigned as vice president of Eagle River, Inc. and no longer receives compensation from Eagle River other than compensation for serving as a representative on certain boards of directors at Eagle River’s request.

Davis Wright Tremaine—Mr. Wolff is the spouse of a partner at the law firm Davis Wright Tremaine LLP (“DWT”), which provides the Company with ongoing legal services. Total payments made to DWT for fiscal 2011 were $300,000.

Indemnification Agreements

Under indemnification agreements between the Company and each of our executive officers and directors, we are required to indemnify such officers or directors, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements that he or she may be required to pay in actions or proceedings to which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of the Company, and otherwise to the fullest extent permitted under Delaware law and the Company’s Bylaws.

Under an indemnification agreement between the Company and Eagle River Investments, LLC, we are required to indemnify, defend, and hold harmless Eagle River Investments, its affiliates, and their respective members, directors, officers, agents, employees and controlling persons against claims, liabilities, losses, damages and fees and expenses incurred resulting from, or in connection with, the fact that such entity or person is or was a stockholder, director, officer, or employee of the Company or any of its subsidiaries, or based on an alleged breach of his or her fiduciary duty as a director or officer of the Company or any of its subsidiaries. The indemnification obligation is subject to certain exceptions, including losses and damages incurred through certain violations of the U.S. securities laws and damages caused by acts that a court determines to be a breach of fiduciary duties, gross negligence, or willful misconduct. We agreed to advance reasonable costs and expenses incurred for defending any claim upon receipt of an undertaking to repay the advanced amounts if it is ultimately determined the indemnitee was not entitled to indemnification under the agreement.

Under an indemnification agreement with Cascade Investment, we are similarly required to indemnify Cascade Investment, its affiliates (including Mente), and their respective members, directors, officers, agents, employees and controlling persons.

We are also a party to an indemnification agreement with CDR-Satco, Clayton, Dubilier & Rice, LLC, (“CD&R”) and The Clayton, Dubilier & Rice Fund VI Limited Partnership which obligates us to indemnify, defend, and hold harmless each of those entities and their respective directors, officers, partners, members, employees, agents and controlling persons under the same general terms as the indemnification agreement with Eagle River Investments, LLC, other than the addition of an obligation to indemnify for any claims arising out of or based upon the provision by CD&R of any consulting services (except to the extent a court finds that any of the indemnitees acted with gross negligence or intentional misconduct).

Stockholder Proposals

In order for an eligible stockholder who desires to have a qualified proposal considered for inclusion in the proxy statement and form of proxy for the 2013 annual meeting of stockholders, it must comply with SEC Rule 14a-8 and be received by the Company no later than June 21, 2013. If we change the date of the 2013 annual meeting by more the 30 days from November 14, 2013, then the deadline will be a reasonable time before we begin to print and send our proxy materials for such meeting. Proposals may be mailed to the Company, to the attention of the Corporate Secretary, Pendrell Corporation, 2300 Carillon Point, Kirkland, Washington 98033. A stockholder who intends to present a proposal at the Company’s annual meeting in 2013 must comply with the requirements as set forth in our bylaws, provide the Company notice of such intention not earlier than August 16, 2013 and not later than September 15, 2013, and such proposal must be a proper matter for stockholder action under Delaware corporate law. If we change the date of the 2013 annual meeting by more than 30 days from November 14, 2013, than the deadline for such notice will be the close of business on the earlier of the 7th day following the date on which notice of the meeting was mailed or a public announcement of the meeting was made. If you plan to submit a proposal or nominate a director, please review the Company’s bylaws carefully. You may obtain a copy of the company’s bylaws by mailing a written request to the Corporate Secretary of Pendrell Corporation at 2300 Carillon Point, Kirkland, Washington 98033 or by visiting the Company’s website at www.pendrell.com.

Performance Measurement Comparison

The following graph shows the total stockholder return as of the dates indicated of an investment of $100 in cash on December 31, 2006 for: (i) the Company’s Class A common stock; (ii) the NASDAQ composite Index; (iii) the NASDAQ Telecommunications Index; and (iv) the NASDAQ 100 Technology Sector Index. All values assume reinvestment of the full amount of any dividends; however, no dividends have been declared on our Class A common stock to date.

The Company previously utilized the NASDAQ Telecommunications Stock Index, but has changed to the NASDAQ 100 Technology Sector Index as the published industry index, as this index represents companies more comparable to the Company’s current line of business. The NASDAQ Telecommunications Stock Index is also represented on the following graph, as applicable regulations require both the new and old index be shown if the graph shows a different index from that utilized in the preceding year.

The stock price performance graph below is not necessarily indicative of future performance.

	12/06	12/07	12/08	12/09	12/10	12/11
Pendrell Corporation	100.00	69.58	24.73	23.63	32.82	56.02
NASDAQ Composite	100.00	103.64	63.99	94.09	109.22	107.73
NASDAQ Telecommunications	100.00	86.13	50.65	68.86	80.07	69.03
NASDAQ 100 Technology Sector	100.00	123.16	67.52	113.36	127.97	129.06

The stock price performance included in the above graph is not necessarily indicative of future stock performance.

OTHER BUSINESS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

The information contained above under the captions “Compensation Committee Report,” “Report of the Audit Committee” and “Performance Measurement Comparison” shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act except to the extent that Pendrell specifically incorporates it by reference into such filing.

IT IS IMPORTANT THAT PROXIES ARE RETURNED PROMPTLY AND THAT YOUR SHARES ARE REPRESENTED. STOCKHOLDERS ARE URGED TO MARK, SIGN AND DATE THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE.

By Order of the Board of Directors

/s/ Robert S. Jaffe

Robert S. Jaffe

Corporate Secretary

                        , 2012

A COPY OF PENDRELL’S ANNUAL REPORT ON FORM 10-K FOR THE 2011 FISCAL YEAR, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, IS AVAILABLE WITHOUT CHARGE TO ANY STOCKHOLDER UPON WRITTEN REQUEST TO:

CORPORATE SECRETARY

PENDRELL CORPORATION

2300 CARILLON POINT

KIRKLAND, WASHINGTON 98033

APPENDIX A

AGREEMENT AND PLAN OF MERGER

This Agreement and Plan of Merger (the “Plan”) is made and entered into as of                     , 2012, by and between Pendrell Corporation, a Delaware corporation (“Pendrell Delaware”) and Pendrell Washington Corporation, a Washington corporation and a wholly owned subsidiary of Pendrell Delaware (“Pendrell Washington”).

WHEREAS, Pendrell Delaware is a corporation duly organized and existing under the laws of the State of Delaware;

WHEREAS, Pendrell Washington is a corporation duly organized and existing under the laws of the State of Washington;

WHEREAS, as of the date hereof, Pendrell Delaware has authority to issue 1,125,000,000 shares of capital stock, par value $0.01 per share, of which (i) 900,000,000 shares are Class A Common Stock, (ii) 150,000,000 shares are Class B Common Stock, and (iii) 75,000,000 shares are Preferred Stock, with 2,800,000 shares of Preferred Stock designated Series A Junior Participating Preferred Stock, and 600,000 shares of Preferred Stock designated Series B Junior Participating Preferred Stock;

WHEREAS, as of the date hereof,                  shares of Pendrell Delaware Class A Common Stock are issued and outstanding,                  shares of Pendrell Delaware Class B Common Stock are issued and outstanding, no shares of Preferred Stock are issued and outstanding;

WHEREAS, as of the date hereof, Pendrell Washington has authority to issue 1,125,000,000 shares of capital stock, par value $0.01 per share, of which (i) 900,000,000 shares are Class A Common Stock, (ii) 150,000,000 shares are Class B Common Stock, and (iii) 75,000,000 shares are Preferred Stock, with 2,800,000 shares of Preferred Stock designated Series A Junior Participating Preferred Stock, and 600,000 shares of Preferred Stock designated Series B Junior Participating Preferred Stock;

WHEREAS, on the date hereof, ten shares of Pendrell Washington Class A Common Stock are issued and outstanding, all of which are owned by Pendrell Delaware, ten shares of Pendrell Washington Class B Common Stock are issued and outstanding, all of which are owned by Pendrell Delaware, no shares of shares of Preferred Stock are issued and outstanding;

WHEREAS, the respective boards of directors of Pendrell Washington and Pendrell Delaware have determined that, for the purpose of effecting the reincorporation of Pendrell Delaware so that it will be organized under and governed by the corporations laws of the State of Washington, it is advisable and in the best interests of such corporations and their respective stockholders that Pendrell Delaware merge with and into Pendrell Washington upon the terms and conditions herein provided;

WHEREAS, the respective boards of directors of Pendrell Washington and Pendrell Delaware have approved the Plan; and

WHEREAS, the respective stockholders of Pendrell Washington and Pendrell Delaware have approved the Plan.

NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, Pendrell Delaware and Pendrell Washington hereby agree to merge as follows:

1. Merger. Subject to the terms and conditions hereinafter set forth and the applicable provisions of the Delaware General Corporation Law (“Delaware Law”) and the Revised Code of Washington (“Washington Law”), Pendrell Delaware shall be merged with and into Pendrell Washington (the “Merger”), the separate corporate existence of Pendrell Delaware shall cease and Pendrell Washington shall continue as the surviving corporation (the “Surviving Corporation”). The Merger shall be consummated by filing a Certificate of Merger, together with any required certificates, with the Secretary of State of the State of Delaware, in accordance with the relevant provisions of Delaware Law, and filing Articles of Merger, together with any required certificates, with the Secretary of the State of the State of Washington, in accordance with the relevant provisions of Washington Law (the later of the time of acceptance of the filing of the Certificate of Merger or the Articles of Merger, or such later time as may be specified in the Certificate of Merger and the Articles of Merger, being the “Effective Time”).

2. Principal Office of Pendrell Washington. The address of the principal office of Pendrell Washington is 2300 Carillon Point, Kirkland, Washington 98033.

3. Articles of Incorporation and Bylaws. At the Effective Time, the Articles of Incorporation of Pendrell Washington, as in effect immediately prior to the Effective Time, shall continue to be the Articles of Incorporation of the Surviving Corporation until thereafter amended in accordance with the provisions thereof and Washington Law; provided, however, that at the Effective Time, Article I of the Articles of Incorporation of the Surviving Corporation shall be amended to read as follows: “The name of the corporation is Pendrell Corporation.” The Bylaws of Pendrell Washington, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended in accordance with the provisions thereof and Washington Law.

4. Directors and Officers. At the Effective Time, the directors and officers of Pendrell Delaware immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation, holding the same titles and positions, to serve until their respective successors are duly elected or appointed and qualified.

5. Further Assurances. Each of Pendrell Delaware and Pendrell Washington will take all such reasonable and lawful action as may be necessary or desirable in order to effectuate the Merger in accordance with this Plan as promptly as possible. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Plan and to vest the Surviving Corporation with full right and title to and possession of all assets, property, rights, privileges, immunities, powers, franchises, and interests of Pendrell Delaware and Pendrell Washington, the officers and directors of Pendrell Delaware and Pendrell Washington are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary actions, so long as such action is not inconsistent with this Plan.

6. Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Pendrell Delaware, Pendrell Washington or the holders of any of the following securities:

(a) each share of Pendrell Delaware Class A Common Stock issued and outstanding immediately prior to the Effective Time shall be converted and exchanged automatically into one fully paid and nonassessable share of Pendrell Washington Class A Common Stock;

(b) each share of Pendrell Delaware Class B Common Stock issued and outstanding immediately prior to the Effective Time shall be converted and exchanged automatically into one fully paid and nonassessable share of Pendrell Washington Class B Common Stock;

(c) any shares of Pendrell Delaware capital stock then held by Pendrell Delaware (or held in Pendrell Delaware’s treasury) shall be canceled and retired and shall cease to exist;

(d) any shares of Pendrell Washington capital stock then held by Pendrell Delaware or any wholly owned subsidiary of Pendrell Delaware shall be reacquired by Pendrell Washington, shall be retired and shall resume the status of authorized and unissued shares of Pendrell Washington capital stock, and no shares of Pendrell Washington capital stock or other securities of Pendrell Washington shall be issued in respect thereof; and

(e) each option, warrant or other right to purchase shares of Pendrell Delaware capital stock outstanding at the Effective Time shall be converted automatically into and become an option, warrant or right to purchase the number of shares of Pendrell Washington capital stock equal to the number of shares of Pendrell Delaware capital stock subject to such option, warrant or other right immediately prior to the Effective Time at an exercise or purchase price per share equal to the exercise or purchase price per share specified in the option, warrant or other right to purchase such Pendrell Delaware capital stock.

7. Stock Certificates. At and after the Effective Time, all of the outstanding certificates that prior to that time represented shares of Pendrell Delaware Class A Common Stock and Class B Common Stock shall be deemed for all purposes to evidence ownership of and to represent the equivalent number of shares of Pendrell Washington Class A Common Stock and Class B Common Stock, respectively, into which the shares of the Pendrell Delaware Class A Common Stock and Class B Common Stock represented by such certificates have been converted as herein provided. The registered owner on the books and records of Pendrell Delaware or its transfer agent of any such outstanding stock certificate shall, until such certificate shall have been surrendered for transfer or otherwise accounted for to Pendrell Washington or its transfer agent, have and be entitled to exercise any voting and other rights with respect to and to receive any dividend and other distributions upon the shares of Pendrell Delaware Class A Common Stock and Class B Common Stock evidenced by such outstanding certificate as above provided.

8. Tax Benefits Plan. At the Effective Time, by virtue of the Merger and without any action on the part of Pendrell Delaware or Pendrell Washington:

(a) the Class A Rights issuable under Pendrell Delaware’s Tax Benefits Preservation Plan, effective January 29, 2010 (the “Tax Benefits Plan”), if such rights become exercisable, would initially represent the right to purchase from the Surviving Corporation one Unit of its Series A Junior Preferred Stock at a purchase price per Unit equal to the purchase price per Unit specified in the Tax Benefits Plan with respect to a Unit of Pendrell Delaware’s Series A Junior Preferred Stock; and

(b) the Class B Rights issuable under the Tax Benefits Plan, if such rights become exercisable, would initially represent the right to purchase from the Surviving Corporation one Unit of its Series B Junior Preferred Stock at a purchase price per Unit equal to the purchase price per Unit specified in the Tax Benefits Plan with respect to a Unit of Pendrell Delaware’s Series B Junior Preferred Stock.

(c) all references in the Tax Benefits Plan to the “Company” shall refer to the Surviving Corporation.

(d) the Tax Benefits Plan and each Right and each Rights Certificate issued under the Tax Benefits Plan shall be governed by Washington law rather than Delaware law.

(e) the Tax Benefits Plan shall otherwise continue in full force and effect.

9. Amendment. The boards of directors of Pendrell Delaware and Pendrell Washington may amend this Plan at any time prior to the Merger, provided that an amendment made subsequent to the adoption of the Plan by the sole stockholder of Pendrell Washington or the stockholders of Pendrell Delaware shall not, without first obtaining the further consent of such stockholders (i) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for the Pendrell Delaware capital stock, (ii) alter or change any term of the articles of incorporation or bylaws of Pendrell Washington, as the surviving corporation to the Merger, or (iii) alter or change any of the terms and conditions of the Plan if such alteration or change would adversely affect the holders of Pendrell Delaware capital stock.

10. Abandonment. At any time before the Effective Time, this Plan may be terminated and the Merger contemplated hereby may be abandoned by the board of directors of either or both of Pendrell Delaware or Pendrell Washington, notwithstanding approval of this Plan by the sole stockholder of Pendrell Washington or the stockholders of Pendrell Delaware, or both.

11. Consent to Service of Process. Pendrell Washington hereby agrees that it may be served with process in the State of Delaware in any proceeding for enforcement of any obligation of Pendrell Delaware, as well as for enforcement of any obligation of Pendrell Washington arising from the Merger. Pendrell Washington hereby irrevocably appoints the Secretary of State of the State of Delaware and the successors of such officer its attorney in fact in the State of Delaware upon whom may be served any notice, process or pleading in any action or proceeding against it to enforce against Pendrell Washington any obligation of Pendrell Delaware. In the event of such service upon the Secretary of State of the State of Delaware or the successors of such officer, such service shall be mailed or delivered personally or by overnight mail to the principal executive officers of Pendrell Washington located at 2300 Carillon Point, Kirkland, Washington 98033.

IN WITNESS WHEREOF, this Agreement and Plan of Merger, having first been duly approved by resolution of the boards of directors of Pendrell Delaware and Pendrell Washington, has been executed on behalf of each of said two corporations by their respective duly authorized officers as of the date first written above.

PENDRELL CORPORATION
a Delaware corporation

By:
Its:

PENDRELL WASHINGTON CORPORATION a Washington corporation

By:
Its:

APPENDIX B

ARTICLES OF INCORPORATION

OF

PENDRELL WASHINGTON CORPORATION

ARTICLE 1 — NAME

The name of the corporation is Pendrell Washington Corporation.

ARTICLE 2 — DURATION

This corporation is organized under the Washington Business Corporation Act (the “Act”) and shall have perpetual existence.

ARTICLE 3 — PURPOSES

The nature of the business or purpose to be conducted or promoted by the corporation is to engage in any lawful act or activity for which corporations may be organized under the Act.

ARTICLE 4 — REGISTERED OFFICE AND AGENT

The address of the registered office of the corporation is 2300 Carillon Point, Kirkland, Washington 98033. The name and address of its registered agent is                     .

ARTICLE 5 — SHARES

A. Classes and Series of Stock. The corporation shall have authority to issue three classes of stock to be designated, respectively, “Class A Common Stock,” “Class B Common Stock” and “Preferred Stock.” The Class A Common Stock and the Class B Common Stock are collectively referred to herein as the “Common Stock.” The total number of shares that the corporation is authorized to issue is 1,125,000,000 shares, of which 900,000,000 shares shall be Class A Common Stock, 150,000,000 shares shall be Class B Common Stock and 75,000,000 shares shall be Preferred Stock. Each share of Common Stock and Preferred Stock shall have a par value of $0.01. Authority is hereby expressly granted, subject to the limitations and procedures prescribed by law, to the corporation’s board of directors (the “Board”) to provide for the issuance of any class or classes of Preferred Stock or any series of any class of Preferred Stock of the corporation not exceeding in the aggregate the number of Preferred Shares authorized by these Articles of Incorporation, as amended from time to time. Before the corporation shall issue any Preferred Shares of any series other than those series designated in these Articles of Incorporation, Articles of Amendment or Restated Articles of Incorporation, fixing the voting powers, designations, preferences, the relative, participating, option, or other rights, if any, and the qualifications, limitations, and restrictions, if any, relating to the Preferred Shares of such series, and the number of Preferred Shares of such series authorized by the Board to be issued shall be filed with the secretary of state in accordance with the Act and shall become effective without any shareholder action. The Board is further authorized to increase or decrease (but not below the number of such shares of such series then outstanding) the number of shares of any series subsequent to the issuance of shares of that series.

B. Class A Common Stock and Class B Common Stock. Except with regard to the differential voting power as described in Section B.4 of this Article 5 and the Class B Common Conversion Rights described in Section

B.7 of this Article 5, the Class A Common Stock and the Class B Common Stock shall have the same characteristics, rights, privileges, preferences and limitations and shall rank equally, share ratably and be identical in all respects as to all matters.

1. Dividend Rights. The holders of shares of Common Stock shall be entitled to receive ratably, without regard to class such dividends as may from time to time be declared by the Board out of funds legally available therefor. Stock dividends on any class of Common Stock shall not be paid or issued unless paid or issued on all classes of Common Stock, in which case they shall be paid or issued only in shares of that class.

2. Distribution of Assets upon Liquidation. In the event that the corporation shall be liquidated, dissolved or wound up, whether voluntarily or involuntarily, after there shall have been paid or set aside for such parties the full amounts to which they are otherwise entitled under these Articles of Incorporation or by law, the net assets of the corporation remaining thereafter shall be divided ratably without regard to class among the holders of shares of Common Stock.

3. Redemption. Neither the corporation nor any holder of Class A Common Stock or Class B Common Stock shall have the right to require the redemption of Class A Common Stock or Class B Common Stock, except as otherwise may be mutually agreed in writing by the corporation and one or more holders of Class A Common Stock or Class B Common Stock with respect to such holder’s or holders’ shares of Common Stock.

4. Voting Rights. On all matters upon which holders of the Common Stock are entitled or permitted to vote, every holder of Class A Common Stock shall be entitled to one vote in person or by proxy for each share of Class A Common Stock standing in such holder’s name on the transfer books of the corporation, and every holder of Class B Common Stock shall be entitled to ten votes in person or by proxy for each share of Class B Common Stock standing in such holder’s name on the transfer books of the corporation. Except as otherwise provided herein or the bylaws of the corporation, or as required by law, the holders of Units of Series Junior Preferred (as defined below) and the holders of shares of Class A Common Stock, Class B Common Stock and any other stock of the corporation having general voting rights shall vote together as one class on all matters submitted to a vote of shareholders of the corporation.

5. Split, Subdivision or Combination. If the corporation shall in any manner split, subdivide or combine the outstanding shares of any class of Common Stock (or undertake any similar transaction), the outstanding shares of the other classes of Common Stock shall be proportionally split, subdivided or combined in the same manner and on the same basis as the outstanding shares of the other classes of Common Stock have been split, subdivided or combined. Any decrease or increase in the number of shares of any class of Common Stock resulting from a split, subdivision, combination or consolidation of shares or other capital reclassification shall not be permitted unless parallel action is taken with respect to each other class of Common Stock, so that the number of shares of each class of Common Stock outstanding shall be impacted proportionately.

6. Merger or Consolidation. In the event of any consolidation, merger, division, share exchange, combination, sale of all or substantially all of the corporation’s assets, or other transaction in which the shares of Class B Common Stock are exchanged for or changed into other securities, cash and/or any other property, then the holders of each class of Common Stock shall be entitled to receive the same per share consideration in such transaction; provided that if all or part of the consideration so received consists of common stock of the surviving or resulting entity, the common stock so issued may differ as to voting and conversion rights to the extent, but only to the extent, that the classes of Common Stock so differ as set forth herein.

7. Conversion. The holders of shares of Class B Common Stock shall have optional conversion rights, and be subject to automatic conversion, as follows (collectively, the “Class B Common Conversion Rights”):

(a) Optional Conversion. At any time, each share of Class B Common Stock shall be convertible at the option of the holder thereof into one fully paid and nonassessable share of Class A Common Stock.

(b) Automatic Conversion. Shares of Class B Common Stock that are sold, assigned, pledged, encumbered or transferred on any basis, whether voluntary or involuntary (a “Transfer”), shall be automatically converted into shares of Class A Common Stock, whether or not the certificates representing such shares of Class B Common Stock have been surrendered for conversion, (i) upon such Transfer except for Transfers to a Permitted Transferee (as defined below), or (ii) following a Transfer to a Permitted Transferee, at the time, if any, that the Permitted Transferee ceases to qualify as a Permitted Transferee.

(c) For purposes of this Section B.7 of this Article 5 the following terms shall have the meanings set forth below:

(i) “Affiliate” shall mean a party that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the shareholder specified. For purposes of this definition, an entity shall be deemed to be controlled by a shareholder if (and only for so long as) (x) such shareholder has the right to vote by ownership, proxy or otherwise securities constituting 5% or more of the voting power of such entity if such entity has equity securities registered and files reports under the United States Securities Exchange Act of 1934, as amended, or otherwise (if not reporting) securities constituting 50% or more of the voting power of such entity; (y) such shareholder possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such entity, whether through the ownership of voting securities, by contract or otherwise; or (z) with respect to a charitable trust, foundation or nonprofit corporation, such shareholder is the sole trustee or director or has the power to appoint a majority of the trustees or directors thereof.

(ii) “Permitted Transferee” shall mean any one of the following persons or entities:

(a) The holders of shares of the Class B Common Stock as of the date of adoption of these Articles, plus Affiliates of Eagle River Investments, L.L.C. (“Eagle River”); or

(b) in the event of any bona fide pledge by the holder of such shares of the corporation, a lender, financing entity or investment banking firm so long as the pledgee acknowledges in writing that the shares subject to such pledge are subject to automatic conversion as provided herein upon foreclosure or other action to take or sell such shares.

(d) Mechanics of Conversion. In the event of optional conversion of Class B Common Stock pursuant to Section B.7(a) of this Article 5, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the corporation or any transfer agent of such stock, and shall give written notice to the secretary of the corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Class A Common Stock are to be issued. The corporation shall, as soon as practical thereafter, issue and deliver at such office to such holder or the nominee or nominees of such holder, certificate or certificates for the number of shares of Class A Common Stock to which such holder shall be entitled. Such conversion shall be deemed to have been made immediately prior to the close of business on such date of such surrender of the shares to be converted and the person or persons entitled to receive the shares of Class A Common Stock issuable on the conversion shall be treated for all purposes as the record holder or holders of such shares of Class A Common Stock as of such date. In the event of the automatic conversion of shares of Class B Common Stock pursuant to Section B.7(b) of this Article 5, the outstanding certificates representing the shares of Class B Common Stock so converted shall be deemed to represent, immediately upon such conversion and without further action, the appropriate number of shares of Class A Common Stock issuable upon such conversion; and, upon tender to the corporation of the original certificate(s) representing such converted shares of Class B Common Stock, the holder thereof shall be entitled to receive new certificate(s) representing the appropriate number of shares of Class A Common Stock issuable upon such conversion. Any shares of Class B Common Stock cancelled pursuant to this Section B.7 shall be restored to the status of authorized but unissued shares of Class B Common Stock.

(e) Reservation of Class A Common Stock Issuable upon Conversion. The corporation shall at all times keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of effecting the conversion of the shares of Class B Common Stock, such number of shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all of the outstanding shares of Class B Common Stock; and if at any time the number of authorized but unissued shares of Class A Common Stock shall not be sufficient to effect the conversion of all of the then outstanding shares of Class B Common Stock, in addition to such other remedies as may be available to the holders of such shares, the corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Class A Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite shareholder approval of any necessary amendment to these Articles of Incorporation.

8. No Impairment. The corporation will not, (i) by amendment of these Articles of Incorporation or the corporation’s bylaws, (ii) by adopting any provision or entering into any agreement inconsistent therewith, or (iii) through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issuance of shares or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the corporation, but will at all times in good faith assist in the carrying out all of the provisions of this Article 5 and in taking all of such action as may be necessary or appropriate in order to protect the powers, preferences and rights, including the voting rights and any Class B Common Conversion Rights of the holders of shares of Class A Common Stock and Class B Common Stock against impairment.

C. Designation of Series A Junior Participating Preferred Stock and Series B Junior Participating Preferred Stock. The corporation has designated, out of its 75,000,000 shares of Preferred Stock, (1) a series of Preferred Stock known as “Series A Junior Participating Preferred Stock” (hereinafter, the “Series A Junior Preferred”), consisting of 2,800,000 shares, and (2) a series of Preferred Stock known as “Series B Junior Participating Preferred Stock” (hereinafter, the “Series B Junior Preferred” and together with the Series A Junior Preferred, the “Series Junior Preferred”), consisting of 600,000 shares, having the following relative rights and preferences.

1. Dividends and Distributions.

(a) Series A Junior Preferred.

(1) Subject to the prior and superior rights of the holders of any shares of any other series of Preferred Stock or any other shares of stock of the corporation ranking prior and superior to the shares of Series A Junior Preferred with respect to dividends, each holder of one one-thousandth (1/1000) of a share (a “Unit”) of Series A Junior Preferred shall be entitled to receive, when, as and if declared by the Board out of funds legally available for that purpose, and on a pari passu basis with the Series B Junior Preferred, (i) quarterly dividends payable in cash on the second Monday of March, June, September and December in each year (each such date being a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a Unit of Series A Junior Preferred, in an amount per Unit (rounded to the nearest cent) equal to the greater of (a) $0.001 or (b) subject to the provision for adjustment hereinafter set forth, the aggregate per share amount of all cash dividends declared on shares of the Class A Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of a Unit of Series A Junior Preferred, and (ii) subject to the provision for adjustment hereinafter set forth, quarterly distributions (payable in kind) on each Quarterly Dividend Payment Date in an amount per Unit equal to the aggregate per share amount of all non-cash dividends or other distributions (other than a dividend payable in shares of Class A Common Stock or a subdivision of the outstanding shares of Class A Common Stock by reclassification or otherwise) declared on shares of Class A Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of a Unit of Series A Junior Preferred. In the event that the corporation shall at any time after January 29, 2010 (the “Rights Declaration Date”) (i) declare any dividend on outstanding shares of Class A Common Stock payable in shares of Class A Common Stock, (ii) subdivide outstanding shares of Class A Common Stock or (iii) combine outstanding shares of Class A Common Stock into a smaller number of shares, then in each such case the amount to which the holder of a Unit of Series A Junior Preferred was entitled immediately prior to such event under clause (i) (b) or clause (ii) of the preceding sentence shall be adjusted by multiplying such amount by a fraction (y) the numerator of which shall be the number of shares of Class A Common Stock that are outstanding immediately after such event and (z) the denominator of which shall be the number of shares of Class A Common Stock that were outstanding immediately prior to such event.

(2) The corporation shall declare a dividend or distribution on Units of Series A Junior Preferred as provided in paragraph (1) above immediately after it declares a dividend or distribution on the shares of Class A Common Stock (other than a dividend payable in shares of Class A Common Stock or a subdivision of the outstanding shares of Class A Common Stock, by reclassification or otherwise).

(3) Stock dividends on the Series A Junior Preferred shall not be paid or issued unless (x) such stock dividend is paid or issued only in shares or Units of Series A Junior Preferred or shares of Class A Common Stock and (y) a stock dividend is paid or issued contemporaneously on the Series B Junior Preferred, on the same pro rata basis and in the form of shares or Units of Series B Junior Preferred or shares of Class B Common Stock.

(4) Dividends shall begin to accrue and shall be cumulative on each outstanding Unit of Series A Junior Preferred from the Quarterly Dividend Payment Date next preceding the date of issuance of a Unit of Series A Junior Preferred, unless the date of issuance of such Unit is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such Unit shall begin to accrue from the date of issuance of such Unit, or unless the date of issuance is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of Units of Series A Junior Preferred entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on Units of Series A Junior Preferred in an amount less than the aggregate amount of all such dividends at the time accrued and payable on such Units shall be allocated pro rata on a Unit-by-Unit basis among all Units of Series A Junior Preferred at the time outstanding. The Board may fix a record date for the determination of holders of Units of Series A Junior Preferred entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

(b) Series B Junior Preferred.

(1) Subject to the prior and superior rights of the holders of any shares of any other series of Preferred Stock or any other shares of stock of the corporation ranking prior and superior to the shares of Series B Junior Preferred with respect to dividends, each holder of a Unit of Series B Junior Preferred shall be entitled to receive, when, as and if declared by the Board out of funds legally available for that purpose, and on a pari passu basis with the Series A Junior Preferred, (i) quarterly dividends payable in cash on the Quarterly Dividend Payment Date, commencing on the first Quarterly Dividend Payment Date after the first issuance of a Unit of Series B Junior Preferred, in an amount per Unit (rounded to the nearest cent) equal to the greater of (a) $0.001 or (b) subject to the provision for adjustment hereinafter set forth, the aggregate per share amount of all cash dividends declared on shares of the Class B Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of a Unit of Series B Junior Preferred, and (ii) subject to the provision for adjustment hereinafter set forth, quarterly distributions (payable in kind) on each Quarterly Dividend Payment Date in an amount per Unit equal to the aggregate per share amount of all non-cash dividends or other distributions (other than a dividend payable in shares of Class B Common Stock or a subdivision of the outstanding shares of Class B Common Stock, by reclassification or otherwise) declared on shares of Class B Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of a Unit of Series B Junior Preferred. In the event that the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on outstanding shares of Class B Common Stock payable in shares of Class B Common Stock, (ii) subdivide outstanding shares of Class B Common Stock or (iii) combine outstanding shares of Class B Common Stock into a smaller number of shares, then in each such case the amount to which the holder of a Unit of Series B Junior Preferred was entitled immediately prior to such event under clause

(i) (b) or clause (ii) of the preceding sentence shall be adjusted by multiplying such amount by a fraction (y) the numerator of which shall be the number of shares of Class B Common Stock that are outstanding immediately after such event and (z) the denominator of which shall be the number of shares of Class B Common Stock that were outstanding immediately prior to such event.

(2) The corporation shall declare a dividend or distribution on Units of Series B Junior Preferred as provided in paragraph (1) above immediately after it declares a dividend or distribution on the shares of Class B Common Stock (other than a dividend payable in shares of Class B Common Stock or a subdivision of the outstanding shares of Class B Common Stock, by reclassification or otherwise).

(3) Stock dividends on the Series B Junior Preferred shall not be paid or issued unless (x) such stock dividend is paid or issued only in shares or Units of Series B Junior Preferred or shares of Class B Common Stock and (y) a stock dividend is paid or issued contemporaneously on the Series A Junior Preferred, on the same pro rata basis and in the form of shares or Units of Series A Junior Preferred or shares of Class A Common Stock.

(4) Dividends shall begin to accrue and shall be cumulative on each outstanding Unit of Series B Junior Preferred from the Quarterly Dividend Payment Date next preceding the date of issuance of a Unit of Series B Junior Preferred, unless the date of issuance of such Unit is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such Unit shall begin to accrue from the date of issuance of such Unit, or unless the date of issuance is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of Units of Series B Junior Preferred entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on Units of Series B Junior Preferred in an amount less than the aggregate amount of all such dividends at the time accrued and payable on such Units shall be allocated pro rata on a Unit-by-Unit basis among all Units of Series B Junior Preferred at the time outstanding. The Board may fix a record date for the determination of holders of Units of Series B Junior Preferred entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

2. Voting Rights. The holders of Units of Series Junior Preferred shall have the following voting rights:

(a) Subject to the provision for adjustment hereinafter set forth, each Unit of Series A Junior Preferred shall entitle the holder thereof to one vote on all matters submitted to a vote of the shareholders of the corporation. In the event the corporation shall, at any time after the Rights Declaration Date, (i) declare any dividend on outstanding shares of Class A Common Stock payable in shares of Class A Common Stock, (ii) subdivide outstanding shares of Class A Common Stock or (iii) combine the outstanding shares of Class A Common Stock into a smaller number of shares, then in each such case the number of votes per Unit to which holders of Units of Series A Junior Preferred were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction (y) the numerator of which shall be the number of shares of Class A Common Stock outstanding immediately after such event and (z) the denominator of which shall be the number of shares of Class A Common Stock that were outstanding immediately prior to such event.

(b) Subject to the provision for adjustment hereinafter set forth, each Unit of Series B Junior Preferred shall entitle the holder thereof to ten votes on all matters submitted to a vote of the shareholders of the corporation. In the event the corporation shall, at any time after the Rights Declaration Date, (i) declare any dividend on outstanding shares of Class B Common Stock payable in shares of Class B Common Stock, (ii) subdivide outstanding shares of Class B Common Stock or (iii) combine the outstanding shares of Class B Common Stock into a smaller number of shares, then in each such case the number of votes per Unit to which holders of Units of Series B Junior Preferred were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction (y) the numerator of which shall be the number of shares of Class B Common Stock outstanding immediately after such event and (z) the denominator of which shall be the number of shares of Class B Common Stock that were outstanding immediately prior to such event.

(c) Except as otherwise provided herein or the bylaws of the corporation or as required by law, the holders of Units of Series Junior Preferred and the holders of shares of Class A Common Stock, Class B Common Stock and any other stock of the corporation having general voting rights shall vote together as one class on all matters submitted to a vote of shareholders of the corporation.

3. Certain Restrictions.

(a) Whenever quarterly dividends or other dividends or distributions payable on Units of Series Junior Preferred as provided herein are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on outstanding Units of Series Junior Preferred shall have been paid in full, the corporation shall not:

(1) declare or pay dividends on, or make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of junior stock;

(2) declare or pay dividends on, or make any other distributions on, any shares of parity stock, except dividends paid ratably on Units of Series Junior Preferred and shares of all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of such Units and all such shares are then entitled;

(3) redeem or purchase or otherwise acquire for consideration shares of any parity stock, provided, however, that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any junior stock; or

(4) redeem or purchase or otherwise acquire for consideration any Units of Series Junior Preferred, or any shares of parity stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board) to all holders of such Units and shares of parity stock upon such terms as the Board, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series and classes.

(b) The corporation shall not permit any subsidiary of the corporation to purchase or otherwise acquire for consideration any shares of stock of the corporation, unless the corporation could, under paragraph (a) of this Section 3, purchase or otherwise acquire such shares at such time and in such manner.

4. Reacquired Shares. Any Units of Series Junior Preferred purchased or otherwise acquired by the corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such Units shall, upon their cancellation, become authorized but unissued shares (or fractions of shares) of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board, subject to the conditions and restrictions on issuance set forth herein.

5. Liquidation, Dissolution or Winding Up.

(a) Series A Junior Preferred.

(1) Upon any voluntary or involuntary liquidation, dissolution or winding up of the corporation, no distribution shall be made (i) to the holders of shares of junior stock, unless the holders of Units of Series A Junior Preferred shall have received, subject to adjustment as hereinafter provided in paragraph (2), the greater of either (a) $0.01 per Unit plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not earned or declared, to the date of such payment, or (b) the amount per unit equal to the aggregate per share amount to be distributed to holders of shares of Class A Common Stock, or (ii) to the holders of shares of parity stock, unless simultaneously therewith distributions are made ratably on Units of Series A Junior Preferred and all other shares of such parity stock in proportion to the total amounts to which the holders of Units of Series A Junior Preferred are entitled under clause (i)(a) of this sentence and to which the holders of shares of such parity stock are entitled, in each case upon such liquidation, dissolution or winding up.

(2) In the event the corporation shall at any time after the Rights Declaration Date (i) declare any dividend on outstanding shares of Class A Common Stock payable in shares of Class A Common Stock, (ii) subdivide outstanding shares of Class A Common Stock, or (iii) combine outstanding shares of Class A Common Stock into a smaller number of shares, then in each such case the aggregate amount to which holders of Units of Series A Junior Preferred were entitled immediately prior to such event pursuant to clause (i)(b) of paragraph (1) of this Section 5(a) shall be adjusted by multiplying such amount by a fraction (y) the numerator of which shall be the number of shares of Class A Common Stock that are outstanding immediately after such event and (z) the denominator of which shall be the number of shares of Class A Common Stock that were outstanding immediately prior to such event.

(b) Series B Junior Preferred.

(1) Upon any voluntary or involuntary liquidation, dissolution or winding up of the corporation, no distribution shall be made (i) to the holders of shares of junior stock, unless the holders of Units of Series B Junior Preferred shall have received, subject to adjustment as hereinafter provided in paragraph (B), the greater of either (a) $0.01 per Unit plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not earned or declared, to the date of such payment, or (b) the amount per unit equal to the aggregate per share amount to be distributed to holders of shares of Class B Common Stock, or (ii) to the holders of shares of parity stock, unless simultaneously therewith distributions are made ratably on Units of Series B Junior Preferred and all other shares of such parity stock in proportion to the total amounts to which the holders of Units of Series B Junior Preferred are entitled under clause (i)(a) of this sentence and to which the holders of shares of such parity stock are entitled, in each case upon such liquidation, dissolution or winding up.

(2) In the event the corporation shall at any time after the Rights Declaration Date (i) declare any dividend on outstanding shares of Class B Common Stock payable in shares of Class B Common Stock, (ii) subdivide outstanding shares of Class B Common Stock, or (iii) combine outstanding shares of Class B Common Stock into a smaller number of shares, then in each such case the aggregate amount to which holders of Units of Series B Junior Preferred were entitled immediately prior to such event pursuant to clause (i)(b) of paragraph (1) of this Section 5(b) shall be adjusted by multiplying such amount by a fraction (y) the numerator of which shall be the number of shares of Class B Common Stock that are outstanding immediately after such event and (z) the denominator of which shall be the number of shares of Class B Common Stock that were outstanding immediately prior to such event.

6. Split, Subdivision or Combination. If the corporation shall in any manner split, subdivide or combine the outstanding shares or Units of either series of Series Junior Preferred (or undertake any similar transaction), the outstanding shares or Units, as applicable, of the other series of Series Junior Preferred shall be proportionally split, subdivided or combined in the same manner and on the same basis as the outstanding shares or Units of the first mentioned series of Series Junior Preferred have been split, subdivided or combined. Any decrease or increase in the number of shares or Units of either series of Series Junior Preferred resulting from a split, subdivision, combination or consolidation of shares or Units or other capital reclassification shall not be permitted unless parallel action is taken with respect to the other series of Series Junior Preferred, so that the number of shares or Units, as applicable, of each of the series of Series Junior Preferred shall be impacted proportionately.

7. Consolidation, Merger, etc.

(a) Series A Junior Preferred.

(1) In case the corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Class A Common Stock are exchanged for or converted into other stock or securities, cash and/or any other property, then in any such case Units of Series A Junior Preferred shall at the same time be similarly exchanged for or converted into an amount per Unit (subject to the provision for adjustment hereinafter set forth) equal to the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Class A Common Stock is converted or exchanged. In the event the corporation shall at any time after the Rights Declaration Date (i) declare any dividend on outstanding shares of Class A Common Stock payable in shares of Class A Common Stock, (ii) subdivide outstanding shares of Class A Common Stock, or (iii) combine outstanding Class A Common Stock into a smaller number of shares, then in each such case the amount set forth in the immediately preceding sentence with respect to the exchange or conversion of Units of Series A Junior Preferred shall be adjusted by multiplying such amount by a fraction (y) the numerator of which shall be the number of shares of Class A Common Stock that are outstanding immediately after such event and (z) the denominator of which shall be the number of shares of Class A Common Stock that were outstanding immediately prior to such event.

(2) In case the corporation shall enter into any consolidation, merger, combination or other transaction in which the Units of Series B Junior Preferred are exchanged for or changed into other securities, cash and/or any other property, then the holders of the Units of Series A Junior Preferred shall be entitled to receive the same per-Unit consideration in such transaction; provided that if all or part of the consideration so received consists of common stock or other securities of the surviving or resulting entity, the common stock or other securities so issued may differ as to voting and conversion rights to the extent, but only to the extent, that the Series A Junior Preferred and Series B Junior Preferred so differ as set forth herein.

(b) Series B Junior Preferred.

(1) In case the corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Class B Common Stock are exchanged for or converted into other stock or securities, cash and/or any other property, then in any such case Units of Series B Junior Preferred shall at the same time be similarly exchanged for or converted into an amount per Unit (subject to the provision for adjustment hereinafter set forth) equal to the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Class B Common Stock is converted or exchanged. In the event the corporation shall at any time after the Rights Declaration Date (i) declare any dividend on outstanding shares of Class B Common Stock payable in shares of Class B Common Stock, (ii) subdivide outstanding shares of Class B Common Stock, or (iii) combine outstanding Class B Common Stock into a smaller number of shares, then in each such case the amount set forth in the immediately preceding sentence with respect to the exchange or conversion of Units of Series B Junior Preferred shall be adjusted by multiplying such amount by a fraction (y) the numerator of which shall be the number of shares of Class B Common Stock that are outstanding immediately after such event and (z) the denominator of which shall be the number of shares of Class B Common Stock that were outstanding immediately prior to such event.

(2) In case the corporation shall enter into any consolidation, merger, combination or other transaction in which the Units of Series A Junior Preferred are exchanged for or changed into other securities, cash and/or any other property, then the holders of the Units of Series B Junior Preferred shall be entitled to receive the same per-Unit consideration in such transaction; provided that if all or part of the consideration so received consists of common stock or other securities of the surviving or resulting entity, the common stock or other securities so issued may differ as to voting and conversion rights to the extent, but only to the extent, that the Series A Junior Preferred and Series B Junior Preferred so differ as set forth herein.1

8. Conversion of Series B Junior Preferred. The holders of shares of Series B Junior Preferred shall have optional conversion rights, and be subject to automatic conversion, as follows (collectively, the “Series B Junior Preferred Conversion Rights”):

(a) Optional Conversion. At any time, each Unit of Series B Junior Preferred shall be convertible at the option of the holder thereof into one fully paid and nonassessable Unit of Series A Junior Preferred.

(b) Automatic Conversion. Units of Series B Junior Preferred that are the subject of a Transfer shall be automatically converted into an equal number of Units of Series A Junior Preferred, whether or not the certificates representing such Units of Series B Junior Preferred have been surrendered for conversion, (i) upon such Transfer, except for Transfers to a Permitted Transferee or (ii) following a Transfer to a Permitted Transferee, at the time, if any, that the Permitted Transferee ceases to qualify as a Permitted Transferee.

(c) Mechanics of Conversion. In the event of optional conversion of Series B Junior Preferred pursuant to Section 8(a) hereof, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the corporation or any transfer agent of such stock, and shall give written notice to the secretary of the corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for Units of Series A Junior Preferred are to be issued. The corporation shall, as soon as practical thereafter, issue and deliver at such office to such holder or the nominee or nominees of such holder, certificate(s) for the number of Units of Series A Junior Preferred to which such holder shall be entitled. Such conversion shall be deemed to have been made immediately prior to the close of business on such date of such surrender of the Units to be converted and the person or persons entitled to receive the Units of Series A Junior Preferred issuable on the conversion shall be treated for all purposes as the record holder or holders of such Units of Series A Junior Preferred as of such date. In the event of the automatic conversion of Units of Series B Junior Preferred pursuant to Section 8(b) hereof, the outstanding certificates representing the Units of Series B Junior Preferred so converted shall be deemed to represent, immediately upon such conversion and without further action, the appropriate number of Units of Series A Junior Preferred issuable upon such conversion; and, upon tender to the corporation of the original certificate(s) representing such converted Units of Series B Junior Preferred, the holder thereof shall be entitled to receive new certificate(s) representing the appropriate number of Units of Series A Junior Preferred issuable upon such conversion. Any Units of Series B Junior Preferred cancelled pursuant to this Section (8)(c) shall be restored to the status of authorized but unissued Units of Series B Junior Preferred.

(d) Reservation of Series A Junior Participating Preferred Stock Issuable upon Conversion. The corporation shall at all times keep available out of its authorized but unissued Units of Series A Junior Preferred, solely for the purpose of effecting the conversion of the Units of Series B Junior Preferred, such number of Units of Series A Junior Preferred as shall from time to time be sufficient to effect the conversion of all of the outstanding Units of Series B Junior Preferred; and if at any time the number of authorized but unissued Units of Series A Junior Preferred shall not be sufficient to effect the conversion of all of the then outstanding Units of Series B Junior Preferred, in addition to such other remedies as may be available to the holders of such Units, the corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued Units of Series A Junior Preferred to such number of Units as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite shareholder approval of any necessary amendment to the Articles of Incorporation.

9. Redemption. The Units of Series Junior Preferred shall not be redeemable.

10. Ranking. The Units of Series A Junior Preferred and shares of Series A Junior Preferred shall rank pari passu with the Series B Junior Preferred and junior to all other series of the Preferred Stock and to any other class of Preferred Stock that hereafter may be issued by the corporation as to the payment of dividends and the distribution of assets, unless the terms of any such series or class shall provide otherwise. The Units of Series B Junior Preferred and shares of Series B Junior Preferred shall rank pari passu with the Series A Junior Preferred and junior to all other series of the Preferred Stock and to any other class of Preferred Stock that hereafter may be issued by the corporation as to the payment of dividends and the distribution of assets, unless the terms of any such series or class shall provide otherwise.

11. Fractional Shares. The Series Junior Preferred may be issued in Units or other fractions of a share, which Units or other fractions shall entitle the holder, in proportion to such holder’s Units or other fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of the applicable class of Series Junior Preferred.

12. Amendment.

(a) At any time when any Units of Series A Junior Preferred are outstanding, the Articles of Incorporation of the corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Units of Series A Junior Preferred so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding Units of Series A Junior Preferred, voting separately as a class.

(b) At any time when any Units of Series B Junior Preferred are outstanding, the Articles of Incorporation of the corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Units of Series B Junior Preferred so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding Units of Series B Junior Preferred, voting separately as a class.

13. Certain Definitions. As used in Section C of this Article 5 with respect to the Series Junior Preferred, the following terms shall have the following meanings:

(i) The term “junior stock” (i) as used in Section C.1(c), shall mean the Class A and Class B Common Stock and any other class or series of capital stock of the corporation over which the Series Junior Preferred Stock has preference or priority as to dividends and (ii) as used in Section C.1(e), shall mean such Common Stock and any other class or series of capital stock of the corporation over which the Series A Junior Preferred or Series B Junior Preferred, as applicable, has preference or priority in any liquidation, dissolution or winding up of the corporation.

(ii) The term “parity stock” (i) as used in Section C.1(c), shall mean any class or series of capital stock of the corporation hereafter authorized or issued ranking pari passu with the Series Junior Preferred as to dividends and (ii) as used in Section C.1(e), shall mean any class or series of capital stock of the corporation ranking pari passu with the Series A Junior Preferred or Series B Junior Preferred, as applicable, in any liquidation, dissolution or winding up.

ARTICLE 6 — NO PREEMPTIVE RIGHTS

Except as may be otherwise provided by the Board, no preemptive rights shall exist with respect to the shares of Common Stock, Preferred Stock or other securities convertible into shares of Common Stock of this corporation.

ARTICLE 7 — BYLAWS

In furtherance and not in limitation of the powers conferred by the Act, the Board shall have the power to make, adopt, repeal, alter, amend and rescind the bylaws for this corporation, subject to the power of the shareholders to amend or repeal such bylaws in accordance with the Act. The shareholders shall also have the power to adopt, amend or repeal the bylaws for this corporation in accordance with the Act.

ARTICLE 8 — DIRECTORS

The number of directors of the corporation shall be determined in the manner specified in the bylaws and may be increased or decreased from time to time in the manner provided therein.

ARTICLE 9 — NO CUMULATIVE VOTING

No cumulative voting for directors shall be permitted.

ARTICLE 10 — INDEMNIFICATION

A. The capitalized terms in this Article 10 shall have the meanings set forth in RCW 23B.08.500.

B. The Corporation shall indemnify and hold harmless each individual who is or was serving as a Director or officer of the Corporation or who, while serving as a Director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, against any and all Liability incurred with respect to any Proceeding to which the individual is or is threatened to be made a Party because of such service, and shall make advances of reasonable Expenses with respect to such Proceeding, to the fullest extent permitted by law, without regard to the limitations in RCW 23B.08.510 through 23B.08.550 and 23B.08.560(2); provided that no such indemnity shall indemnify any Director or officer from or on account of: (1) acts or omissions of the Director or officer finally adjudged to be intentional misconduct or a knowing violation of law; (2) conduct of the Director or officer finally adjudged to be in violation of RCW 23B.08.310; or (3) any transaction with respect to which it was finally adjudged that such Director or officer personally received a benefit in money, property, or services to which the Director or officer was not legally entitled.

C. To the fullest extent permitted by law, without regard to the limitations in RCW 23B.08.510 through 23B.08.550 and 23B.08.560(2), the rights to indemnification and advance of reasonable Expenses conferred in this Article 10 shall not be exclusive of any other right which any individual may have or hereafter acquire under any statute, provision of the bylaws, agreement, vote of shareholders or disinterested directors, or otherwise. The right to indemnification conferred in this Article 10 shall be a contract right upon which each Director or officer shall be presumed to have relied in determining to serve or to continue to serve as such. Any amendment to or repeal of this Article 10 shall not adversely affect any right or protection of a Director or officer of the Corporation for or with respect to any acts or omissions of such Director or officer occurring prior to such amendment or repeal.

D. If, after the effective date of this Article 10, the Act is amended to authorize further indemnification of Directors or officers, then Directors and officers of the Corporation shall be indemnified to the fullest extent permitted by the Act.

E. If a claim under this Article 10 is not paid in full by the Corporation within 30 days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct that make it permissible under the Act for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Act, nor an actual determination by the Corporation (including its Board, independent legal counsel, or its shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

F. The Corporation may purchase and maintain insurance on behalf of an individual who is or was a Director, officer, employee, or agent of the Corporation or, who, while a Director, officer, employee, or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise against Liability asserted against or incurred by the individual in that capacity or arising from the individual’s status as a director, officer, employee, or agent, whether or not the Corporation would have power to indemnify the individual against such Liability under RCW 23B.08.510 or 23B.08.520.

ARTICLE 11 — LIMITATIONS OF DIRECTOR LIABILITY

To the fullest extent permitted by the Act, as it exists on the date hereof or may hereafter be amended, a director of this corporation shall not be personally liable to the corporation or its shareholders for monetary damages for conduct as a director. Any amendment to or repeal of this Article 11 shall not adversely affect a director of this corporation with respect to any conduct of such director occurring prior to such amendment or repeal.

ARTICLE 12 — SPECIAL SHAREHOLDER MEETINGS

Special meetings of the shareholders of the Corporation for any purpose or purposes may be called at any time by (i) the corporation’s Chairman of the Board, (ii) the corporation’s Chief Executive Officer or President, or (iii) shareholders holding not less than a majority of all votes attributable to the issued and outstanding shares of the corporation’s stock taken together and not as separate classes, provided the request is in proper form as prescribed in the bylaws of the corporation or as otherwise required by applicable law. Such special meetings may not be called by any other person or persons.

ARTICLE 13 — ACTION BY MAJORITY VOTE; REDUCED VOTING REQUIREMENTS

The provisions of this Article 13 are specifically intended to reduce the voting requirements otherwise prescribed under RCW 23B.10.030, 23B.11.030, 23B.12.020 and 23B.14.020, in accordance with RCW 23B.07.270. In the case of any matter submitted to a vote of the shareholders of this corporation for which the Act requires (unless these Articles of Incorporation provide otherwise) the approval of two-thirds of the votes of each voting group entitled to be cast thereon, the approval of a majority, rather than two-thirds, of the votes of each voting group entitled to be cast on such matter shall be sufficient for such matter to be approved. Without limiting the generality of the foregoing, such matters are intended to include, to the extent not inconsistent with the Act, amendments to these Articles of Incorporation, mergers and share exchanges, sales of assets other than in the ordinary course of business, and dissolution. In addition, except as otherwise provided in these Articles of Incorporation, as amended from time to time, the application of separate voting group rights under RCW 23B.10.040(1)(a), (e) or (f), or 23B.11.035 (or any related section concerning voting group rights as to mergers or share exchanges), is hereby explicitly denied.

ARTICLE 14 — AMENDMENTS

The corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation in the manner now or hereinafter prescribed by statutes, and all rights conferred upon the shareholders and directors therein are granted subject to this reservation.

The undersigned, as              of Pendrell Washington Corporation, has signed these Articles of Incorporation on                     , 2012.

PENDRELL WASHINGTON CORPORATION

By:
Name and Title

APPENDIX C

PENDRELL WASHINGTON CORPORATION

A Washington Corporation (the “Corporation”)

BYLAWS

ARTICLE I SHAREHOLDERS

Section 1.1 Annual Meeting.

An annual meeting of the shareholders of this Corporation shall be held each year on such date as the Board of Directors (the “Board”) shall determine pursuant to proper notice. The failure to hold an annual meeting at the time stated or fixed in accordance with these Bylaws does not affect the validity of any corporate action.

Section 1.2 Special Meetings.

Special meetings of shareholders for any purpose or purposes may be held at any time upon call of the Chairman of the Board, the Chief Executive Officer or the President, at such time and place either within or without the State of Washington as may be stated in the notice. Holders of not less than a majority of all the votes attributable to the issued and outstanding shares of the Corporation’s stock taken together and not as separate classes may call special meetings of the shareholders for any purpose by giving notice to the Corporation as specified in Section 1.9(c).

Section 1.3 Notice of Meetings; Waiver of Notice.

Written or electronic notice of each shareholders’ meeting stating the date, time, and place and, in case of a special meeting, the purpose(s) for which such meeting is called, shall be given to all shareholders in writing not less than ten (10) nor more than sixty (60) days before the date of the meeting to each shareholder entitled to vote at such meeting. Such notice shall specify the place, date and hour, and in the case of special meetings, the purpose or purposes of the meeting, and the means of remote communications, if any, by which shareholders and proxy holders may be deemed to be present in person and vote at any such meeting. Upon written request delivered to the Corporation in accordance with Section 1.9(c) hereof by the holders of shares representing not less than the number of votes specified in Section 1.2 hereof, the shareholders may request that the Corporation call a special meeting of shareholders. Within thirty (30) days of such a request, the Secretary shall give notice of a special meeting of shareholders to be held on such date and at such place and hour as the Secretary may fix, and if the Secretary shall neglect or refuse to issue such notice, the person making the request may do so and may fix the date for such meeting.

A shareholder may waive any notice required to be given by these Bylaws, or the Articles of Incorporation of this Corporation, or the WBCA, before or after the meeting that is the subject of such notice. A valid waiver is created by any of the following four methods: (a) in an executed and dated record (as defined in the Act) delivered by the shareholder entitled to notice to the Corporation for inclusion in its corporate records; (b) if the Corporation has designated an address, location, or system to which the waiver may be electronically transmitted and the waiver is electronically transmitted to the designated address, location, or system, in an executed and dated electronically transmitted record (c) attendance at the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; or (d) failure to object at the time of presentation of a matter not within the purpose or purposes described in the meeting notice.

Section 1.4 Quorum.

Except as otherwise provided by law or in the Articles of Incorporation or these Bylaws, at any meeting of shareholders, the holders of shares representing a majority of all of the votes assigned under the Articles of

Incorporation to the outstanding shares of the Corporation entitled to vote at the meeting shall be present in person or represented by proxy in order to constitute a quorum for the transaction of any business; provided, however, that where a separate vote by a class or classes is required, shares representing a majority of all the votes assigned under the Articles of Incorporation to the outstanding shares of such class or classes, present in person or represented by proxy at the meeting, shall constitute a quorum entitled to take action with respect to that vote on that matter. In the absence of a quorum, a majority in voting interest of the shareholders present or the chairman of the meeting may adjourn the meeting from time to time in the manner provided in Section 1.5 of these Bylaws until a quorum shall be present.

Section 1.5 Adjournment.

Any meeting of shareholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

Section 1.6 Organization.

The Chairman of the Board, or in his or her absence, the Chief Executive Officer, the President, or a Vice President (in order of seniority), shall call to order meetings of shareholders, and shall act as chairman of such meetings. The Board or, if the Board fails to act, the shareholders, may appoint any shareholder, director, or officer of the Corporation to act as chairman of any meeting in the absence of the Chairman of the Board, the Chief Executive Officer, the President, and all Vice Presidents. The Secretary of the Corporation shall act as secretary of all meetings of shareholders, but, in the absence of the Secretary, the chairman of the meeting may appoint any other person to act as secretary of the meeting.

Section 1.7 Voting.

Except as otherwise provided by law or in the Articles of Incorporation or these Bylaws, at any meeting duly called and held at which a quorum is present, corporate action to be taken by shareholder vote, other than the election of directors, shall be authorized by a majority of the votes (assigned under the Articles of Incorporation to the shares of the Corporation represented in person or by proxy at the meeting and entitled to vote) cast by the shareholders entitled to vote and present in person or represented by proxy at the meeting; provided, however, that where a separate vote of a class or classes is required, corporate action to be taken by such class or classes shall be authorized by a majority of the votes (assigned under the Articles of Incorporation to the shares of the Corporation represented in person or by proxy at the meeting and entitled to vote) cast by such class or classes. Directors shall be elected at each annual meeting of shareholders by a plurality of the votes (assigned under the Articles of Incorporation to the shares of the Corporation represented in person or by proxy at the meeting and entitled to vote) cast by the shareholders entitled to vote and present in person or represented by proxy at the meeting.

Section 1.8 Proxy Representation.

Each shareholder entitled to vote at any meeting of shareholders or to express consent to or dissent from corporate action in writing without a meeting may authorize another person to act for him, her or it by proxy. No proxy shall be valid after eleven months from its date, unless it provides otherwise. Such authorization may be accomplished by the shareholder or such shareholder’s authorized officer, director, employee or agent (a) executing a writing or causing his or her signature to be affixed to such writing by any reasonable means, including facsimile signature, or (b) transmitting or authorizing the transmission of a telegram, cablegram or other electronic transmission to the intended holder of the proxy or to a proxy solicitation firm, proxy support service or similar agent duly authorized by the intended proxy holder to receive such transmission; provided, that any such telegram, cablegram or other electronic transmission must either set forth or be accompanied by information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the shareholder. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission by which a shareholder has authorized another person to act as proxy for such shareholder may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

Section 1.9 Business at Annual and Special Meetings. No business may be transacted at an annual or special meeting of shareholders other than business that is:

(a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof);

(b) otherwise properly brought before the meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof); or

(c) otherwise properly brought before the meeting:

(i) by (x) a shareholder that holds of record stock of the Corporation entitled to vote at the meeting on such matter (including any election of a director) (“Record Holder”) or (y) a person (a “Nominee Holder”) that holds such stock through a nominee or “street name” holder of record of such stock and can demonstrate to the Corporation such indirect ownership of, and such Nominee Holder’s entitlement to vote, such stock on such matter; and

(ii) such shareholder complies with the notice procedures set forth in Section 1.10 (such Record and Nominee Holders are referred to as “Noticing Shareholders”). If a special meeting is called as a result of demands by more than one Noticing Shareholder, the references to Record Holder in (c)(i)(x) and Nominee Holder in (c)(i)(y) refers to each person making a demand and the requirement of (c)(ii) applies to all persons making a demand, but persons other than the first person making demand need only comply with Section 1.10(b)(i), (ii)(B) and (iii). Clause (c) of this Section 1.9 shall be the exclusive means for a Noticing Shareholder to make nominations or submit other business before a meeting of shareholders (other than matters properly brought under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and included in the Corporation’s notice of meeting, which matters are not governed by these Bylaws).

Section 1.10 Notice of Shareholder Business to be Conducted at Meetings of Shareholders. In order for a Noticing Shareholder to properly bring any item of business before a meeting of shareholders, timely notice must be given in proper written form to the secretary of the Corporation.

(a) To be timely, a Noticing Shareholders’ notice shall be delivered to the secretary at the principal executive offices of the Corporation:

(i) as to an annual meeting, not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, not later than the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation; or

(ii) as to a special meeting, not later than the close of business on the date of delivery of the first shareholder demand in compliance with Section 23B.07.020(a) of the Washington Business Corporation Act (the “WBCA”).

In no event shall any adjournment or postponement of an annual or special meeting, or the announcement thereof, commence a new time period for the giving of a shareholder’s notice as described above.

(b) To be in proper form, a Noticing Shareholder’s notice to the secretary of the Corporation must:

(i) set forth, as to the Noticing Shareholder and, if the Noticing Shareholder holds for the benefit of another, the beneficial owner, on whose behalf the nomination or proposal is made:

(A) the name and address of such Noticing Shareholder, as they appear on the Corporation’s books and, if the Noticing Shareholder holds for the benefit of another, the name and address of such beneficial owner (collectively “Holder”),

(B) the following information:

(1) the class or series and number of shares of the Corporation which are, directly or indirectly, owned beneficially and/or of record;

(2) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”) that is directly or indirectly owned beneficially and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation;

(3) any proxy, contract, arrangement, understanding, or relationship pursuant to which such Holder has a right to vote or has granted a right to vote any shares of any security of the Corporation;

(4) any short interest in any security of the Corporation (for purposes of this Bylaw a person shall be deemed to have a short interest in a security if such Holder directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security);

(5) any rights to dividends on the shares of the Corporation owned beneficially by such Holder that are separated or separable from the underlying shares of the Corporation;

(6) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership or limited liability company or similar entity in which such Holder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, is the manager, managing member or directly or indirectly beneficially owns an interest in the manager or managing member of a limited liability company or similar entity;

(7) any performance-related fees (other than an asset-based fee) that such Holder is entitled to which is based on any increase or decrease in the value of shares of the Corporation or any Derivative Instruments; and

(8) the information called for by (1) through (7) for any members of such Holder’s immediate family sharing the same household;

(C) such information shall be provided as of the date of the notice required by (B) and any changes in the information required by (B) between the initial disclosure and the record date for the meeting shall be disclosed by such Holder in a supplemental notice to be provided to the Corporation not later than 10 days after the record date for the meeting;

(D) any other information relating to such Holder, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder;

(ii) if the notice relates to any business other than a nomination of a director or directors that the shareholder proposes to bring before the meeting, such notice must set forth:

(A) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest of such Holder, in such business, and

(B) a description of all agreements, arrangements and understandings, direct and indirect, between such Holder, and any other person or persons (including their names) in connection with the proposal of such business by such shareholder;

(iii) set forth, as to each person, if any, whom the Holder proposes to nominate for election or reelection to the Board of Directors:

(A) all information relating to such Holder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and

(B) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such Holder and respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K if the Holder making the nomination or on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; and

(iv) with respect to each nominee for election or reelection to the Board of Directors, include a completed and signed questionnaire, representation and agreement required by Section 1.11 of these Bylaws.

The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such nominee.

(c) Notwithstanding anything in the second sentence of this Section 1.10(a)(i) to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a shareholder’s notice required by this Bylaw shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the secretary at the principal executive offices of the Corporation not later than the close of business 10 days following the day on which such public announcement is first made by the Corporation.

(d) Only such persons who are nominated in accordance with the procedures set forth in this Bylaw shall be eligible to serve as directors and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Bylaw. Except as otherwise provided by law, the Articles of Incorporation or these Bylaws, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Bylaw and, if any proposed nomination or business is not in compliance with this Bylaw, to declare that such defective proposal or nomination shall be disregarded.

(e) For purposes of this Bylaw, “public announcement” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission (the “SEC”) pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

(f) Notwithstanding the foregoing provisions of this Bylaw, a Noticing Shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Bylaw; provided, however, that any references in these Bylaws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 1.10 or Section 1.9 of the Bylaws. Nothing in this Bylaw shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act. For avoidance of doubt this Section 1.10 shall also constitute an “advance notice provision” for annual meetings for purposes of Rule 14a-4(c)(1), promulgated under the Exchange Act.

Section 1.11 Submission of Questionnaire, Representation and Agreement. To be eligible to be a nominee for election as a director of the Corporation, pursuant to a nomination by a Noticing Shareholder a person must deliver (in accordance with the time periods prescribed for delivery of notice under Section 1.10) to the secretary at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the secretary upon written request) and a written representation and agreement (in the form provided by the secretary upon written request) that such person:

(a) is not and will not become a party to:

(i) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation, or

(ii) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected, with such person’s fiduciary duties under applicable law;

(b) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein; and

(c) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation.

ARTICLE II BOARD OF DIRECTORS

Section 2.1 Number and Term of Office.

The business, property, and affairs of the Corporation shall be managed by or under the direction of the Board of the Corporation. The number of directors constituting the entire Board shall be not less than one (1) nor more than seventeen (17) as fixed from time to time by vote of a majority of the entire Board; provided, however, that no decrease in the number of directors may shorten the term of any incumbent director. Unless a director resigns or is removed, he or she shall hold office until the next annual meeting of shareholders or until his or her successor is elected, whichever is later.

Section 2.2 Nomination and Election.

(a) Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors. Nominations for the election of Directors may be made by the Board or by a nominating committee of the Board or by any shareholder of record entitled to vote for the election of directors at such meeting; provided, however, that a shareholder may nominate persons for election as directors only if written notice (in accordance with Section 1.9(c) hereof) of such shareholder’s intention to make such nominations is received by the Secretary not later than (i) with respect to an election to be held at an annual meeting of the shareholders, 60 days prior to the date specified in Section 1.1 hereof for such annual meeting (or if less than 40 days’ notice or prior public disclosure of the date of the annual meeting is given or made to the shareholders, not later than the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made) and (ii) with respect to an election to be held at a special meeting of shareholders for the election of directors, the close of business on the seventh business day following the date on which notice of such meeting is first given to shareholders. Any such shareholder’s notice shall set forth (a) the name and address of the shareholder who intends to make a nomination; (b) a representation that the shareholder is entitled to vote at such meeting and a statement of the number of shares of the corporation that are beneficially owned by the shareholder; (c) a representation that the shareholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (d) as to each person the shareholder proposes to nominate for election or re-election as a director, the name and address of such person and such other information regarding such nominee as would be required in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had such nominee been nominated by the Board, and a description of any arrangements or understandings between the shareholder and such nominee and any other persons (including their names) pursuant to which the nomination is to be made; and (e) the consent of each such nominee to serve as a director if elected. If the facts warrant, the Board, or the chairman of a shareholders’ meeting at which directors are to be elected, shall determine and declare that a nomination was not made in accordance with the foregoing procedure and, if it is so determined, the defective nomination shall be disregarded. The right of shareholders to make nominations pursuant to the foregoing procedure is subject to the rights of the holders of any class or series of stock having a preference over the Corporation’s common stock as to dividends or upon liquidation. The procedures set forth in this Section 2.2 for nomination for the election of directors by shareholders are in addition to, and not in limitation of, any procedures now in effect or hereafter adopted by or at the direction of the Board or any committee thereof.

(b) At each election of directors, the persons receiving the greatest number of votes (as assigned under the Articles of Incorporation to the shares of the Corporation represented in person or by proxy at the meeting and entitled to vote), up to the number of directors to be elected, shall be the directors.

Section 2.3 Chairman and Vice Chairman of the Board.

The directors may elect a Chairman and a Vice Chairman of the Board who shall be subject to the control of and may be removed by the Board. The Vice Chairman, if elected, shall have such powers and duties as the Board may assign to him or her.

Section 2.4 Meetings.

Regular meetings of the Board may be held with notice at such time and place as shall from time to time be determined by the Board. Special meetings of the Board shall be held at such time and place as shall be designated in the notice of the meeting whenever called by the Chairman, the Chief Executive Officer (if a director), the President (if a director) or by a majority of the directors then in office.

Section 2.5 Notice of Meetings; Waiver of Notice.

Notice of meetings of the Board shall be given to all directors, either orally or in writing (including a voice- messaging system or other system designed to record and communicate messages, facsimile, telegraph or telex, or by electronic mail or other electronic means) at least twenty-four (24) hours before the meeting.

A director may waive notice of a meeting either before or after the meeting by signing a written waiver of notice or by any waiver by electronic transmission. All such waivers shall be filed with the corporate records or made a part of the minutes of the meeting. In addition, attendance or participation at any meeting shall constitute waiver of notice of such meeting unless a director attends or participates for the express purpose of objecting to the transaction of business on the ground that the meeting has not been lawfully called or convened.

Section 2.6 Quorum and Organization of Meetings.

A majority of the total number of members of the Board as constituted from time to time shall constitute a quorum for the transaction of business or, if vacancies exist on the Board, a majority of the total number of directors then serving on the Board provided that such number may be not less than one-third of the total number of directors fixed in the manner provided by these Bylaws. If at any meeting of the Board (whether or not adjourned from a previous meeting) there shall be less than a quorum present, a majority of those present may adjourn the meeting to another time and place, and the meeting may be held as adjourned without further notice or waiver. Except as otherwise provided by law or in the Articles of Incorporation or these Bylaws, a majority of the directors present at any meeting at which a quorum is present may decide any question brought before such meeting. Meetings shall be presided over by the Chairman, or in his or her absence, by the Chief Executive Officer, the President, or such other person as the directors may select. The Secretary of the Corporation shall act as secretary of the meeting, but in his or her absence, the chairman of the meeting may appoint any person to act as secretary of the meeting. A director of the Corporation present at a Board or committee meeting at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his or her dissent is entered in the minutes of the meeting, or unless such director files a written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof, or forwards such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. A director who voted in favor of such action may not dissent.

Section 2.7 Committees.

The Board may by resolution designate one or more committees, each committee to consist of one or more of the directors of the Corporation; provided, however, that persons who are not directors of the Corporation may also be members of such committees to the extent provided in the resolution of the Board. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution approved by every member of the Board and permitted by law, shall have and may exercise all the powers and authority of the Board in the management of the business, property, and affairs of the Corporation. Each committee of the Board may fix its own rules and procedures. Notice of meetings of committees, other than of regular meetings provided for by the rules, shall be given to committee members in a manner prescribed by such committee’s rules or, if not so prescribed, in a manner permitted for delivery of notices of meetings of the Board. All action taken by committees shall be recorded in minutes of the meetings.

Section 2.8 Action Without Meeting.

Unless otherwise restricted by the Articles of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto, and the consents describing the action taken are executed by each director, and delivered to the Corporation for inclusion in the minutes or filing with the corporate records, each of which consents shall be set forth either (a) in an executed record or (b) if the Corporation has designated an address, location, or system to which the consents may be electronically transmitted and the consent is electronically transmitted to the designated address, location, or system, in an executed electronically transmitted record. Action taken by unanimous written consent is effective when the last director executes the consent, unless the consent specifies a later effective date.

Section 2.9 Telephone Meetings.

Nothing contained in these Bylaws shall be deemed to restrict the power of members of the Board, or any committee designated by the Board, to participate in a meeting of the Board, or a committee thereof, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation by such means shall constitute presence in person at a meeting.

ARTICLE III OFFICERS

Section 3.1 Number, Election and Term.

Officers of the Corporation shall be a President and Secretary. The Board shall elect Officers at its first meeting, and at each regular annual meeting of the Board thereafter. Each Officer shall hold office until the next succeeding annual meeting of the Directors and until his successor shall be elected and qualified. Any one person may hold more than one office if it is deemed advisable by the Board.

Section 3.2 Additional Officers and Agents.

The Board may elect or appoint such other officers (including a Chief Executive Officer and one or more Vice Presidents, a Treasurer, Controller and one or more Assistant Treasurers and Assistant Secretaries) as it may deem necessary or desirable. Each officer shall hold office for such term as may be prescribed by the Board from time to time.

ARTICLE IV DUTIES OF OFFICERS

Section 4.1 Number.

The officers of the Corporation shall be appointed by the Board of Directors and shall consist of a chief executive officer, a president, one or more vice-presidents, a secretary, a chief financial officer and such other officers and assistant officers as may be deemed necessary or desirable by the Board of Directors. Such other officers and assistant officers as may be necessary may also be appointed by a duly appointed officer to whom such authority has been delegated by resolution of the Board of Directors. Any number of offices may be held by the same person. In its discretion, the Board of Directors may choose not to fill any office for any period as it may deem advisable, except that the offices of president and secretary shall be filled as expeditiously as possible.

Section 4.2 Powers and Duties of Officers.

The Board of Directors, or a duly authorized officer, shall establish and may at any time modify the powers, duties and responsibilities of each officer.

ARTICLE V RESIGNATIONS, REMOVALS, AND VACANCIES

Section 5.1 Resignations.

Any director or officer of the Corporation, or any member of any committee, may resign at any time by giving written notice to the Board, the Chairman of the Board, the Chief Executive Officer, the President, or the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein or, if the time be not specified therein, then upon receipt thereof. The acceptance of such resignation shall not be necessary to make it effective.

Section 5.2 Removals.

Any officer elected by the Board may be removed by the Board whenever in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. The Board may remove with or without cause any member of any committee and may, with or without cause, disband any committee. Any director or the entire Board may be removed, with or without cause, by the holders of a majority of the votes entitled at the time to vote at an election of directors.

Section 5.3 Vacancies.

Except as otherwise set forth in this paragraph, any vacancy in the office of any director or officer through death, resignation, removal, disqualification, or other cause, and any additional directorship resulting from increase in the number of directors, shall be filled at any time by a majority of the directors then in office (even though less than a quorum remains) and the person so chosen shall hold office until his or her successor shall have been elected and qualified; or, if the person so chosen is a director elected to fill a vacancy, such person shall hold office for the unexpired term of his or her predecessor.

ARTICLE VI CAPITAL STOCK

Section 6.1 Stock Certificates.

The certificates for shares of the capital stock of the Corporation shall be represented by certificates, or shall be uncertificated. Certificates for the shares of stock, if any, shall be signed by the Chairman of the Board, the Chief Executive Officer or the President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation. Any and all signatures on any such certificates may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

Section 6.2 Transfer of Shares.

Upon compliance with provisions restricting the transfer or registration of transfer of shares of capital stock, if any, shares of the capital stock of the Corporation may be transferred on the books of the Corporation only by the holder of such shares or by his or her duly authorized attorney, upon the surrender to the Corporation or its transfer agent of the certificate representing such stock properly endorsed and the payment of taxes due thereon.

Section 6.3 Fixing Record Date.

In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock, or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which, unless otherwise provided by law, shall not be more than sixty nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action.

Section 6.4 Lost Certificates.

The Board or any transfer agent of the Corporation may direct one or more new certificate(s) representing stock of the Corporation to be issued in place of any certificate or certificates theretofore issued by the Corporation, alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen, or destroyed. When authorizing such issue of a new certificate or certificates, the Board (or any transfer agent of the Corporation authorized to do so by a resolution of the Board) may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate or certificates, or his legal representative, to give the Corporation a bond in such sum as the Board (or any transfer agent so authorized) shall direct to indemnify the Corporation against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen, or destroyed or the issuance of such new certificates, and such requirement may be general or confined to specific instances.

Section 6.5 Regulations.

The Board shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer, registration, cancellation, and replacement of certificates representing stock of the Corporation.

ARTICLE VII MISCELLANEOUS

Section 7.1 Corporate Seal.

There shall be no corporate seal.

Section 7.2 Fiscal Year.

The fiscal year of the Corporation shall be determined by resolution of the Board.

Section 7.3 Notice Generally. Whenever any notice is required by law, the Articles of Incorporation, or these Bylaws to be given to any shareholder, director, or officer, such notice, except as otherwise provided by law, may be given as follows:

(a) Oral Notice. Oral notice, where specifically authorized, may be communicated in person, by telephone, wire or wireless equipment which does not transmit a facsimile of the notice, or by any electronic means which does not create a record. Oral notice is effective when received if communicated in a comprehensible manner.

(b) Written Notice. Written notice may be transmitted by mail, private carrier, or personal delivery; telegraph or teletype; or telephone, wire, or wireless equipment which transmits a facsimile of the notice and provides the transmitter with an electronically generated receipt. Written notice is effective at the earliest of the following: (a) if notice is sent to the person’s address, telephone number, or other number appearing on the records of the Corporation, when dispatched by telegraph, teletype or facsimile equipment; (b) when received; (c) except as provided in the following sentence, five (5) days after its deposit in the U.S. mail if mailed with first-class postage, to the address as it appears on the current records of the Corporation; (d) on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee. Written notice to a shareholder, if in a comprehensible form and correctly addressed to the shareholder’s address shown in the Corporation’s current record of shareholders, is effective (a) when mailed, if mailed with first class postage prepaid; and (b) when dispatched, if prepaid, by air courier.

(c) Electronic Notice. Notices to directors and shareholders from the Corporation and from directors and shareholders to the Corporation may be provided in an electronic transmission. Subject to contrary provisions in the WBCA, notice to shareholders or directors in an electronic transmission shall be effective only with respect to shareholders and directors that have consented, in the form of a record, to receive electronically transmitted notices and that have designated in the consent the address, location, or system to which these notices may be electronically transmitted and with respect to a notice that otherwise complies with any other requirements of the WBCA and any applicable federal law.

A shareholder or director who has consented to receipt of electronically transmitted notices may revoke this consent by delivering a revocation to the Corporation in the form of a record. The consent of any shareholder or director is revoked if (a) the Corporation is unable to electronically transmit two consecutive notices given by the Corporation in accordance with the consent, and (b) this inability becomes known to the secretary, the transfer agent, or any other person responsible for giving the notice. The inadvertent failure by the Corporation to treat this inability as a revocation does not invalidate any meeting or other action.

Notice provided in an electronic transmission, if in comprehensible form, is effective when it: (a) is electronically transmitted to an address, location, or system designated by the recipient for that purpose; or (b) has been posted on an electronic network and a separate record of the posting has been delivered to the recipient together with comprehensible instructions regarding how to obtain access to the posting on the electronic network.

(d) Notwithstanding anything to the contrary in this Bylaw or any other section of the WBCA and for so long as the Corporation is a public company, if the WBCA requires that a notice to shareholders be accompanied by certain material, the Corporation may satisfy such a requirement, whether or not a shareholder has consented to receive electronically transmitted notice, by (i) posting the material on an electronic network (either separate from, or in combination or as part of, any other materials the public company has posted on the electronic network in compliance with applicable federal law) at or prior to the time that the notice is delivered to the Corporation’s shareholders entitled to receive the notice, and (ii) delivering to the Corporation’s shareholders entitled to receive the notice a separate record of the posting (which record may accompany, or be contained in, the notice), together with comprehensible instructions regarding how to obtain access to the posting on the electronic network. In such a case, the material is deemed to have been delivered to the Corporation’s shareholders at the time the notice to the shareholders is effective under this Bylaw and the WBCA. If the Corporation elects to post on an electronic network any material required by the WBCA to accompany a notice to shareholders then the Corporation is required, at its expense, to provide a copy of the material in a tangible medium (alone or in combination or as part of any other materials the Corporation has posted on the electronic network in compliance with federal law) to any shareholder entitled to such a notice who so requests.

Section 7.4 Stock of Other Corporations or Other Interests.

Unless otherwise ordered by the Board, the Chairman of the Board, the Chief Executive Officer and the President, and such attorneys or agents of the Corporation as may from time to time be authorized by the Board, the Chairman of the Board, the Chief Executive Officer or the President shall have full power and authority on behalf of this Corporation to attend and to act and vote in person or by proxy at any meeting of the holders of securities of any corporation or other entity in which this Corporation may own or hold shares or other securities, and at such meetings shall possess and may exercise all the rights and powers incident to the ownership of such shares or other securities which this Corporation, as the owner or holder thereof, might have possessed and exercised if present. The Chairman of the Board, the Chief Executive Officer and President, or such authorized attorneys or agents, may also execute and deliver on behalf of this Corporation powers of attorney, proxies, consents, waivers, and other instruments relating to the shares or securities owned or held by this Corporation.

Section 7.5 Access to Information.

Notwithstanding any right to the contrary contained in any agreement between the Corporation and any shareholder of the Corporation, no shareholder of the Corporation will be entitled to access to any defense articles, technical data or defense services as defined in the International Traffic in Arms Regulations (22 CFR 120-130) unless written approval is first granted by the Office of Defense Trade Controls of the U.S. Department of State or to other information having distribution restrictions under other U.S. export laws, unless such access is first approved by the applicable government agency.

ARTICLE VIII AMENDMENTS

The Board shall have the power to adopt, amend, or repeal bylaws except as otherwise provided by law or the Articles of Incorporation.

* * * * *

The Undersigned certifies that these were adopted by the Board of Directors of Pendrell Washington Corporation on                     , 2012.

PENDRELL WASHINGTON CORPORATION

By:
Name and Title

APPENDIX D

PENDRELL CORPORATION

2012 EQUITY INCENTIVE PLAN

1. GENERAL.

(a) Defined Terms. Capitalized terms used in this Plan are defined in Section 13 of this Plan.

(b) Successor to and Continuation of Prior Plan. The Plan is intended as the successor to and continuation of the Pendrell Corporation 2000 Stock Incentive Plan, as amended and restated (the “Prior Plan”). Following the date on which the Board adopts this Plan (the “Adoption Date”), no additional stock awards may be granted under the Prior Plan. In addition, from and after 12:01 a.m. Pacific time on the Effective Date, all outstanding stock awards granted under the Prior Plan will remain subject to the terms of the Prior Plan; provided, however, that from and after the Adoption Date any shares subject to outstanding stock awards granted under the Prior Plan that (i) expire or terminate for any reason prior to exercise or settlement; (ii) are forfeited, cancelled or otherwise returned because of the failure to meet a contingency or condition required to vest such shares; or (iii) are reacquired, withheld (or not issued) to satisfy a tax withholding obligation in connection with an award (the “Returning Shares”) will immediately be added to the Share Reserve (as further described in Section 3(a) below) as and when such shares become Returning Shares, and become available for issuance pursuant to Awards granted hereunder. Notwithstanding the foregoing, all awards granted prior to the Adoption Date that were subject to stockholder approval of an increase to the share reserve of the Prior Plan, and all Awards granted on or after the Adoption Date will be subject to the terms of this Plan.

(c) Eligible Award Recipients. Employees, Directors and Consultants are eligible to receive Awards.

(d) Available Awards. The Plan provides for the grant of the following types of Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) Stock Appreciation Rights, (iv) Restricted Stock Awards, (v) Restricted Stock Unit Awards, (vi) Performance Stock Awards, (vii) Performance Cash Awards, and (viii) Other Stock Awards.

(e) Purpose. The Plan, through the granting of Awards, is intended to help the Company secure and retain the services of eligible award recipients, provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate and provide a means by which the eligible recipients may benefit from increases in value of the Common Stock.

2. ADMINISTRATION.

(a) Administration by Board. The Board will administer the Plan. The Board may delegate administration of the Plan to a Committee or Committees as Plan Administrator, as provided in Section 2(c).

(b) Powers of Plan Administrator. The Plan Administrator will have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine (A) who will be granted Awards; (B) when and how each Award will be granted; (C) what type of Award will be granted; (D) the provisions of each Award (which need not be identical), including when a person will be permitted to exercise or otherwise receive cash or Common Stock under the Award; (E) the number of shares of Common Stock subject to, or the cash value of, an Award; and (F) the Fair Market Value applicable to a Stock Award.

(ii) To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for administration of the Plan and Awards. The Plan Administrator, in the exercise of these powers, may correct any defect, omission or inconsistency in the Plan or in any Award Agreement or in the written terms of a Performance Cash Award, in a manner and to the extent it will deem necessary or expedient to make the Plan or Award fully effective.

(iii) To settle all controversies regarding the Plan and Awards granted under it.

(iv) To accelerate, in whole or in part, the time at which an Award may be exercised or vest (or at which cash or shares of Common Stock may be issued).

(v) To suspend or terminate the Plan at any time. Except as otherwise provided in the Plan or an Award Agreement, suspension or termination of the Plan will not impair a Participant’s rights under his or her then-outstanding Award without his or her written consent except as provided in subsection (viii) below.

(vi) To amend the Plan in any respect the Plan Administrator deems necessary or advisable, including, without limitation, by adopting amendments relating to Incentive Stock Options and certain nonqualified deferred compensation under Section 409A of the Code and/or to make the Plan or Awards granted under the Plan compliant with the requirements for Incentive Stock Options or exempt from or compliant with the requirements for nonqualified deferred compensation under Section 409A of the Code, subject to the limitations, if any, of applicable law. However, if required by applicable law or listing requirements, and except as provided in Section 9(a) relating to Capitalization Adjustments, the Company will seek stockholder approval of any amendment of the Plan that (A) materially increases the number of shares of Common Stock available for issuance under the Plan, (B) materially expands the class of individuals eligible to receive Awards under the Plan, (C) materially increases the benefits accruing to Participants under the Plan, (D) materially reduces the price at which shares of Common Stock may be issued or purchased under the Plan, (E) materially extends the term of the Plan, or (F) materially expands the types of Awards available for issuance under the Plan. Except as provided in the Plan (including Section 2(b)(viii)) or an Award Agreement, no amendment of the Plan will impair a Participant’s rights under an outstanding Award without the Participant’s written consent.

(vii) To submit any amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of (A) Section 162(m) of the Code regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to Covered Employees, (B) Section 422 of the Code regarding Incentive Stock Options or (C) Rule 16b-3.

(viii) To approve forms of Award Agreements for use under the Plan and to amend the terms of any one or more Awards, including, but not limited to, amendments to provide terms more favorable to the Participant than previously provided in the Award Agreement, subject to any specified limits in the Plan that are not subject to Plan Administrator discretion; provided however, that a Participant’s rights under any Award will not be impaired by any such amendment unless the Company requests the consent of the affected Participant, and such Participant consents in writing. Notwithstanding the foregoing, a Participant’s rights will not be deemed to have been impaired by any such amendment if the Plan Administrator, in its sole discretion, determines that the amendment, taken as a whole, does not materially impair the Participant’s rights, and subject to the limitations of applicable law, if any, the Plan Administrator may amend the terms of any one or more Awards without the affected Participant’s consent (A) to maintain the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (B) to change the terms of an Incentive Stock Option, if such change results in impairment of the Award solely because it impairs the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (C) to clarify the manner of exemption from, or to bring the Award into compliance with, Section 409A of the Code; or (D) to comply with other applicable laws or listing requirements.

(ix) Generally, to exercise such powers and to perform such acts as the Plan Administrator deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or Awards.

(x) To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees, Directors or Consultants who are foreign nationals or employed outside the United States (provided that Plan Administrator approval will not be necessary for immaterial modifications to the Plan or any Award Agreement that are required for compliance with the laws of the relevant foreign jurisdiction).

(xi) To effect, with the consent of any adversely affected Participant, (A) the reduction of the exercise, purchase or strike price of any outstanding Stock Award; (B) the cancellation of any outstanding Stock Award and the grant in substitution therefor of a new Option, SAR, Restricted Stock Award, Restricted Stock Unit Award, Other Stock Award, cash or other valuable consideration determined by the Plan Administrator, in its sole discretion, with any such substituted award (1) covering the same or a different number of shares of Common Stock as the cancelled Stock Award and (2) granted under the Plan or another equity or compensatory plan of the Company; or (C) any other action that is treated as a re-pricing under generally accepted accounting principles.

(c) Delegation to Committee.

(i) General. The Board may delegate some or all of the administration of the Plan to a Committee or Committees as Plan Administrator. If administration of the Plan is delegated to a Committee, the Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board will thereafter be to the Committee or subcommittee, as applicable). Any delegation of administrative powers will be reflected in resolutions, not inconsistent with the provisions of the Plan, adopted from time to time by the Board or Committee (as applicable). The Committee may, at any time, abolish the subcommittee and/or revest in the Committee any powers delegated to the subcommittee. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated.

(ii) Section 162(m) and Rule 16b-3 Compliance. The Committee may consist solely of two (2) or more Outside Directors, in accordance with Section 162(m) of the Code, or solely of two (2) or more Non-Employee Directors, in accordance with Rule 16b-3.

(d) Delegation to an Officer. The Plan Administrator may delegate to one or more Officers the authority to do one or both of the following (i) designate Employees who are not Officers to be recipients of Options and SARs (and, to the extent permitted by applicable law, other Stock Awards) and, to the extent permitted by applicable law, the terms of such Awards, and (ii) determine the number of shares of Common Stock to be subject to such Stock Awards granted to such Employees; provided, however, that the Plan Administrator resolutions or equity granting policy that describes such delegation will specify the total number of shares of Common Stock that may be subject to the Stock Awards granted by such Officer and that such Officer may not grant a Stock Award to himself or herself. Any such Stock Awards will be granted on the form of Award Agreement most recently approved for use by the Plan Administrator, unless otherwise provided in resolutions or the equity granting policy. The Plan Administrator may not delegate authority to an Officer who is acting solely in the capacity of an Officer (and not also as a Director) to determine the Fair Market Value pursuant to Section 13(w)(iii) below.

(e) Effect of Plan Administrator’s Decision. All determinations, interpretations and constructions made by the Plan Administrator in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons.

3. SHARES SUBJECT TO THE PLAN.

(a) Share Reserve.

(i) Subject to Section 9(a) relating to Capitalization Adjustments, the aggregate number of shares of Common Stock that may be issued pursuant to Stock Awards from and after the Effective Date will not exceed, in the aggregate, the sum of (i) thirty-seven million nine hundred fifty-two thousand five hundred forty-six (37,952,546) new shares, and (ii) the Returning Shares, if any, which become available for grant under this Plan from time to time (such aggregate number of shares described in (i), (ii) and (iii) above, the “Share Reserve”).

(ii) For clarity, the Share Reserve in this Section 3(a) is a limitation on the number of shares of Common Stock that may be issued pursuant to the Plan. Accordingly, this Section 3(a) does not limit the granting of Stock Awards except as provided in Section 7(a). Shares may be issued in connection with a merger or acquisition as permitted by NASDAQ Listing Rule 5635(c) or, if applicable, NYSE Listed Company Manual Section 303A.08, AMEX Company Guide Section 711 or other applicable rule, and such issuance will not reduce the number of shares available for issuance under the Plan.

(b) Reversion of Shares to the Share Reserve. If a Stock Award or any portion thereof (i) expires or otherwise terminates without all of the shares covered by such Stock Award having been issued or (ii) is settled in cash (i.e., the Participant receives cash rather than stock), such expiration, termination or settlement will not reduce (or otherwise offset) the number of shares of Common Stock that may be available for issuance under the Plan. If any shares of Common Stock issued pursuant to a Stock Award are forfeited back to or repurchased by the Company because of the failure to meet a contingency or condition required to vest such shares in the Participant, then the shares that are forfeited or repurchased will revert to and again become available for issuance under the Plan. Any shares reacquired by the Company in satisfaction of tax withholding obligations on a Stock Award or as consideration for the exercise or purchase price of a Stock Award will again become available for issuance under the Plan.

(c) Incentive Stock Option Limit. Subject to the Share Reserve and Section 9(a) relating to Capitalization Adjustments, the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options will be fifty-two million two hundred thousand (52,200,000) shares of Common Stock.

(d) Section 162(m) Limitations. Subject to the Share Reserve and Section 9(a) relating to Capitalization Adjustments, at such time as the Company may be subject to the applicable provisions of Section 162(m) of the Code, the following limitations shall apply.

(i) A maximum of fifteen million (15,000,000) shares of Common Stock subject to Options, SARs and Other Stock Awards whose value is determined by reference to an increase over an exercise or strike price of at least one hundred percent (100%) of the Fair Market Value on the date any such Stock Award is granted may be granted to any Participant during any calendar year. Notwithstanding the foregoing, if any additional Options, SARs or Other Stock Awards whose value is determined by reference to an increase over an exercise or strike price of at least one hundred percent (100%) of the Fair Market Value on the date the Stock Award are granted to any Participant during any calendar year, compensation attributable to the exercise of such additional Stock Awards will not satisfy the requirements to be considered “qualified performance-based compensation” under Section 162(m) of the Code unless such additional Stock Award is approved by the Company’s stockholders.

(ii) A maximum of fifteen million (15,000,000) shares of Common Stock subject to Performance Stock Awards may be granted to any one Participant during any one calendar year (whether the grant, vesting or exercise is contingent upon the attainment during the Performance Period of the Performance Goals).

(iii) A maximum of five million dollars ($5,000,000) may be granted as a Performance Cash Award to any one Participant during any one calendar year.

(e) Source of Shares. The stock issuable under the Plan will be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market or otherwise.

4. ELIGIBILITY.

(a) Eligibility for Specific Stock Awards. Incentive Stock Options may be granted only to employees of the Company or a “parent corporation” or “subsidiary corporation” thereof (as such terms are defined in Sections 424(e) and 424(f) of the Code). Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants; provided, however, that Stock Awards may not be granted to Employees, Directors and Consultants who are providing Continuous Service only to any “parent” of the Company, as such term is defined in Rule 405, unless (i) the stock underlying such Stock Awards is treated as “service recipient stock” under Section 409A of the Code (for example, because the Stock Awards are granted pursuant to a corporate transaction such as a spin off transaction) or (ii) the Company, in consultation with its legal counsel, has determined that such Stock Awards are otherwise exempt from or alternatively comply with the distribution requirements of Section 409A of the Code.

(b) Ten Percent Stockholders. A Ten Percent Stockholder will not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value on the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

5. PROVISIONS RELATING TO OPTIONS AND STOCK APPRECIATION RIGHTS.

Each Option or SAR will be in such form and will contain such terms and conditions as the Plan Administrator deems appropriate. All Options will be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option. If an Option is not specifically designated as an Incentive Stock Option, or if an Option is designated as an Incentive Stock Option but some portion or all of the Option fails to qualify as an Incentive Stock Option under the applicable rules, then the Option (or portion thereof) will be a Nonstatutory Stock Option. The provisions of separate Options or SARs need not be identical; provided, however, that each Award Agreement will conform to (through incorporation of provisions hereof by reference in the applicable Award Agreement or otherwise) the substance of each of the following provisions:

(a) Term. Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, no Option or SAR will be exercisable after the expiration of ten (10) years from the date of its grant or such shorter period specified in the Award Agreement.

(b) Exercise Price. Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, the exercise or strike price of each Option or SAR will be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option or SAR on the date the Award is granted. Notwithstanding the foregoing, an Option or SAR may be granted with an exercise or strike price lower than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Award if such Award is granted pursuant to an assumption of or substitution for another option or stock appreciation right pursuant to a Corporate Transaction and in a manner consistent with the provisions of Section 409A of the Code and, if applicable, Section 424(a) of the Code. Each SAR will be denominated in shares of Common Stock equivalents.

(c) Purchase Price for Options. The purchase price of Common Stock acquired pursuant to the exercise of an Option may be paid, to the extent permitted by applicable law and as determined by the Plan Administrator in its sole discretion, by any combination of the methods of payment set forth below. The Plan Administrator will have the authority to grant Options that do not permit all of the following methods of payment (or that otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to use a particular method of payment. The permitted methods of payment are as follows:

(i) by cash, check, bank draft or money order payable to the Company;

(ii) pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of the stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;

(iii) by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock;

(iv) if an Option is a Nonstatutory Stock Option, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company will accept a cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued. Shares of Common Stock will no longer be subject to an Option and will not be exercisable thereafter to the extent that (A) shares issuable upon exercise are used to pay the exercise price pursuant to the “net exercise,” (B) shares are delivered to the Participant as a result of such exercise, and (C) shares are withheld to satisfy tax withholding obligations; or

(v) in any other form of legal consideration that may be acceptable to the Plan Administrator and specified in the applicable Award Agreement.

(d) Exercise and Payment of a SAR. To exercise any outstanding SAR, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Award Agreement evidencing such SAR. The appreciation distribution payable on the exercise of a SAR will be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the SAR) of a number of shares of Common Stock equal to the number of Common Stock equivalents in which the Participant is vested under such SAR, and with respect to which the Participant is exercising the SAR on such date, over (B) the aggregate strike price of the number of Common Stock equivalents with respect to which the Participant is exercising the SAR on such date. The appreciation distribution may be paid in Common Stock, in cash, in any combination of the two or in any other form of consideration, as determined by the Plan Administrator and contained in the Award Agreement evidencing such SAR.

(e) Transferability of Options and SARs. The Plan Administrator may, in its sole discretion, impose such limitations on the transferability of Options and SARs as the Plan Administrator will determine. In the absence of such a determination by the Plan Administrator to the contrary, the following restrictions on the transferability of Options and SARs will apply:

(i) Restrictions on Transfer. An Option or SAR will not be transferable except by will or by the laws of descent and distribution (and pursuant to Sections 5(e)(ii) and 5(e)(iii)), and will be exercisable during the lifetime of the Participant only by the Participant. The Plan Administrator may permit transfer of the Option or SAR in a manner that is not prohibited by applicable tax and securities laws. Except as explicitly provided in the Plan, neither an Option nor a SAR may be transferred for consideration.

(ii) Domestic Relations Orders. Subject to the approval of the Plan Administrator or a duly authorized Officer, an Option or SAR may be transferred pursuant to the terms of a domestic relations order, official marital settlement agreement or other divorce or separation instrument as permitted by Treasury Regulations Section 1.421-1(b)(2). If an Option is an Incentive Stock Option, such Option may be deemed to be a Nonstatutory Stock Option as a result of such transfer.

(iii) Beneficiary Designation. Subject to the approval of the Plan Administrator or a duly authorized Officer, a Participant may, by delivering written notice to the Company, in a form approved by the Company (or the designated broker), designate a third party who, upon the death of the Participant, will thereafter be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. In the absence of such a designation, upon the death of the Participant, the executor or administrator of the

Participant’s estate will be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. However, the Company may prohibit designation of a beneficiary at any time, including due to any conclusion by the Company that such designation would be inconsistent with the provisions of applicable laws.

(f) Vesting Generally. The total number of shares of Common Stock subject to an Option or SAR may vest and become exercisable in periodic installments that may or may not be equal. The Option or SAR may be subject to such other terms and conditions on the time or times when it may or may not be exercised (which may be based on the satisfaction of Performance Goals or other criteria) as the Plan Administrator may deem appropriate. The vesting provisions of individual Options or SARs may vary. The provisions of this Section 5(f) are subject to any Option or SAR provisions governing the minimum number of shares of Common Stock as to which an Option or SAR may be exercised.

(g) Termination of Continuous Service. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if a Participant’s Continuous Service terminates (other than for Cause and other than upon the Participant’s death or Disability), the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Award as of the date of termination of Continuous Service) within the period of time ending on the earlier of (i) the date three (3) months following the termination of the Participant’s Continuous Service (or such longer or shorter period specified in the applicable Award Agreement), and (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR (as applicable) within the applicable time frame, the Option or SAR will terminate.

(h) Extension of Termination Date. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if the exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause and other than upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option or SAR will terminate on the earlier of (i) the expiration of a period of time (that need not be consecutive) equal to the applicable post-termination exercise period after the termination of the Participant’s Continuous Service during which the exercise of the Option or SAR would not be in violation of such registration requirements, or (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement. In addition, unless otherwise provided in a Participant’s Award Agreement, if the sale of any Common Stock received upon exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause) would violate the Company’s insider trading policy, then the Option or SAR will terminate on the earlier of (i) the expiration of a period of time (that need not be consecutive) equal to the applicable post-termination exercise period after the termination of the Participant’s Continuous Service during which the sale of the Common Stock received upon exercise of the Option or SAR would not be in violation of the Company’s insider trading policy, or (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement.

(i) Disability of Participant. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if a Participant’s Continuous Service terminates as a result of the Participant’s Disability, the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Option or SAR as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination of Continuous Service (or such longer or shorter period specified in the Award Agreement), and (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR within the applicable time frame, the Option or SAR (as applicable) will terminate.

(j) Death of Participant. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if a Participant’s Continuous Service terminates as a result of the Participant’s death, or the Participant dies within the period (if any) specified in the Award Agreement for exercisability after the termination of the Participant’s Continuous Service (for a reason other than death), then the Option or SAR may be exercised (to the extent the Participant was entitled to exercise such Option or SAR as of the date of death) by the Participant’s estate, by a person who acquired the right to exercise the Option or SAR by bequest or inheritance or by a person Designated to exercise the Option or SAR upon the Participant’s death, but only within the period ending on the earlier of (i) the date twelve (12) months following the date of death (or such longer or shorter period specified in the Award Agreement), and (ii) the expiration of the term of such Option or SAR as set forth in the Award Agreement. If, after the Participant’s death, the Option or SAR is not exercised within the applicable time frame, the Option or SAR (as applicable) will terminate.

(k) Termination for Cause. Except as explicitly provided otherwise in a Participant’s Award Agreement or other individual written agreement between the Company or any Affiliate and the Participant, if a Participant’s Continuous Service is terminated for Cause, the Option or SAR will terminate immediately upon such Participant’s termination of Continuous Service, and the Participant will be prohibited from exercising his or her Option or SAR from and after the time of such termination of Continuous Service. If a Participant’s Continuous Service with the Company is suspended pending an investigation of whether the Participant shall be terminated for Cause, all the Participant’s rights under any Option or SAR likewise shall be suspended during the period of investigation, unless the Plan Administrator determines otherwise. If any facts that would constitute Cause for termination or removal of a Participant are discovered after the Participant’s relationship with the Company has ended, any Option or SAR then held by the Participant may be immediately terminated by the Plan Administrator, in its sole discretion.

(l) Non-Exempt Employees. If an Option or SAR is granted to an Employee who is a non- exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, the Option or SAR will not be first exercisable for any shares of Common Stock until at least six (6) months following the date of grant of the Option or SAR (although the Award may vest prior to such date). Consistent with the provisions of the Worker Economic Opportunity Act, (i) if such non-exempt employee dies or suffers a Disability, (ii) upon a Corporate Transaction in which such Option or SAR is not assumed, continued, or substituted, (iii) upon a Change in Control, or (iv) upon the Participant’s retirement (as such term may be defined in the Participant’s Award Agreement, in another agreement between the Participant and the Company, or, if no such definition, in accordance with the Company’s then current employment policies and guidelines), the vested portion of any Options and SARs may be exercised earlier than six (6) months following the date of grant. The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option or SAR will be exempt from his or her regular rate of pay. To the extent permitted and/or required for compliance with the Worker Economic Opportunity Act to ensure that any income derived by a non-exempt employee in connection with the exercise, vesting or issuance of any shares under any other Stock Award will be exempt from the employee’s regular rate of pay, the provisions of this Section 5(l) will apply to all Stock Awards and are hereby incorporated by reference into such Stock Award Agreements.

6. PROVISIONS OF STOCK AWARDS OTHER THAN OPTIONS AND SARS.

(a) Restricted Stock Awards. Each Restricted Stock Award Agreement will be in such form and will contain such terms and conditions as the Plan Administrator deems appropriate. To the extent consistent with the Company’s bylaws, at the Plan Administrator’s election, shares of Common Stock underlying a Restricted Stock Award may be (i) held in book entry form subject to the Company’s instructions until any restrictions relating to the Restricted Stock Award lapse; or (ii) evidenced by a certificate, which certificate will be held in such form and manner as determined by the Plan Administrator. The terms and conditions of Restricted Stock Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Award Agreements need not be identical. Each Restricted Stock Award Agreement will conform to (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Consideration. A Restricted Stock Award may be awarded in consideration for (A) cash, check, bank draft or money order payable to the Company, (B) past services to the Company or an Affiliate, or (C) any other form of legal consideration (including future services) that may be acceptable to the Plan Administrator, in its sole discretion, and permissible under applicable law.

(ii) Vesting. Shares of Common Stock awarded under the Restricted Stock Award Agreement may be subject to forfeiture to the Company in accordance with a vesting schedule to be determined by the Plan Administrator.

(iii) Termination of Participant’s Continuous Service. If a Participant’s Continuous Service terminates, the Company may receive through a forfeiture condition or a repurchase right any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination of Continuous Service under the terms of the Restricted Stock Award Agreement.

(iv) Transferability. Rights to acquire shares of Common Stock under the Restricted Stock Award Agreement will be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Award Agreement, as the Plan Administrator will determine in its sole discretion, so long as Common Stock awarded under the Restricted Stock Award Agreement remains subject to the terms of the Restricted Stock Award Agreement.

(v) Dividends. A Restricted Stock Award Agreement may provide that any dividends paid on Restricted Stock will be subject to the same vesting and forfeiture restrictions as apply to the shares subject to the Restricted Stock Award to which they relate.

(b) Restricted Stock Unit Awards. Each Restricted Stock Unit Award Agreement will be in such form and will contain such terms and conditions as the Plan Administrator deems appropriate. The terms and conditions of Restricted Stock Unit Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Unit Award Agreements need not be identical. Each Restricted Stock Unit Award Agreement will conform to (through incorporation of the provisions hereof by reference in the Agreement or otherwise) the substance of each of the following provisions:

(i) Consideration. At the time of grant of a Restricted Stock Unit Award, the Plan Administrator will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the Restricted Stock Unit Award. The consideration to be paid (if any) by the Participant for each share of Common Stock subject to a Restricted Stock Unit Award may be paid in any form of legal consideration that may be acceptable to the Plan Administrator, in its sole discretion, and permissible under applicable law.

(ii) Vesting. At the time of the grant of a Restricted Stock Unit Award, the Plan Administrator may impose such restrictions on or conditions to the vesting of the Restricted Stock Unit Award as it, in its sole discretion, deems appropriate.

(iii) Payment. A Restricted Stock Unit Award may be settled by the delivery of shares of Common Stock, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Plan Administrator and contained in the Restricted Stock Unit Award Agreement.

(iv) Additional Restrictions. At the time of the grant of a Restricted Stock Unit Award, the Plan Administrator, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the shares of Common Stock (or their cash equivalent) subject to a Restricted Stock Unit Award to a time after the vesting of such Restricted Stock Unit Award.

(v) Dividend Equivalents. Dividend equivalents may be credited in respect of shares of Common Stock covered by a Restricted Stock Unit Award, as determined by the Plan Administrator and contained in the Restricted Stock Unit Award Agreement. At the sole discretion of the Plan Administrator, such dividend equivalents may be converted into additional shares of Common Stock covered by the Restricted Stock Unit Award in such manner as determined by the Plan Administrator. Any additional shares covered by the Restricted Stock Unit Award credited by reason of such dividend equivalents will be subject to all of the same terms and conditions of the underlying Restricted Stock Unit Award Agreement to which they relate.

(vi) Termination of Participant’s Continuous Service. Except as otherwise provided in the applicable Restricted Stock Unit Award Agreement, such portion of the Restricted Stock Unit Award that has not vested will be forfeited upon the Participant’s termination of Continuous Service.

(c) Performance Awards.

(i) Performance Stock Awards. A Performance Stock Award is a Stock Award (covering a number of shares not in excess of that set forth in Section 3(d)(ii)) that is payable (including that may be granted, vest or be exercised) contingent upon the attainment during a Performance Period of certain Performance Goals. A Performance Stock Award may be, but need not be, conditioned upon the Participant’s completion of a specified period of Continuous Service. The length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained will be conclusively determined by the Plan Administrator (or, if required for compliance with Section 162(m) of the Code, the Board), in its sole discretion. In addition, to the extent permitted by applicable law and the applicable Award Agreement, the Plan Administrator may determine that cash may be used in payment of Performance Stock Awards.

(ii) Performance Cash Awards. A Performance Cash Award is a cash award (for a dollar value not in excess of that set forth in Section 3(d)(iii)) that is payable contingent upon the attainment during a Performance Period of certain Performance Goals. A Performance Cash Award may be, but need not be, conditioned upon the Participant’s completion of a specified period of Continuous Service. The length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained will be conclusively determined by the Plan Administrator (or, if required for compliance with Section 162(m) of the Code, the Board), in its sole discretion. The Plan Administrator may specify the form of payment of Performance Cash Awards, which may be cash or other property, or may provide for a Participant to have the option for his or her Performance Cash Award, or such portion thereof as the Plan Administrator may specify, to be paid in whole or in part in cash or other property.

(iii) Plan Administrator Discretion. The Plan Administrator retains the discretion to define the manner of calculating the Performance Criteria it selects to use for a Performance Period.

(iv) Section 162(m) Compliance. Unless otherwise permitted in compliance with Section 162(m) of the Code with respect to an Award intended to qualify as “performance-based compensation” thereunder, the Committee will establish the Performance Goals applicable to, and the formula for calculating the amount payable under, the Award no later than the earlier of (A) the date ninety (90) days after the commencement of the applicable Performance Period, and (B) the date on which twenty-five percent (25%) of the Performance Period has elapsed, and in any event at a time when the achievement of the applicable Performance Goals remains substantially uncertain. Prior to the payment of any compensation under an Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee will certify the extent to which any Performance Goals and any other material terms under such Award have been satisfied (other than in cases where the Performance Goals relate solely to the increase in the value of the Common Stock).

(d) Other Stock Awards. Other forms of Stock Awards valued in whole or in part by reference to, or otherwise based on, Common Stock, including the appreciation in value thereof (e.g., options or stock rights with an exercise price or strike price less than one hundred percent (100%) of the Fair Market Value of the Common Stock at the time of grant) may be granted either alone or in addition to Stock Awards granted under Section 5 and this Section 6. Subject to the provisions of the Plan, the Plan Administrator will have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Stock Awards and all other terms and conditions of such Other Stock Awards.

7. COVENANTS OF THE COMPANY.

(a) Availability of Shares. The Company will keep available at all times the number of shares of Common Stock reasonably required to satisfy then-outstanding Stock Awards.

(b) Securities Law Compliance. The Company will seek to obtain from each regulatory commission or agency having jurisdiction over the Plan the authority required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking will not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts and at a reasonable cost, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company will be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained. A Participant will not be eligible for the grant of an Award or the subsequent issuance of cash or Common Stock pursuant to the Award if such grant or issuance would be in violation of any applicable securities law.

(c) No Obligation to Notify or Minimize Taxes. The Company will have no duty or obligation to any Participant to advise such holder as to the time or manner of exercising such Stock Award. Furthermore, the Company will have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of an Award or a possible period in which the Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of an Award to the holder of such Award.

8. MISCELLANEOUS.

(a) Use of Proceeds from Sales of Common Stock. Proceeds from the sale of shares of Common Stock issued pursuant to Stock Awards will constitute general funds of the Company.

(b) Corporate Action Constituting Grant of Awards. Corporate action constituting a grant by the Company of an Award to any Participant will be deemed completed as of the date of such corporate action, unless otherwise determined by the Plan Administrator, regardless of when the instrument, certificate, or letter evidencing the Award is communicated to, or actually received or accepted by, the Participant. In the event that the corporate records (e.g., Board consents, resolutions or minutes) documenting the corporate action constituting the grant contain terms (e.g., exercise price, vesting schedule or number of shares) that are inconsistent with those in the Award Agreement or related grant documents as a result of a clerical error in the papering of the Award Agreement or related grant documents, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Award Agreement or related grant documents.

(c) Stockholder Rights. No Participant will be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to an Award unless and until (i) such Participant has satisfied all requirements for exercise of, or the issuance of shares of Common Stock under, the Award pursuant to its terms, and (ii) the issuance of the Common Stock subject to such Award has been entered into the books and records of the Company.

(d) No Employment or Other Service Rights. Nothing in the Plan, any Award Agreement or any other instrument executed thereunder or in connection with any Award granted pursuant thereto will confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or will affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

(e) Change in Time Commitment. In the event a Participant’s regular level of time commitment in the performance of his or her services for the Company and any Affiliates is reduced (for example, and without limitation, if the Participant is an Employee of the Company and the Employee has a change in status from a full-time Employee to a part-time Employee) after the date of grant of any Award to the Participant, the Plan Administrator has the right in its sole discretion to (i) make a corresponding reduction in the number of shares or cash amount subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (ii) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award. In the event of any such reduction, the Participant will have no right with respect to any portion of the Award that is so reduced or extended.

(f) Incentive Stock Option Limitations. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any holder of Options during any calendar year (under all plans of the Company and any Affiliates) exceeds one hundred thousand dollars ($100,000) (or such other limit established in the Code) or otherwise does not comply with the rules governing Incentive Stock Options, the Options or portions thereof that exceed such limit (according to the order in which they were granted) or otherwise do not comply with such rules will be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).

(g) Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, will be inoperative if (A) the issuance of the shares upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act, or (B) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

(h) Withholding Obligations. Unless prohibited by the terms of an Award Agreement, the Company may, in its sole discretion, satisfy any federal, state or local tax withholding obligation relating to an Award by any of the following means or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Stock Award; provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law (or such lesser amount as may be necessary to avoid classification of the Stock Award as a liability for financial accounting purposes); (iii) withholding cash from an Award settled in cash; (iv) withholding payment from any amounts otherwise payable to the Participant; or (v) such other method as may be set forth in the Award Agreement.

(i) Electronic Delivery. Any reference herein to a “written” agreement or document will include any agreement or document delivered electronically, filed publicly at www.sec.gov (or any successor website thereto) or posted on the Company’s intranet (or other shared electronic medium controlled by the Company to which the Participant has access).

(j) Deferrals. To the extent permitted by applicable law, the Plan Administrator, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may establish programs and procedures for deferral elections to be made by Participants. Deferrals by Participants will be made in accordance with Section 409A of the Code. Consistent with Section 409A of the Code, the Plan Administrator may provide for distributions while a Participant is still an employee or otherwise providing services to the Company. The Plan Administrator is authorized to make deferrals of Awards and determine when, and in what annual percentages, Participants may receive payments, including lump sum payments, following the Participant’s termination of Continuous Service, and implement such other terms and conditions consistent with the provisions of the Plan and in accordance with applicable law.

(k) Compliance with Section 409A. To the extent that the Plan Administrator determines that any Award granted hereunder is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code. Notwithstanding anything to the contrary in this Plan (and unless the Award Agreement specifically provides otherwise), if the shares of Common Stock are publicly traded and a Participant holding an Award that constitutes “deferred compensation” under Section 409A of the Code is a “specified employee” for purposes of Section 409A of the Code, no distribution or payment of any amount shall be made upon a “separation from service” before a date that is six (6) months following the date of such Participant’s “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) or, if earlier, the date of the Participant’s death.

(l) Clawback/Recovery. All Awards granted under the Plan will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law.

9. ADJUSTMENTS UPON CHANGES IN COMMON STOCK; OTHER CORPORATE EVENTS.

(a) Capitalization Adjustments. In the event of a Capitalization Adjustment, the Plan Administrator will appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a), (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 3(c), (iii) the class(es) and maximum number of securities that may be awarded to any person pursuant to Sections 3(d), and (iv) the class(es) and number of securities and price per share of stock subject to outstanding Stock Awards. The Plan Administrator will make such adjustments, and its determination will be final, binding and conclusive.

(b) Dissolution or Liquidation. Except as otherwise provided in the Stock Award Agreement, in the event of a dissolution or liquidation of the Company, all outstanding Stock Awards (other than Stock Awards consisting of vested and outstanding shares of Common Stock not subject to a forfeiture condition or the Company’s right of repurchase) will terminate immediately prior to the completion of such dissolution or liquidation, and the shares of Common Stock subject to the Company’s repurchase rights or subject to a forfeiture condition may be repurchased or reacquired by the Company notwithstanding the fact that the holder of such Stock Award is providing Continuous Service, provided, however, that the Plan Administrator may, in its sole discretion, cause some or all Stock Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Stock Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.

(c) Corporate Transaction. The following provisions will apply to Stock Awards in the event of a Corporate Transaction unless otherwise provided in the Stock Award Agreement or any other written agreement between the Company or any Affiliate and the Participant or unless otherwise expressly provided by the Plan Administrator at the time of grant of a Stock Award. In the event of a Corporate Transaction, then, notwithstanding any other provision of the Plan, the Plan Administrator may take one or more of the following actions with respect to Stock Awards, contingent upon the closing or completion of the Corporate Transaction:

(i) arrange for the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) to assume or continue the Stock Award or to substitute a similar stock award for the Stock Award;

(ii) arrange for the assignment of any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to the Stock Award to the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company);

(iii) accelerate the vesting, in whole or in part, of the Stock Award (and, if applicable, the time at which the Stock Award may be exercised) to a date prior to the effective time of such Corporate Transaction as the Plan Administrator determines (or, if the Plan Administrator does not determine such a date, to the date that is five (5) days prior to the effective date of the Corporate Transaction), with such Stock Award terminating if not exercised (if applicable) at or prior to the effective time of the Corporate Transaction; provided, however, that the Plan Administrator may require Participants to complete and deliver to the Company a notice of exercise before the effective date of a Corporate Transaction, which exercise is contingent upon the effectiveness of such Corporate Transaction;

(iv) arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by the Company with respect to the Stock Award;

(v) cancel or arrange for the cancellation of the Stock Award, to the extent not vested or not exercised prior to the effective time of the Corporate Transaction, in exchange for such cash consideration, if any, as the Plan Administrator, in its sole discretion, may consider appropriate; and

(vi) make a payment, in such form as may be determined by the Plan Administrator equal to the excess, if any, of (A) the value of the property the Participant would have received upon the exercise of the Stock Award immediately prior to the effective time of the Corporate Transaction, over (B) any exercise price payable by such holder in connection with such exercise. For clarity, this payment may be zero ($0) if the value of the property is equal to or less than the exercise price. Payments under this provision may be delayed to the same extent that payment of consideration to the holders of the Company’s Common Stock in connection with the Corporate Transaction is delayed as a result of escrows, earn outs, holdbacks or any other contingencies.

The Plan Administrator need not take the same action or actions with respect to all Stock Awards or portions thereof or with respect to all Participants. The Plan Administrator may take different actions with respect to the vested and unvested portions of a Stock Award. Unless otherwise provided in the instrument evidencing a Performance Cash Award or any other written agreement between the Company or any Affiliate and the Participant or unless otherwise expressly provided by the Plan Administrator, in the event of a Corporate Transaction, then, all Performance Cash Awards outstanding under the Plan will terminate prior to the effective time of such Corporate Transaction.

(d) Change in Control. A Stock Award may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control as may be provided in the Stock Award Agreement for such Stock Award or as may be provided in any other written agreement between the Company or any Affiliate and the Participant, but in the absence of such provision, no such acceleration will occur.

10. PLAN TERM; EARLIER TERMINATION OR SUSPENSION OF THE PLAN.

(a) The Board may suspend or terminate the Plan at any time. No Incentive Stock Option will be granted after the tenth (10th) anniversary of the earlier of (i) the date the Plan is adopted by the Board, or (ii) the date the Plan is approved by the stockholders of the Company. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

(b) No Impairment of Rights. Suspension or termination of the Plan will not impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the affected Participant or as otherwise permitted in the Plan.

11. EFFECTIVE DATE OF PLAN.

This Plan will become effective on the Effective Date.

12. CHOICE OF LAW.

The laws of the State of Delaware will govern all questions concerning the construction, validity and interpretation of this Plan, without regard to that state’s conflict of laws rules.

13. DEFINITIONS. As used in the Plan, the following definitions will apply to the capitalized terms indicated below:

(a) “Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405. The Plan Administrator will have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

(b) “Award” means a Stock Award or a Performance Cash Award.

(c) “Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an Award.

(d) “Board” means the Board of Directors of the Company.

(e) “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Stock Award after the Effective Date without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, reverse stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or any similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto). Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.

(f) “Cause” will have the meaning ascribed to such term in any written agreement between the Participant and the Company defining such term and, in the absence of such agreement, such term means, with respect to a Participant, the occurrence of any of the following events: (i) a willful material misconduct or failure to discharge duties, (ii) the conviction or confession of a crime punishable by law (except minor violations), (iii) the performance of an illegal act while purporting to act in the Company’s behalf, or (iv) engaging in activities directly in competition or antithetical to the best interests of the Company, such as dishonesty, fraud, unauthorized use or disclosure of confidential information or trade secrets, in each case as determined by the Plan Administrator, and its determination shall be conclusive and binding.

(g) “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction.

(ii) there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;

(iii) the stockholders of the Company approve or the Board approves a plan of complete dissolution or liquidation of the Company, or a complete dissolution or liquidation of the Company will otherwise occur, except for a liquidation into a parent corporation; or

(iv) there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition.

Notwithstanding the foregoing definition or any other provision of this Plan, (A) the term Change in Control will not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company, and (B) any definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant will supersede the foregoing definition with respect to Awards subject to such agreement.

(h) “Code” means the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.

(i) “Committee” means a committee of two (2) or more Directors to whom authority has been delegated by the Board in accordance with Section 2(c).

(j) “Common Stock” means the Class A common stock of the Company.

(k) “Company” means Pendrell Corporation, a Delaware corporation.

(l) “Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, will not cause a Director to be considered a “Consultant” for purposes of the Plan. Notwithstanding the foregoing, a person is treated as a Consultant under this Plan only if a Form S-8 Registration Statement under the Securities Act is available to register the offer and the sale of the Company’s securities to such person.

(m) “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the

Participant renders service to the Company or an Affiliate as an Employee, Director or Consultant or a change in the Entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, will not terminate a Participant’s Continuous Service; provided, however, that if the Entity for which a Participant is rendering services ceases to qualify as an Affiliate, as determined by the Board, in its sole discretion, such Participant’s Continuous Service will be considered to have terminated on the date such Entity ceases to qualify as an Affiliate. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or to a Director will not constitute an interruption of Continuous Service. To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service will be considered interrupted in the case of (i) any leave of absence approved by the Board or chief executive officer, including sick leave, military leave or any other personal leave, or (ii) transfers between the Company, an Affiliate, or their successors. Notwithstanding the foregoing, a leave of absence will be treated as Continuous Service for purposes of vesting in a Stock Award only to such extent as may be provided in the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law.

(n) “Corporate Transaction” means the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) a sale or other disposition of all or substantially all, as determined by the Board, in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;

(ii) a sale or other disposition of at least ninety percent (90%) of the outstanding securities of the Company;

(iii) a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv) a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

(o) “Covered Employee” will have the meaning provided in Section 162(m)(3) of the Code.

(p) “Director” means a member of the Board.

(q) “Disability” means, with respect to a Participant, the inability of such Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than twelve (12) months, as provided in Sections 22(e)(3) and 409A(a)(2)(c)(i) of the Code, and will be determined by the Plan Administrator on the basis of such medical evidence as the Plan Administrator deems warranted under the circumstances.

(r) “Effective Date” means the effective date of this Plan document, which is the date of the annual meeting of stockholders of the Company held in 2012 provided this Plan is approved by the Company’s stockholders at such meeting.

(s) “Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an “Employee” for purposes of the Plan.

(t) “Entity” means a corporation, partnership, limited liability company or other entity.

(u) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(v) “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” will not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company; or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Effective Date, is the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities.

(w) “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value of a share of Common Stock will be, unless otherwise determined by the Plan Administrator, the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in a source the Plan Administrator deems reliable.

(ii) Unless otherwise provided by the Plan Administrator, if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value will be the closing selling price on the last preceding date for which such quotation exists.

(iii) In the absence of such markets for the Common Stock, the Fair Market Value will be determined by the Plan Administrator in good faith and in a manner that complies with Sections 409A and 422 of the Code.

(x) “Incentive Stock Option” means an option granted pursuant to Section 5 that is intended to be, and that qualifies as, an “incentive stock option” within the meaning of Section 422 of the Code.

(y) “Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

(z) “Nonstatutory Stock Option” means any option granted pursuant to Section 5 that does not qualify as an Incentive Stock Option.

(aa) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.

(bb) “Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.

(cc) “Option Agreement” means a written agreement between the Company and the holder of an Option evidencing the terms and conditions of an Option grant. Each Option Agreement will be subject to the terms and conditions of the Plan.

(dd) “Other Stock Award” means an award based in whole or in part by reference to the Common Stock which is granted pursuant to the terms and conditions of Section 6(d).

(ee) “Other Stock Award Agreement” means a written agreement between the Company and a holder of an Other Stock Award evidencing the terms and conditions of an Other Stock Award grant. Each Other Stock Award Agreement will be subject to the terms and conditions of the Plan.

(ff) “Outside Director” means a Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year, has not been an officer of the Company or an “affiliated corporation,” and does not receive remuneration from the Company or an “affiliated corporation,” either directly or indirectly, in any capacity other than as a Director, or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.

(gg) “Own,” “Owned,” “Owner,” “Ownership” A person or Entity will be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(hh) “Participant” means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

(ii) “Performance Cash Award” means an award of cash granted pursuant to the terms and conditions of Section 6(c)(ii).

(jj) “Performance Criteria” means the one or more criteria that the Plan Administrator will select for purposes of establishing the Performance Goals for a Performance Period. The Performance Criteria that will be used to establish such Performance Goals may be based on any one of, or combination of, the following as determined by the Plan Administrator: (i) gross revenue, (ii) net revenue, (iii) net income, (iv) operating income or net operating income, (v) revenue per share, (vi) earnings or adjusted earnings, (vii) earnings or adjusted earnings before interest, taxes, depreciation and amortization (EBITDA), (viii) earnings per share, (ix) stock price, (x) stockholder return, (xi) operating expenses or operating expenses as a percentage of revenue, (xii) operating margin, (xiii) achievement of strategic plan, (xiv) cash flow (including operating cash flow or free cash flow), (xv) completion of strategic acquisitions, partnerships or ventures, (xvi) results of litigation, (xvii) use or preservation of tax losses, (xviii) financing, (xix) regulatory achievements, (xx) cash position, (xxi) gross margin, and (xxii) to the extent that an Award is not intended to comply with Section 162(m) of the Code, other measures of performance selected by the Plan Administrator.

(kk) “Performance Goals” means, for a Performance Period, the one or more goals established by the Plan Administrator for the Performance Period based upon the Performance Criteria. Performance Goals may be applied to an individual, based on a Company-wide basis, with respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless specified otherwise by the Plan Administrator (i) in the Award Agreement at the time the Award is granted or (ii) in such other document setting forth the Performance Goals at the time the Performance Goals are established, the Plan Administrator will appropriately make adjustments in the method of calculating the attainment of Performance Goals for a Performance Period as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated Performance Goals; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; and (5) to exclude the effects of any “extraordinary items” as determined under generally accepted accounting principles.

(ll) “Performance Period” means the period of time selected by the Plan Administrator over which the attainment of one or more Performance Goals will be measured, whether quarterly, semi- annually, annually or cumulatively over a period of years, on an absolute basis or relative to a pre- established target, to a previous year’s results or to a designated comparison group, for the purpose of determining a Participant’s right to and the payment of a Stock Award or a Performance Cash Award. Performance Periods may be of varying and overlapping duration, at the sole discretion of the Plan Administrator.

(mm) “Performance Stock Award” means a Stock Award granted under the terms and conditions of Section 6(c)(i).

(nn) “Plan” means this Pendrell Corporation 2012 Equity Incentive Plan.

(oo) “Plan Administrator” means the Board, the Committee to which the Board delegates authority to serve as administrator of this Plan, or the subcommittee to which such Committee delegates authority to serve as administrator of this Plan.

(pp) “Restricted Stock Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(a).

(qq) “Restricted Stock Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award grant. Each Restricted Stock Award Agreement will be subject to the terms and conditions of the Plan.

(rr) “Restricted Stock Unit Award” means a right to receive shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(b).

(ss) “Restricted Stock Unit Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Unit Award evidencing the terms and conditions of a Restricted Stock Unit Award grant. Each Restricted Stock Unit Award Agreement will be subject to the terms and conditions of the Plan.

(tt) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(uu) “Rule 405” means Rule 405 promulgated under the Securities Act. (vv) “Rule 701” means Rule 701 promulgated under the Securities Act.

(ww) “Securities Act” means the Securities Act of 1933, as amended.

(xx) “Stock Appreciation Right” or “SAR” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 5.

(yy) “Stock Appreciation Right Agreement” means a written agreement between the Company and a holder of a Stock Appreciation Right evidencing the terms and conditions of a Stock Appreciation Right grant. Each Stock Appreciation Right Agreement will be subject to the terms and conditions of the Plan.

(zz) “Stock Award” means any right to receive Common Stock granted under the Plan, including an Incentive Stock Option, a Nonstatutory Stock Option, a Restricted Stock Award, a Restricted Stock Unit Award, a Stock Appreciation Right, a Performance Stock Award or any Other Stock Award.

(aaa) “Stock Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of a Stock Award grant. Each Stock Award Agreement will be subject to the terms and conditions of the Plan.

(bbb) “Subsidiary” means, with respect to the Company, (i) any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation will have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%).

(ccc) “Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Affiliate.

Adopted by the Board of Directors of Pendrell Corporation on August 24, 2012.

Approved by the stockholders of Pendrell Corporation on                     .

PROXY

PENDRELL CORPORATION

2300 Carillon Point, Kirkland, Washington 98033

Annual Meeting of Stockholders – November 14, 2012

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Benjamin G. Wolff and Robert S. Jaffe, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact, and hereby authorizes them to represent and to vote, as provided on the other side, all the shares of Pendrell Corporation, a Delaware corporation (“Company”) Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the Company to be held November 14, 2012 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Annual Meeting.

The undersigned hereby acknowledges receipt of the Company’s Proxy Statement in connection with the Annual Meeting and hereby revokes any proxy or proxies previously given.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES AS TO ANY OTHER MATTERS THAT ARE PROPERLY PRESENTED. UNLESS DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” EACH NOMINEE FOR DIRECTOR, “FOR” PROPOSALS 2, 3, 4 AND 5, AND AS THE PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, INCLUDING, AMONG OTHER THINGS, CONSIDERATION OF ANY MOTION MADE FOR ADJOURNMENT OF THE MEETING.

(Continued and to be marked, signed and dated on the reverse side)

Address Change/Comments (Mark the corresponding box on the reverse side)

Shareowner Services P.O. Box 3550 South Hackensack, NJ 07606-9250

You can now access your Pendrell Corporation stockholder account online.

Access your Pendrell Corporation stockholder account online via The Investor ServiceDirectTM Website (ISD).

The transfer agent for Pendrell Corporation now makes it easy and convenient to get current information on your stockholder account.

• View account status	• View payment history for dividends
• View certificate history	• Make address changes
• View book-entry information	• Obtain a duplicate 1099 tax form

Visit us on the web at http://www.cpushareownerservices.com

For Technical Assistance call 1-877-978-7778 between 9am-7pm

Monday-Friday Eastern Time

The Investor ServiceDirectTM Website

Available 24 hours per day, 7 days per week

TOLL FREE NUMBER: 1-800-370-1163

Choose MLinkSM Website for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to The Investor ServiceDirectTM Website at www.cpushareownerservices.com where step-by-step instructions will prompt you through enrollment.

Important notice regarding the Internet availability of proxy materials for the 2012 Annual Meeting of Stockholders:

The 2011 Annual Report on Form 10-K and Proxy Statement are available at: http://www.RRDEZProxy.com/2012/pendrell

- FOLD AND DETACH HERE -

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL THE LISTED NOMINEES AND FOR PROPOSALS 2, 3, 4 AND 5.

		FOR ALL	WITHHOLD FOR ALL	*EXCEPTIONS
		☐	☐	☐	2.	Approval of an advisory (non-binding) resolution on executive compensation.
						FOR	AGAINST	ABSTAIN
						☐	☐	☐

1. To elect the following eight persons as directors to hold office until the next annual meeting of stockholders or until his successor is duly elected and qualified.
Nominees:	01 02	Richard P. Emerson Richard P. Fox			3.	Approval of a change in the Company’s state of incorporation from Delaware to Washington.

	03	Nicolas Kauser
	04	Craig O. McCaw				FOR	AGAINST	ABSTAIN
	05	R. Gerard Salemme				☐	☐	☐
	06	Stuart M. Sloan
	07	H. Brian Thompson
	08	Benjamin G. Wolff
INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below.					4.	Approval of the Pendrell Corporation 2012 Equity Incentive Plan.
						FOR	AGAINST	ABSTAIN
						☐	☐	☐

*Exceptions:
					5.	Ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered accounting firm for its fiscal year ending December 31, 2012.
						FOR	AGAINST	ABSTAIN
						☐	☐	☐
					6.	In their discretion the proxies are authorized to vote upon such other business as may properly come before the meeting.
						Mark Here for Address Change or Comments	☐
SEE REVERSE

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature	Signature	Date:

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING.

BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting are available through 11:59 PM Eastern Time the day prior to the annual meeting day.

Internet		Telephone
http://www.proxyvoting.com/pco	OR	1-866-540-5760
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.		Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

-FOLD AND DETACH HERE-